   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1997

                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                            NIPSCO INDUSTRIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

         INDIANA                     4931                    35-1719974
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF      INDUSTRIAL CLASSIFICATION     IDENTIFICATION NO.)
     INCORPORATION OR            CODE NUMBER)
      ORGANIZATION)

                              5265 HOHMAN AVENUE,
                            HAMMOND, INDIANA 46320
                                 219-853-5200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                STEPHEN P. ADIK
                            NIPSCO INDUSTRIES, INC.
                              5265 HOHMAN AVENUE
                            HAMMOND, INDIANA 46320
                                 219-647-6012
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:
          PETER V. FAZIO, JR.                    THEODORE J. ESPING
           ROBERT J. MINKUS                       JEFFREY M. STAUTZ
         SCHIFF HARDIN & WAITE                     BAKER & DANIELS
           7200 SEARS TOWER             300 NORTH MERIDIAN STREET, SUITE 2700
        CHICAGO, ILLINOIS 60606              INDIANAPOLIS, INDIANA 46204
            (312) 258-5500                         (317) 237-0300

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                     PROPOSED
                                                       PROPOSED      MAXIMUM
                                        AMOUNT         MAXIMUM      AGGREGATE    AMOUNT OF
     TITLE OF EACH CLASS OF             TO BE       OFFERING PRICE   OFFERING   REGISTRATION
   SECURITIES TO BE REGISTERED      REGISTERED(1)    PER UNIT(2)     PRICE(2)      FEE(3)
--------------------------------------------------------------------------------------------
Common Shares, without par value
 (including associated Preferred
 Share Purchase Rights)..........  8,000,000 shares     $35.79     $286,317,403   $28,662
--------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Represents the estimated maximum number of shares and rights to be issued upon conversion of all of the issued and outstanding common shares of IWC Resources Corporation, pursuant to the Agreement and Plan of Merger dated as of December 19, 1996.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933, based on the average of the high and low prices of the common shares of IWC Resources Corporation as reported on the Nasdaq National Market on February 14,
    1997.
(3) Registration fee has been reduced pursuant to Rule 457(b) under the Securities Act of 1933 by $58,101, the amount paid by IWC Resources Corporation on January 21, 1997 pursuant to Section 14(g) of the
    Securities Exchange Act of 1934.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            NIPSCO INDUSTRIES, INC.

  Cross-Reference Sheet showing the location in the Prospectus of information required to be included in the Prospectus pursuant to Item 501(b) of Regulation S-K.

        ITEM NUMBER AND CAPTION                    LOCATION IN PROSPECTUS
        -----------------------                    ----------------------
A. Information about the Transaction.

    1. Forepart of Registration         Outside Front Cover Page
       Statement and Outside Front
       Cover Page of Prospectus......
    2. Inside Front and Outside Back    Inside Front Cover Pages; AVAILABLE
       Cover Pages of Prospectus.....    INFORMATION; INCORPORATION OF CERTAIN
                                         INFORMATION BY REFERENCE; Table of
                                         Contents
    3. Risk Factors, Ratio of           SUMMARY
       Earnings to Fixed Charges and
       Other Information.............
    4. Terms of Transaction..........   SUMMARY; THE MERGER; COMPARATIVE
                                         SHAREHOLDER RIGHTS
    5. Pro Forma Financial                                   *
       Information...................
    6. Material Contracts With the      THE MERGER--Background of the Merger; --
       Company Being Acquired........    Interests of Certain Persons
    7. Additional Information                                *
       Required for Reoffering by
       Persons and Parties Deemed To
       Be Underwriters...............
    8. Interests of Named Experts and   LEGAL OPINION; EXPERTS
       Counsel.......................
    9. Disclosure of Commission
       Position on Indemnification
       for Securities Act
       Liabilities...................                        *

B. Information about the Registrant.

   10. Information With Respect to S-   INCORPORATION OF CERTAIN INFORMATION BY
       3 Registrant..................    REFERENCE
   11. Incorporation of Certain         INCORPORATION OF CERTAIN INFORMATION BY
       Information...................    REFERENCE
   12. Information With respect to S-                        *
       2 or S-3 Registrant...........
   13. Incorporation of Certain                              *
       Information by Reference......
   14. Information With Respect to                           *
       Registrants Other Than S-2 or
       S-3 Registrant................

C. Information about the Company Being
Acquired.

   15. Information With Respect to S-   INCORPORATION OF CERTAIN INFORMATION BY
       3 Companies...................    REFERENCE
   16. Information With Respect to S-                        *
       2 or S-3 Companies............
   17. Information With Respect to                           *
       Companies Other Than S-2 or S-
       3 Companies...................

        ITEM NUMBER AND CAPTION                     LOCATION IN PROSPECTUS
        -----------------------                     ----------------------
D. Voting and Management Information.

    18. Information if Proxies,          INCORPORATION OF CERTAIN INFORMATION BY
        Consents or Authorizations are    REFERENCE; THE SPECIAL MEETING; THE
        to be Solicited...............    MERGER--Interests of Certain Persons;
                                          SHAREHOLDERS OF IWC
    19. Information if Proxies,
        Consents or Authorizations are
        not to be Solicited or in an
        Exchange Offer................                        *

--------
   * Not applicable

                                                              February 21, 1997
LOGO

Dear Fellow Shareholder:

  You are cordially invited to attend the special meeting of shareholders (the "Special Meeting") of IWC Resources Corporation ("IWC"), which will be held on March 25, 1997 at 10:00 a.m., Eastern Standard Time, at the University Place Conference Center and Hotel, 850 West Michigan Street, Room 137, Indianapolis, Indiana.

  At the Special Meeting, holders of common shares, without par value, of IWC ("IWC Common Shares") will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 19, 1996, by and among NIPSCO Industries, Inc. ("Industries"), Speedway Acquisition Corp., a wholly-owned subsidiary of Industries ("Acquisition"), and IWC, and to approve the merger of IWC with and into Acquisition pursuant to the Merger Agreement (the "Merger"). A copy of the Merger Agreement appears as Annex A to the accompanying Proxy Statement/Prospectus.

  In the Merger, IWC will become a wholly-owned subsidiary of Industries, and each outstanding IWC Common Share will be converted into (i) a fraction of a common share, without par value, of Industries ("Industries Common Shares") having a value of $32.00 (based upon the Industries Share Price determined as described in the accompanying Proxy Statement/Prospectus) or (ii) at the election of the holder, the right to receive $32.00 in cash, without interest, subject to certain limitations outlined in the accompanying Proxy Statement/Prospectus. IWC shareholders will receive cash in lieu of any fractional shares of Industries Common Shares to which they otherwise would have been entitled.

  The Merger Agreement contains a number of conditions and other terms, which are summarized, along with certain financial and other information, in the accompanying Proxy Statement/Prospectus. You should read carefully the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus for details of the Merger and additional related information.

  THE BOARD OF DIRECTORS OF IWC HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF IWC AND ITS SHAREHOLDERS. ACCORDINGLY, THE IWC BOARD OF DIRECTORS HAS APPROVED THE TERMS OF THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE IWC SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

  The affirmative vote of the holders of a majority of the outstanding IWC Common Shares is necessary to approve the Merger Agreement and the Merger.

  Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid WHITE envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

  In addition, if you wish to receive cash for all or any portion of your IWC Common Shares, please complete the enclosed Form of Election and return it, together with your stock certificates, in the enclosed BLUE envelope.

  Please do not send your stock certificates with the proxy card. If the Merger Agreement and the Merger are approved by the IWC shareholders and the Merger is consummated, IWC shareholders who have not submitted their stock certificates with a Form of Election will receive a transmittal form and instructions for the surrender and exchange of their shares.

  Thank you for your cooperation.

                                          Sincerely,

                                         LOGO
                                          James T. Morris
                                          Chairman

   PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                     LOGO

                           IWC RESOURCES CORPORATION
                            1220 WATERWAY BOULEVARD
                          INDIANAPOLIS, INDIANA 46206

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON MARCH 25, 1997

                                                              February 21, 1997

TO THE SHAREHOLDERS OF IWC RESOURCES CORPORATION:

  A special meeting of the shareholders (the "Special Meeting") of IWC Resources Corporation, an Indiana corporation ("IWC"), will be held at the University Place Conference Center and Hotel, 850 West Michigan Street, Room 137, Indianapolis, Indiana, on March 25, 1997 at 10:00 a.m., Eastern Standard Time, for the following purposes:

    (1) To consider and vote upon a proposal to approve the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 19, 1996, by and among NIPSCO Industries, Inc., an Indiana corporation ("Industries"), Speedway Acquisition Corp., an Indiana corporation and a wholly-owned subsidiary of Industries ("Acquisition"), and IWC, and to approve the merger of IWC with and into Acquisition as contemplated by the Merger Agreement (the "Merger"). In the Merger, IWC will become a wholly-owned subsidiary of Industries, and each outstanding common share, without par value, of IWC ("IWC Common Shares") will be converted into (i) a fraction of a common share, without par value, of Industries ("Industries Common Shares") having a value of $32.00 (based upon the Industries Share Price determined as described in the accompanying Proxy Statement/Prospectus), or
  (ii) at the election of the holder, the right to receive $32.00 in cash, without interest, subject to certain limitations outlined in the accompanying Proxy Statement/Prospectus. IWC Shareholders will receive cash in lieu of any fractional shares of Industries Common Shares to which they otherwise would have been entitled. THE MERGER IS MORE COMPLETELY DESCRIBED IN THE MERGER AGREEMENT INCLUDED AS ANNEX A TO THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

    (2) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

  Only holders of record of IWC Common Shares at the close of business on February 13, 1997, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

  The affirmative vote of the holders of a majority of the outstanding IWC Common Shares is necessary to approve the Merger Agreement and the Merger.

  Holders of IWC Common Shares who wish to receive cash in the Merger should complete the enclosed Form of Election and return it, together with their stock certificates, in the enclosed BLUE envelope.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING SO THAT A QUORUM WILL BE ASSURED. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID WHITE ENVELOPE. PLEASE DO NOT SEND ANY STOCK CERTIFICATES OR THE FORM OF ELECTION WITH YOUR PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF IWC A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING AT THE SPECIAL MEETING.

                                          By Order of the Board of Directors,

                                          LOGO
                                          John M. Davis, Secretary

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED FEBRUARY 19, 1997

                           IWC RESOURCES CORPORATION

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 25, 1997

                                  -----------

                            NIPSCO INDUSTRIES, INC.

                                   PROSPECTUS

                                  -----------

  This Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to the holders of common shares, without par value ("IWC Common Shares"), of IWC Resources Corporation, an Indiana corporation ("IWC"), in connection with the solicitation of proxies by the Board of Directors of IWC for use at a special meeting of shareholders of IWC to be held at the University Place Conference Center and Hotel, 850 West Michigan Street, Room 137, Indianapolis, Indiana, on March 25, 1997, at 10:00 a.m., Eastern Standard Time, and at any and all adjournments or postponements thereof (the "Special Meeting").

  This Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of IWC with and into Speedway Acquisition Corp., an Indiana corporation ("Acquisition") and a wholly-owned subsidiary of NIPSCO Industries, Inc., an Indiana corporation ("Industries"), pursuant to an Agreement and Plan of Merger, dated as of December 19, 1996, by and among Industries, Acquisition and IWC. In the Merger, each outstanding IWC Common Share will be converted into
(i) a fraction of a common share, without par value, of Industries (including the associated preferred share purchase rights, "Industries Common Shares") having a value of $32.00 (based on the average of the closing prices of the Industries Common Shares on the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 20 trading days immediately preceding the second trading day prior to the time that the Merger becomes effective (the "Industries Share Price")) or (ii) at the election of the holder, the right to receive $32.00 in cash, without interest, subject to certain limitations as described in this Proxy Statement/Prospectus. Consummation of the Merger is subject to various conditions, including the approval by the holders of a majority of the outstanding IWC Common Shares at the Special Meeting. See "THE MERGER."

  This Proxy Statement/Prospectus also constitutes the Prospectus of Industries with respect to the Industries Common Shares to be issued in connection with the Merger. Industries Common Shares are traded on the NYSE under the symbol "NI." On February 18, 1997, the closing sales price for Industries Common Shares as reported on the NYSE Composite Tape was $39 5/8 per share.

  All information contained in this Proxy Statement/Prospectus with respect to IWC has been provided by IWC. All information contained in this Proxy Statement/Prospectus with respect to Industries and Acquisition has been provided by Industries.

  This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of IWC on or about February 21, 1997. A shareholder who has given a proxy may revoke it at any time prior to its exercise. See "THE SPECIAL MEETING."

                                  -----------

THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
 SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
  PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

       The date of this Proxy Statement/Prospectus is February   , 1997.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION, IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR DISTRIBUTION OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF INDUSTRIES OR IWC SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

  Industries and IWC are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements and other information can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices located at 7 World Trade Center, New York, New York 10048 and at the Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. The SEC maintains a web site on the World Wide Web that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. The address of such site is "http://www.sec.gov." In addition, such reports, proxy statements and other information concerning Industries can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  Industries has filed a Registration Statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to 8,000,000 Industries Common Shares to be issued in connection with the Merger Agreement. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement, copies of which are available from the Public Reference Section of the SEC at prescribed rates as described above. Statements contained herein concerning the provisions of documents filed with, or incorporated by reference in, the Registration Statement as exhibits are necessarily summaries of such provisions and documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (EXCLUDING EXHIBITS THERETO UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON ORAL OR WRITTEN REQUEST OF ANY PERSON, INCLUDING A BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED. REQUESTS FOR DOCUMENTS RELATING TO INDUSTRIES SHOULD BE DIRECTED TO NINA M. RAUSCH, SECRETARY, NIPSCO INDUSTRIES, INC., 5265 HOHMAN AVENUE, HAMMOND, INDIANA 46320, TELEPHONE NUMBER
(219) 853-5199. REQUESTS FOR DOCUMENTS RELATING TO IWC SHOULD BE DIRECTED TO THE SHAREHOLDER RELATIONS DEPARTMENT, IWC RESOURCES CORPORATION, 1220 WATERWAY BOULEVARD, P.O. BOX 1220, INDIANAPOLIS, INDIANA 46206, TELEPHONE NUMBER (317) 639-1501. IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY MARCH 17, 1997.

  The following documents previously filed with the SEC by Industries (File No. 001-9779) and IWC (File No. 000-15420) are incorporated herein by reference:

    (a) Industries' Annual Report on Form 10-K for the year ended December 31, 1995;

    (b) Industries' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996;

    (c) Industries' Current Report on Form 8-K dated February 14, 1997;

    (d) The description of Industries' common shares, without par value, and associated preferred share purchase rights, contained in Industries' registration statement on Form 8-B filed pursuant to Section 12 of the Exchange Act and any amendments and reports filed for the purpose of updating that description;

    (e) IWC's Annual Report on Form 10-K for the year ended December 31,
  1995;

    (f) IWC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996; and

    (g) IWC's Current Report on Form 8-K dated February 18, 1997.

  All documents subsequently filed by Industries or IWC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the termination of the offering of the Industries Common Shares shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.........................   3
SUMMARY...................................................................   5
THE SPECIAL MEETING.......................................................  14
  General.................................................................  14
  Purpose of the Special Meeting..........................................  14
  Record Date; Quorum.....................................................  14
  Vote Required; Shares Entitled to Vote..................................  14
  Voting of Proxies.......................................................  15
  Revocation of Proxies...................................................  15
  Solicitation of Proxies.................................................  15
THE MERGER................................................................  16
  Overview of the Merger..................................................  16
  Background of the Merger................................................  16
  IWC's Reasons for the Merger; Recommendation of the IWC Board of
   Directors..............................................................  18
  Opinion of Goldman Sachs................................................  18
  Industries' Reasons for the Merger......................................  22
  Opinion of Barr Devlin..................................................  23
  Cash Elections; Allocation and Proration................................  26
  Cash Election Procedure.................................................  27
  No Dissenters' Rights...................................................  28
  Exchange of Stock Certificates..........................................  28
  No Fractional Shares....................................................  28
  IWC Dividends Prior to the Effective Time of the Merger.................  28
  Impact of Stock Splits, Etc.............................................  28
  Operation of IWC after the Merger.......................................  29
  Regulatory Matters......................................................  29
  Stock Exchange Listings.................................................  29
  Conditions to the Merger................................................  29
  Other Acquisition Proposals.............................................  30
  Termination; Termination Fees...........................................  30
  Expenses................................................................  31
  Amendment, Extension and Waiver.........................................  31
  Interests of Certain Persons............................................  32
  Effective Time of the Merger............................................  34
  Certain Federal Income Tax Consequences.................................  34
  Accounting Treatment....................................................  36
  Resales of Industries Common Shares Issued in the Merger; Affiliates....  36
SHAREHOLDERS OF IWC.......................................................  37
COMPARATIVE SHAREHOLDER RIGHTS............................................  38
  Common and Preferred Shares.............................................  38
  General Voting Rights...................................................  38
  Voting on Transactions with Interested Shareholders.....................  38
  Board of Directors......................................................  39
  Special Meetings of Shareholders........................................  39
  Amendment of Articles...................................................  40
  Amendment of By-Laws....................................................  40
  Share Purchase Rights Plans.............................................  40
LEGAL OPINION.............................................................  41
EXPERTS...................................................................  41
ANNEXES
  ANNEX A: Agreement and Plan of Merger
  ANNEX B: Opinion of Goldman, Sachs & Co.
  ANNEX C: Opinion of Barr Devlin & Co. Incorporated

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary does not contain a complete statement of such information or all of the material features of the Merger and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information contained or incorporated by reference in this Proxy Statement/Prospectus, including the Annexes hereto. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement/Prospectus.

PARTIES TO THE MERGER

  IWC Resources Corporation. IWC, an Indiana corporation, is a holding company which owns and operates seven subsidiaries, including two regulated water utility companies, Indianapolis Water Company and Harbor Water Corporation (together, the "Water Companies"), which supply water for residential, commercial and industrial uses, and fire protection service, in Indianapolis, Indiana, and surrounding areas. The territory served by the Water Companies covers an area of approximately 309 square miles which includes areas in Marion, Hancock, Hamilton, Hendricks, Boone and Morgan counties in central Indiana. At December 31, 1996, the Water Companies were providing service to approximately 240,000 customers.

  In addition to the Water Companies, IWC has five other wholly-owned subsidiaries: SM&P Utility Resources, Inc. ("SM&P"), Miller Pipeline Corporation ("MPC"), Waterway Holdings, Inc. ("WHI"), Utility Data Corporation ("UDC") and IWC Services, Inc. ("IWC Services"). SM&P performs underground utility locating and marking services in Indiana and other states. MPC's primary function is the installation of underground pipelines for natural gas utilities. In addition, MPC sells products and services related to infrastructure preservation and replacement. IWC, principally through WHI, owns real estate that it expects to sell or develop in the future. UDC provides customer relations, customer billing and other data processing services for the Water Companies and other water and sewer utilities. IWC Services provides laboratory water testing services, principally for water utilities. IWC, through IWC Services, is the majority (52%) partner in the White River Environmental Partnership ("WREP"), which entered into a five-year contract, effective January 1994, to operate and maintain two advanced wastewater treatment facilities for the City of Indianapolis. WREP is actively seeking new markets and opportunities for contract management services pursuant to expanded governmental privatization efforts.

  The principal executive offices of IWC are located at 1220 Waterway Boulevard, P.O. Box 1220, Indianapolis, Indiana 46206, and its telephone number is (317) 639-1501.

  NIPSCO Industries, Inc. Industries is an Indiana corporation, incorporated on September 22, 1987, which serves as the holding company for a number of subsidiaries, including four regulated companies: Northern Indiana Public Service Company ("Northern Indiana"), Kokomo Gas and Fuel Company ("Kokomo Gas"), Northern Indiana Fuel and Light Company, Inc. ("NIFL") and Crossroads Pipeline Company ("Crossroads"). Industries' major non-utility subsidiaries include NIPSCO Development Company, Inc. ("Development"), NIPSCO Energy Services, Inc. ("Services"), Primary Energy, Inc. ("Primary") and NIPSCO Capital Markets, Inc. ("Capital Markets").

  Northern Indiana, Industries' largest and dominant subsidiary, is a public utility operating company engaged in supplying natural gas and electric energy to the public. It operates in 30 counties in the northern part of Indiana, serving an area of about 12,000 square miles with a population of approximately 2,188,000. Northern Indiana serves approximately 653,100 customers with gas and approximately 411,500 with electricity. Kokomo Gas is a public utility operating company engaged in supplying natural gas to the public. It operates in the City of Kokomo, Indiana, and the surrounding area in six counties having a population of approximately 100,000 and serves approximately 32,900 customers. The Kokomo Gas service territory is contiguous to Northern Indiana's gas service territory. NIFL is a public utility operating company engaged in supplying natural gas to the public. Headquartered in Auburn, Indiana, it operates in five counties in the northeast corner of the state having a population of approximately 66,700 and serves approximately 32,400 customers. The NIFL service territory is contiguous to Northern Indiana's gas service territory. Crossroads is a natural gas pipeline that was certificated by the Federal Energy Regulatory Commission as an interstate pipeline in May 1995. Development makes various investments, including real estate and venture capital investments. Services coordinates the energy-related diversification ventures of Industries. Primary arranges energy-related projects with large industrial customers. Capital Markets handles financing for ventures of Industries and its subsidiaries other than Northern Indiana.

  The principal executive offices of Industries are located at 5265 Hohman Avenue, Hammond, Indiana 46320, and its telephone number is (219) 853-5200.

  Acquisition. Acquisition is an Indiana corporation recently organized by Industries solely for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger. Upon consummation of the Merger, Acquisition, as the surviving corporation, will change its name to "IWC Resources Corporation."

THE SPECIAL MEETING

  The Special Meeting of IWC shareholders has been called to consider and vote upon the approval of the Merger Agreement and the Merger and will be held on March 25, 1997 at 10:00 a.m., Eastern Standard Time, at the University Place Conference Center and Hotel, 850 West Michigan Street, Room 137, Indianapolis, Indiana. Holders of record of IWC Common Shares at the close of business on February 13, 1997 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the IWC Common Shares outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum. See "THE SPECIAL MEETING--Record Date; Quorum."

VOTING RIGHTS AND VOTES REQUIRED FOR APPROVAL

  Approval of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the outstanding IWC Common Shares. On the Record Date, there were outstanding 9,080,793 IWC Common Shares. Each IWC Common Share outstanding on the Record Date will be entitled to cast one vote with respect to the Merger at the Special Meeting. See "THE SPECIAL MEETING-- Record Date; Quorum"; "--Vote Required; Shares Entitled to Vote."

RECOMMENDATION OF THE IWC BOARD OF DIRECTORS

  The Board of Directors of IWC believes that the terms of the Merger Agreement and the Merger are fair to and in the best interests of the IWC shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS OF IWC HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE IWC SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. The circumstances surrounding and the reasons for the Board of Directors' recommendation, as well as the factors considered by the Board of Directors in making such recommendation, are discussed further under "THE MERGER--Background of the Merger"; "--IWC's Reasons for the Merger; Recommendation of the IWC Board of Directors." Three members of the Board of Directors of IWC will receive certain payments in connection with the change in control of IWC and will enter into employment agreements with the Surviving Corporation. See "THE MERGER--Interests of Certain Persons."

OPINION OF GOLDMAN SACHS

  On December 19, 1996, Goldman, Sachs & Co. ("Goldman Sachs") delivered its oral and written opinions to the Board of Directors of IWC to the effect that, as of such date and based upon and subject to the factors and assumptions set forth therein, the Stock Consideration and the Cash Consideration (each as defined in Goldman Sachs' opinion attached hereto as Annex B) to be received by the holders of IWC Common Shares pursuant to the Merger Agreement were each fair to the holders of IWC Common Shares receiving either such

Consideration. Goldman Sachs subsequently confirmed its December 19, 1996 opinion by delivery of its written opinion, dated February 19, 1997. See "THE MERGER--Opinion of Goldman Sachs."

  The full text of the written opinion of Goldman Sachs, dated February 19, 1997, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this Proxy Statement/Prospectus and is incorporated herein by reference. SHAREHOLDERS OF IWC ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

THE MERGER

  General. The Merger Agreement provides that, subject to the approval of the holders of IWC Common Shares and satisfaction or waiver of certain other conditions, IWC will be merged with and into Acquisition, which will be the surviving corporation (the "Surviving Corporation"), and the Surviving Corporation will be a wholly-owned subsidiary of Industries. At the effective time of the Merger (the "Effective Time"), each outstanding IWC Common Share will be converted into (i) a fraction (rounded to the nearest ten-thousandth of a share) of an Industries Common Share determined by dividing $32.00 by the Industries Share Price (the "Exchange Ratio") or, (ii) at the election of the holder, the right to receive $32.00 in cash, without interest, subject to certain limitations described below. The "Industries Share Price" means the average of the closing prices of the Industries Common Shares on the NYSE Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 20 trading days immediately preceding the second trading day prior to the Effective Time. See "THE MERGER--Overview of the Merger."

  Cash Elections; Allocation and Proration. Each record holder of IWC Common Shares may elect to receive cash for all or any portion of such holder's IWC Common Shares (a "Cash Election"); however, the aggregate number of IWC Common Shares that will be converted into the right to receive cash in the Merger (the "Cash Election Maximum") may not exceed 4,940,700 IWC Common Shares. If the aggregate number of IWC Common Shares covered by valid Cash Elections (the "Cash Election Shares") exceeds the Cash Election Maximum, each Cash Election Share will be converted into (i) the right to receive cash, without interest, in an amount equal to the product of (a) $32.00 multiplied by (b) a fraction, the numerator of which will be the Cash Election Maximum and the denominator of which will be the total number of Cash Election Shares (the "Cash Fraction") and (ii) a fraction of an Industries Common Share equal to the product of (a) the Exchange Ratio multiplied by (b) a fraction equal to one minus the Cash Fraction. The Cash Election Maximum is subject to further adjustment as discussed under "THE MERGER--Cash Elections; Allocation and Proration."

  Promptly after the Effective Time, the Exchange Agent will calculate the aggregate number of Cash Election Shares. If the aggregate number of Cash Election Shares does not exceed the Cash Election Maximum, all Cash Election Shares will be converted into the right to receive cash. However, if the aggregate number of Cash Election Shares exceeds the Cash Election Maximum, then the Cash Election Shares will be converted on a pro rata basis into a combination of cash and Industries Common Shares as described above. AS A RESULT OF ANY SUCH PRORATION, A HOLDER OF IWC COMMON SHARES MAKING A CASH ELECTION MAY NOT RECEIVE CASH IN THE AMOUNT THAT SUCH HOLDER ELECTED. A HOLDER OF IWC COMMON SHARES MAKING A CASH ELECTION WILL NOT BE ABLE TO ALTER ANY SUCH PRORATION. See "THE MERGER--Cash Elections; Allocation and Proration."

  Cash Election Procedure. A holder of IWC Common Shares who wishes to receive cash instead of Industries Common Shares for all or any portion of such holder's IWC Common Shares may make a Cash Election by completing the enclosed Form of Election and returning it in the enclosed BLUE envelope to Harris Trust Company of New York (the "Exchange Agent") so that it is received no later than 5:00 p.m., New York City time, on March 24, 1997 (the "Election Deadline"). The failure of a holder of IWC Common Shares to complete properly and return a Form of Election prior to the Election Deadline, and to comply with the election procedures disclosed in this Proxy Statement/Prospectus and the Form of Election (including the instructions thereto), will result in all of such holder's IWC Common Shares being automatically converted into Industries Common Shares pursuant to the Merger Agreement. See "THE MERGER--Cash Election Procedure."

  No Fractional Shares. No fractional Industries Common Shares will be issued pursuant to the Merger. IWC shareholders will receive cash in lieu of any fractional shares resulting from the conversion of IWC Common Shares into Industries Common Shares based on the Industries Share Price. See "THE MERGER-- No Fractional Shares."

NO DISSENTERS' RIGHTS

  Under the Indiana Business Corporation Law, holders of IWC Common Shares do not have dissenters' rights in connection with the Merger. See "THE MERGER--No Dissenters' Rights."

IWC DIVIDENDS PRIOR TO THE EFFECTIVE TIME OF THE MERGER

  IWC will be entitled to declare and pay quarterly dividends at the rate of $.36 per share in accordance with its past practice until the Effective Time. On January 16, 1997, the Board of Directors of IWC declared a cash dividend of $.36 per share on the IWC Common Shares. The dividend will be paid on March 1, 1997, to shareholders of record on February 10, 1997. See "THE MERGER--IWC Dividends Prior to the Effective Time of the Merger."

REGULATORY MATTERS

  Consummation of the Merger is subject to the notification and reporting provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Under Indiana law, no approval is needed from the Indiana Utility Regulatory Commission. See "THE MERGER--Regulatory Matters."

CONDITIONS TO THE MERGER

  The obligations of Industries and IWC to consummate the Merger are subject to the satisfaction or waiver of a number of conditions specified in the Merger Agreement, including, among other things: (i) the approval of the Merger Agreement by IWC shareholders; (ii) receipt of all required governmental and regulatory consents and approvals; (iii) the absence of any order or injunction that would restrain, enjoin or prohibit the consummation of the Merger; (iv) receipt by each of Industries and IWC of tax opinions from their respective tax counsel; (v) the cancellation of existing executive employment agreements between IWC and certain IWC executives; (vi) execution of employment agreements between the Surviving Corporation and certain IWC executives; and (vii) the redemption of IWC's preferred share purchase rights. See "THE MERGER-- Conditions to the Merger."

OTHER ACQUISITION PROPOSALS

  In the Merger Agreement, IWC has agreed not to solicit, initiate or encourage the submission of, or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving IWC or any of its subsidiaries, any purchase of all or any significant portion of the assets or shares of IWC or any of its subsidiaries or any other business combination involving IWC or any of its subsidiaries (an "Acquisition Proposal"). However, the Merger Agreement does not prohibit IWC from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, to the extent that (i) the Board of Directors of IWC makes a good faith determination based upon the advice of outside counsel that such action is necessary for the Board of Directors of IWC to comply with its fiduciary duties to shareholders under applicable law, (ii) IWC provides reasonable notice to Industries that it is taking such action and (iii) such person or entity enters into a confidentiality agreement with IWC as provided in the Merger Agreement. See "THE MERGER--Other Acquisition Proposals."

TERMINATION; TERMINATION FEES

  The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of IWC and Industries or by either party if (i) the shareholders of IWC fail to approve the Merger Agreement, (ii) the Merger is not completed by May 31, 1997, (iii) the Merger is enjoined by court order,
(iv) the Board of Directors of IWC concludes that, in order to comply with its fiduciary duties to shareholders, it is necessary to pursue an Acquisition Proposal, or (v) the other party breaches in any material respect any of its covenants or representations and warranties under the Merger Agreement and fails to cure such breach.

  The Merger Agreement provides that, if the Merger Agreement is terminated by Industries or IWC because the Board of Directors of IWC concludes that, in order to comply with its fiduciary duties to shareholders under applicable law, it is necessary to modify or withdraw its approval or recommendation of the Merger Agreement, approve or recommend an unsolicited Acquisition Proposal or enter into an agreement with respect to such Acquisition Proposal, IWC will pay Industries $1,000,000 as liquidated damages within 30 days of the date of such termination and will pay Industries an additional $9,000,000 as liquidated damages upon the earlier of consummation of the transactions contemplated by the Acquisition Proposal or five months from the date of such termination; provided that IWC will not be obligated to pay the additional $9,000,000 if, within such five-month period, the transactions contemplated by the Acquisition Proposal are abandoned or otherwise terminated and either (i) the Merger Agreement is reinstated by mutual agreement of Industries and IWC or (ii) Industries rejects a firm written offer from IWC to reinstate the Merger Agreement and consummate the transactions contemplated thereby. The Merger Agreement further provides that, if the Merger Agreement is terminated by either Industries or IWC as a result of a material breach by the other of any representation, warranty or obligation thereunder, the breaching party will pay $10,000,000 to the nonbreaching party as liquidated damages. See "THE MERGER-- Termination; Termination Fees."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain directors and executive officers of IWC have interests in the transactions contemplated by the Merger Agreement that are in addition to the interests of shareholders of IWC generally, including the following:

  Change in Control Obligations and New Employment Agreements. In connection with the Merger, five senior executives of IWC, three of whom are also directors of IWC, will agree to the cancellation of their existing executive employment agreements with IWC and their restricted shares granted pursuant to IWC's Restricted Stock Plan in consideration for new employment agreements with the Surviving Corporation. Under the new employment agreements, each executive will be entitled to receive: (i) a base salary at the executive's 1997 base salary; (ii) a completion bonus following completion of the Merger; (iii) annual deferred compensation in an amount equal to the annual contribution Industries would have made to its defined benefit pension plan for that year if the executive had been a participant in the plan; (iv) an annual incentive bonus based on Industries' performance; (v) in the case of three of the executives, an acquisition incentive bonus and an incentive bonus based on IWC's performance; (vi) payments relating to an agreement not to compete with Industries or its subsidiaries after termination of employment; and (vii) participation in employee welfare benefit plans made available generally to senior executives of the Surviving Corporation. In addition, to the extent that any payments under the new employment agreements are subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Surviving Corporation will reimburse the executives for the amount of such excise tax up to an aggregate of $6,000,000.

  Special Bonus Payments. In December 1996, the Compensation Committee of the IWC Board of Directors awarded special bonuses to four senior executives of IWC, three of whom are also directors of IWC. The bonuses were paid to the executives to reward them for their efforts in negotiating the Merger Agreement.

  Election to Industries' Board. The Merger Agreement provides that Industries will use its best efforts to cause its Articles of Incorporation to be amended at its 1997 annual meeting of shareholders to increase the authorized number of directors so as to permit the appointment of one director of IWC to be mutually determined by Industries and IWC to serve as a director of Industries. Industries and IWC have selected James T. Morris to serve as this director.

  IWC Directors. After the Merger, it is expected that the current members of IWC's Board of Directors will serve as directors of the Surviving Corporation, other than current directors of IWC who are also directors of another electric or gas utility company. It is further expected that the compensation of those continuing directors will remain substantially unchanged. Directors of IWC (other than directors who are employees of IWC) receive a quarterly retainer of $2,500 and an additional $1,000 for each Board of Directors meeting attended. Directors also receive additional amounts for serving as members of the Executive Committee, the Audit Committee and the Compensation Committee. IWC maintains a retirement program for its non-employee directors, under which the quarterly director's retainer of $2,500 is paid to a director who retires after reaching age 65 and who has at least ten years of service as a director. The retirement benefit is reduced proportionately in the case of retiring directors who have fewer than ten years of service as a director.

  Indemnification. Industries has agreed to indemnify and hold harmless each Eligible Person (as defined in IWC's Articles of Incorporation), including the directors of IWC, determined as of the Effective Time, against any costs, expenses and other liabilities to the fullest extent that IWC or any of its subsidiaries would have been permitted to indemnify such person under applicable law and the Articles of Incorporation of IWC or such subsidiary in effect on the date of the Merger Agreement.

  See "THE MERGER--Interests of Certain Persons."

EFFECTIVE TIME OF THE MERGER

  The Effective Time will occur at the time Articles of Merger are filed with the Secretary of State of Indiana. Such filing will be made as soon as practicable following the Special Meeting and the satisfaction or waiver of the other conditions in the Merger Agreement. See "THE MERGER--Effective Time of the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Merger is expected to qualify as a tax-free reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code. Assuming the Merger so qualifies, no gain or loss will be recognized by Industries or IWC, and no gain or loss will be recognized by any shareholder of IWC, except in respect of cash received in a Cash Election or for fractional shares. Consummation of the Merger is conditioned upon receipt of opinions of counsel to Industries and counsel to IWC to the effect that the Merger will constitute a tax-free reorganization. See "THE MERGER--Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

  The Merger will be accounted for by Industries under the "purchase" method of accounting in conformity with generally accepted accounting principles. See "THE MERGER--Accounting Treatment."

COMPARATIVE RIGHTS OF SHAREHOLDERS OF INDUSTRIES AND IWC

  Industries and IWC are both incorporated under the laws of Indiana. IWC shareholders will, upon consummation of the Merger and subject to Cash Elections, become shareholders of Industries, and their rights as such will be governed by Indiana law and Industries' Articles of Incorporation and By-laws. See "COMPARATIVE SHAREHOLDER RIGHTS."

MARKET PRICES AND DIVIDENDS

  Industries. Industries Common Shares are listed and traded on the NYSE, the Pacific Stock Exchange and the Chicago Stock Exchange. The table below indicates the high and low sales prices of Industries Common Shares reported on the NYSE Composite Tape, and the dividends declared per share, during the periods indicated.

                                                                 DIVIDEND
                                                  HIGH     LOW   DECLARED
                                                 ------- ------- --------
      1995
        First Quarter........................... $32 1/4 $29 1/4  $0.39
        Second Quarter..........................  35 1/4  30 3/4   0.39
        Third Quarter...........................  34 7/8  32 1/8   0.39
        Fourth Quarter..........................  38 1/2  34 1/2   0.42
      1996
        First Quarter...........................  39 1/8      36   0.42
        Second Quarter..........................  40 1/4  35 1/4   0.42
        Third Quarter...........................  40 1/8  36 1/8   0.42
        Fourth Quarter..........................  39 7/8  35 7/8   0.45
      1997
        First Quarter (through February 18,
         1997)..................................  40 1/4  38 5/8    --

  On December 18, 1996, the last full trading day prior to the public announcement of execution of the Merger Agreement, the closing sale price reported on the NYSE Composite Tape for the Industries Common Shares was $38 5/8. On February 18, 1997, the last full trading day for which information was available prior to the printing of this Proxy Statement/Prospectus, the closing sale price reported on the NYSE Composite Tape for the Industries Common Shares was $39 5/8.

  On December 17, 1996, the Board of Directors of Industries declared a cash dividend of $0.45 per share on the Industries Common Shares. The dividend was paid on February 20, 1997, to holders of record of Industries Common Shares on January 31, 1997. Holders of record of IWC Common Shares were not entitled to receive this dividend on the Industries Common Shares.

  IWC. IWC Common Shares are listed on the Nasdaq National Market. The table below indicates the high and low sales prices of IWC Common Shares on the Nasdaq National Market, and the dividends declared per share, during the periods indicated.

                                                                 DIVIDEND
                                                  HIGH     LOW   DECLARED
                                                 ------- ------- --------
      1995
        First Quarter........................... $20 3/4 $18 1/4  $0.35
        Second Quarter..........................  20 1/4      18   0.35
        Third Quarter...........................  19 3/4  18 3/4   0.35
        Fourth Quarter..........................  20 1/2  18 3/4   0.35
      1996
        First Quarter...........................      23      20   0.36
        Second Quarter..........................  21 1/4  17 1/4   0.36
        Third Quarter...........................  20 1/4  17 3/4   0.36
        Fourth Quarter..........................  31 3/4  19 3/4   0.36
      1997
        First Quarter (through February 18,
         1997)..................................  31 3/4  31 1/8   0.36

  On December 18, 1996, the last full trading day prior to the public announcement of execution of the Merger Agreement, the closing price reported for the IWC Common Shares was $24.25. On February 18, 1997, the last full trading day for which information was available prior to the printing of this Proxy Statement/Prospectus, the closing price reported for the IWC Common Shares was $31 1/2.

  On January 16, 1997, the Board of Directors of IWC declared a cash dividend of $0.36 per share on the IWC Common Shares. The dividend will be paid on March 1, 1997, to holders of record of IWC Common Shares on February 10, 1997.

SELECTED FINANCIAL DATA

  The following tables present certain selected consolidated financial data for Industries and IWC on an historical basis. This summary has been derived from, and should be read in conjunction with, the consolidated financial statements of Industries and IWC incorporated by reference in this Proxy
Statement/Prospectus.

 Industries

                                        YEAR ENDED DECEMBER 31,
                         ------------------------------------------------------
                            1996       1995       1994       1993       1992
                         ---------- ---------- ---------- ---------- ----------
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues...... $1,821,626 $1,722,325 $1,676,401 $1,677,872 $1,582,356
Net income..............    176,734    175,465    163,987    156,140    136,648
Earnings per average
 common share...........       2.88       2.72       2.48       2.31       2.00
Total assets (a)........  4,274,343  3,999,520  3,947,138  3,912,324  3,807,941
Long-term obligations
 and redeemable
 preferred and
 preference stock (a)...  1,269,478  1,274,379  1,281,395  1,295,962  1,160,122
Cash dividends declared
 per common share.......       1.71       1.59       1.47       1.35       1.26
Book value per share
 (a)....................      18.40      17.99      17.34      16.63      15.73

 IWC

                                        YEAR ENDED DECEMBER 31,
                         ------------------------------------------------------
                            1996       1995       1994       1993       1992
                         ---------- ---------- ---------- ---------- ----------
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues...... $  183,030 $  147,065 $  111,379 $   84,242 $   63,452
Net income..............      8,932     12,192     10,142      9,376      8,113
Earnings per average
 common share...........       1.03       1.64       1.47       1.41       1.27
Total assets (a)........    416,627    408,879    335,382    312,443    275,112
Long-term obligations
 and redeemable
 preferred and
 preference stock (a)...    116,697    119,080    103,930     91,080     90,780
Cash dividends declared
 per common share.......       1.44       1.40       1.40       1.40      1.395
Book value per share
 (a)....................      13.14      12.81      11.38      11.20      10.49

--------
(a) At end of period.

HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

  The following summary presents selected comparative per share data for Industries Common Shares and IWC Common Shares on an historical basis and unaudited per share data for Industries on a pro forma basis and for IWC on a pro forma equivalent basis assuming the Merger had been effective as of January 1, 1996. The data presented should be read in conjunction with the historical consolidated financial statements of Industries and IWC, and the related notes thereto, incorporated by reference in this Proxy Statement/Prospectus. The following data is not necessarily indicative of the results that actually would have occurred if the Merger had been in effect during the period presented or which may be attained in the future.

                                                             YEAR ENDED
                                                          DECEMBER 31, 1996
                                                     ---------------------------
                                                                   PRO FORMA
                                                     HISTORICAL    (1)(2)(4)
                                                     ---------- ----------------
Industries
  Book value per share..............................   $18.40        $19.51
  Cash dividends declared per common share..........     1.71          1.71
  Earnings per average common share.................     2.88          2.68
                                                             YEAR ENDED
                                                          DECEMBER 31, 1996
                                                     ---------------------------
                                                                   PRO FORMA
                                                     HISTORICAL EQUIVALENT(3)(4)
                                                     ---------- ----------------
IWC
  Book value per share..............................   $13.14        $15.80
  Cash dividends declared per common share..........     1.44          1.39
  Earnings per average common share.................     1.03          2.17

--------
(1) The pro forma per share data for Industries were prepared based on the assumptions that the purchase price is $290.6 million, that the Industries Share Price is $39.50, and that the consideration paid by Industries in the Merger will be comprised 45% of Industries Common Shares and 55% of cash. Such assumptions result in a ratio of .36 of an Industries Common Share to be issued in connection with the Merger for each IWC Common Share outstanding. For purposes of computing unaudited per share data for Industries on a pro forma basis, the excess purchase price over the fair value of the net assets of IWC was allocated to utility plant in service of Indianapolis Water Company, consistent with regulatory accounting practices, and to goodwill for all other IWC subsidiaries. This allocation is preliminary due to certain events and activities that must occur for the allocation to be final.
(2) The pro forma per share data for Industries were determined assuming that the purchase price will be comprised 45% of Industries Common Shares and 55% of cash, which is the maximum amount of cash allowable under the Merger Agreement. Changing this assumption to contemplate that the purchase price will be comprised 50% of Industries Common Shares and 50% of cash would increase Industries' pro forma book value per share amount by $.11 and has no impact on pro forma earnings per average common share for the year ended December 31, 1996.
(3) The pro forma equivalent per share data for IWC assume a ratio of .81 of an Industries Common Share for each IWC Common Share converted into Industries Common Shares, based upon an assumed Industries Share Price of $39.50. No pro forma equivalent per share data is provided with respect to IWC Common Shares converted into the right to receive cash.
(4) The pro forma per share data for Industries and the pro forma equivalent per share data for IWC include liabilities of approximately $13.1 million to reflect payments to be made to certain senior executives of IWC pursuant to proposed employment agreements. Such amount was allocated to utility plant in service of Indianapolis Water Company, consistent with regulatory accounting practices, and to goodwill for all other IWC subsidiaries. See "THE MERGER--Interests of Certain Persons--Change in Control Obligations and New Employment Agreements."

                              THE SPECIAL MEETING

GENERAL

  This Proxy Statement/Prospectus is being furnished to shareholders of IWC in connection with the solicitation of proxies by the Board of Directors of IWC for use at the Special Meeting. The Special Meeting will be held at 10:00 a.m., Eastern Standard Time, on March 25, 1997, at the University Place Conference Center and Hotel, 850 West Michigan Street, Room 137, Indianapolis, Indiana. This Proxy Statement/Prospectus is first being mailed to shareholders of IWC on or about February 21, 1997.

PURPOSE OF THE SPECIAL MEETING

  At the Special Meeting, IWC shareholders will be asked to consider and vote upon a proposal to approve the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A. See "THE MERGER."

  In the Merger, IWC will become a wholly-owned subsidiary of Industries, and each outstanding IWC Common Share will be converted into (i) a fraction of an Industries Common Share having a value of $32.00 (based upon the Industries Share Price, determined as provided in the Merger Agreement), or (ii) at the election of the holder, the right to receive $32.00 in cash, without interest, subject to certain limitations outlined in the Merger Agreement. See "THE MERGER--Overview of the Merger"; "--Cash Elections; Allocation and Proration."

  The Board of Directors of IWC has determined that the Merger is fair to and in the best interests of IWC and its shareholders. ACCORDINGLY, IWC'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND RECOMMENDS THAT THE SHAREHOLDERS OF IWC VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. See "THE MERGER--IWC's Reasons for the Merger; Recommendation of the IWC Board of Directors."

  The Board of Directors of IWC knows of no other business that will be presented for consideration at the Special Meeting.

RECORD DATE; QUORUM

  The Board of Directors of IWC has fixed the close of business on February 13, 1997, as the Record Date for determining holders of IWC Common Shares entitled to notice of, and to vote at, the Special Meeting. Only holders of record of IWC Common Shares at the close of business on that date will be entitled to vote at the Special Meeting. Each IWC Common Share outstanding on the Record Date will be entitled to one vote. At the close of business on the Record Date, 9,080,793 IWC Common Shares were outstanding and entitled to vote.

  A quorum of shareholders is necessary to take action at the Special Meeting. A majority of the outstanding IWC Common Shares, represented in person or by proxy, will constitute a quorum of shareholders at the Special Meeting. The Secretary of IWC will determine whether a quorum of IWC Common Shares entitled to vote at the Special Meeting is present in person or by proxy and, pursuant to Indiana law and the Bylaws of IWC, will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it does not have the discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote on that matter even though such shares will be considered as present for the purposes of determining the presence of a quorum.

VOTE REQUIRED; SHARES ENTITLED TO VOTE

  The affirmative vote of the holders of a majority of the IWC Common Shares outstanding as of the Record Date is required to approve the Merger Agreement and the Merger. Votes cast by proxy or in person at the

Special Meeting will be tabulated by the Secretary of IWC. As of the Record Date, directors and executive officers of IWC and their affiliates were the beneficial owners of 181,840 IWC Common Shares (approximately 2.0% of the outstanding IWC Common Shares).

VOTING OF PROXIES

  IWC Common Shares which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval of the Merger Agreement and the Merger, and in the discretion of the persons named in the proxy as proxy appointees as to any other matter which may properly come before the Special Meeting and of which IWC is not presently aware. Pursuant to Indiana law and the Bylaws of IWC, shares held by persons who abstain from voting on a proposal will not be counted as voting either for or against such proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares on a particular proposal, those shares will not be counted as voting with respect to that proposal. Because the approval of Merger Agreement and the Merger by shareholders of IWC requires the affirmative vote of a majority of the IWC Common Shares outstanding as of the Record Date, failure to submit a proxy, abstentions and broker non-votes will have the same effect as a vote against approval of the Merger Agreement and the Merger.

  It is not expected that any matters other than those referred to in this Proxy Statement/Prospectus will be brought before the Special Meeting. If, however, other matters are properly presented, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote in accordance with their best judgment on matters incident to the conduct of the Special Meeting. The Special Meeting may be adjourned to another date and/or place for any proper purpose, including, without limitation, for the purpose of soliciting additional proxies.

REVOCATION OF PROXIES

  Any shareholder may revoke a proxy at any time before it is voted by filing with the Corporate Secretary of IWC an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Any such filing should be made to the attention of John M. Davis, Secretary, IWC Resources Corporation, 1220 Waterway Boulevard, P.O. Box 1220, Indianapolis, Indiana 46206. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

  In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by IWC and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or in person. IWC will reimburse banks, brokers, custodians and other fiduciaries who hold IWC Common Shares in their name or in custody, or in the names of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. IWC will bear the costs of the Special Meeting and of soliciting proxies therefor. Costs incurred in connection with printing, mailing and distributing this Proxy Statement/Prospectus and related materials will be shared equally by IWC and Industries.

                                  THE MERGER

  The following section of this Proxy Statement/Prospectus describes certain aspects of the proposed Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A and is incorporated by reference herein.

OVERVIEW OF THE MERGER

  The Merger Agreement provides that, subject to the approval of the Merger Agreement by the shareholders of IWC and the satisfaction or waiver of certain other conditions, IWC will be merged with and into Acquisition, which will be the Surviving Corporation. No vote of Industries' shareholders is required in connection with the Merger Agreement. The time at which the Merger becomes effective is referred to as the "Effective Time."

  At the Effective Time, each outstanding IWC Common Share will be converted into (i) a fraction (rounded to the nearest ten-thousandth of a share) of an Industries Common Share pursuant to the Exchange Ratio or (ii) at the election of the holder, the right to receive $32.00 in cash, without interest, subject to certain limitations described below. See "THE MERGER--Cash Elections; Allocation and Proration." The Exchange Ratio will be determined by dividing
(i) $32.00 by (ii) the Industries Share Price, which is the average of the closing prices of the Industries Common Shares on the NYSE Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 20 trading days immediately preceding the second trading day prior to the Effective Time.

BACKGROUND OF THE MERGER

  IWC was formed as the holding company of Indianapolis Water Company in June, 1986, for the purpose of expanding and diversifying the scope of that company's business beyond its regulated water utility business. IWC acquired UDC, a billing and data processing company, in December, 1986. UDC renders billing and data processing for a number of municipalities and utilities, including, among others, the Cities of Elkhart and Indianapolis, the Town of Speedway and Indianapolis Water Company. In 1988, IWC acquired the Town of Zionsville's waterworks.

  In the early 1990s, it became apparent to senior management of IWC, as a result of a series of Indianapolis Water Company rate cases, that IWC was going to have increasing difficulty achieving returns sufficient to maintain the then current level of dividend distributions without substantially greater income from other sources. As a result, the pace of diversification accelerated. In 1993, IWC acquired SM&P, an underground facilities locating company. In 1995, IWC acquired MPC, which is in the business of installing and servicing underground pipelines for gas and storm and wastewater systems. Each of these acquisitions was a major acquisition and required substantial amounts of new capital. In 1993, IWC, through its subsidiary IWC Services, entered into a partnership with two other companies to form WREP, which contracted with the City of Indianapolis to operate and maintain the City's advanced wastewater treatment facilities. That relationship with the City of Indianapolis was expanded in 1996 to include the operation and maintenance of the City of Indianapolis' storm and wastewater collection system and Eagle Creek Reservoir Dam.

  In 1994, the water utility properties of Avatar, Inc., a holding company which then owned and operated water utility and sewage disposal systems in four midwestern states, including 11 systems in Indiana, became available for purchase. IWC was unsuccessful in its attempt to acquire these systems. IWC was outbid by a corporation that had substantially greater capital resources and the resulting ability to take a longer view on its capital investments. This experience reinforced the belief of IWC's senior management that IWC needed access to greater capital resources in order to fully take advantage of the opportunities available to IWC's subsidiaries.

  During 1995 and 1996, IWC's senior management internally considered its strategic alternatives and had informal discussions with various entities with regard to a possible business combination. Discussions with only two of these various entities involved transactions which were, in the view of IWC's senior management, sufficiently attractive to pursue.

  On July 10, 1996, Gary L. Neale, Chairman of the Board, President and Chief Executive Officer of Industries, and Peter V. Fazio, Jr., Industries' general counsel, met with Fred E. Schlegel, a member of the Board of Directors of IWC and outside legal counsel to IWC. Messrs. Neale and Fazio conveyed Industries' desire to meet with IWC to explore the possibility of a business combination. At that meeting Mr. Schlegel agreed to discuss Industries' inquiry with James
T. Morris, Chairman of the Board, Chief Executive Officer and President of IWC, and did so, on July 17, 1996.

  At Mr. Morris' request, Mr. Schlegel arranged for a dinner meeting between Messrs. Morris and Neale to discuss a possible business combination between the companies. The meeting took place on August 12, 1996.

  Over the course of the next 30 days, several telephone conversations took place between Mr. Schlegel and Mr. Neale and between Mr. Schlegel and Mr. Morris, at which the parties' desires to explore a possible combination were discussed. The next face-to-face meeting between Messrs. Neale and Morris took place on September 12, 1996, in Indianapolis. At that meeting the mutual advantages of a business combination between the companies were explored, and both Mr. Morris and Mr. Neale agreed that the subject matter deserved further discussion.

  During the remainder of September and into early October, 1996, Mr. Morris separately discussed the general parameters of a business combination with Industries with each member of the Board of Directors of IWC. Also during this time, IWC's senior management was involved in serious negotiations with another potential merger partner.

  Exchanges of financial data and preliminary due diligence between IWC and Industries also took place during September and October. On September 27, 1996, IWC and Industries executed a confidentiality agreement in which they agreed not to disclose to any third party the identity of the other party or matters related to the proposed business combination. The agreement was subsequently amended to eliminate the possibility of a transaction between the parties not mutually acceptable to each.

  On October 15, 1996, Messrs. Neale and Morris met again to discuss the general terms of the proposed combination and the enhanced opportunities an alliance would provide both companies.

  At the regular quarterly meeting of the Board of Directors of IWC on October 25, 1996, the proposed transaction with Industries was discussed at length. At that meeting the Board of Directors appointed a Special Committee (the "Special Committee") of outside directors, Robert B. McConnell, J. George Mikelsons and Jerry D. Semler, to participate with senior management in consideration of merger proposals.

  On October 31, 1996, at Industries' offices in Merrillville, Indiana, representatives of IWC and Industries met to discuss the proposed combination. At that meeting general economic terms, structure and business opportunities were discussed, but no agreement was reached other than to continue discussions.

  On November 25, 1996, Messrs. Morris and Neale met to discuss further the general terms of the proposed transaction. Again, pricing was discussed, but no agreement was reached. On December 2, 1996, preliminary agreement was reached on the price of $32 per share to be paid for IWC Common Shares, which would be payable in Industries Common Shares or cash at the election of IWC's shareholders. During this time, IWC terminated discussions with the other potential merger partner whose cash only offer was at a lower per share price.

  On December 10, 1996, the Special Committee met to discuss the proposed transaction with Industries. At its meeting the Special Committee resolved to retain Goldman Sachs to advise the Special Committee and the Board of Directors as to the fairness of the consideration to be received by the holders of IWC Common Shares in the proposed transaction. The Special Committee met again on December 17, 1996, to consider the proposed transaction.

  On December 18, 1996, the Board of Directors of IWC met to discuss the proposed transaction with Industries. At the meeting Goldman Sachs presented its analysis of the transaction. On December 19, 1996, Goldman Sachs delivered to the Board its opinion to the effect that, as of such date, and based upon and subject to the factors and assumptions set forth therein, the Stock Consideration and the Cash Consideration to be received by the holders of IWC Common Shares pursuant to the Merger Agreement were each fair to the holders of IWC Common Shares receiving either such Consideration. See "THE MERGER-- Opinion of Goldman Sachs." At the December 19, 1996, meeting of IWC's Board of Directors, the Board unanimously approved the transaction.

IWC'S REASONS FOR THE MERGER; RECOMMENDATION OF THE IWC BOARD OF DIRECTORS

  The IWC Board of Directors has determined that the Merger is fair to and in the best interests of IWC and its shareholders. ACCORDINGLY, THE IWC BOARD OF DIRECTORS HAS APPROVED THE TERMS OF THE MERGER AGREEMENT AND RECOMMENDS THAT THE SHAREHOLDERS OF IWC VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. The Board of Directors of IWC recommends approval of this strategic alliance for a number of reasons. The Board of Directors of IWC believes that the price of $32.00 per share represents a substantial premium over the historical price of IWC Common Shares. The price is also in excess of the highest alternative price discussed with the other potential merger partner. The Board of Directors further believes that the price, together with the opportunity for IWC shareholders to participate in the combined entity as a result of receiving Industries Common Shares and thereby deferring taxable gain, make the Merger compelling to IWC shareholders from an economic standpoint.

  In addition, the need for IWC to have access to substantially greater capital resources was an important factor to the IWC Board of Directors. If IWC is to continue to grow and acquire other utilities and businesses, it must have the capital strength to do so. Industries, being a larger company with a greater capital base, has the capability of providing those resources. The availability of those resources comes at an important time for IWC, as consolidation among public utilities in the United States is becoming common. In addition, it is the stated desire of Industries' management that IWC remain a free-standing and independently-operating company. This concept is important to the Board of Directors of IWC, which considers IWC's presence in the City of Indianapolis important to the community and its institutions. No significant layoffs of IWC employees are expected to occur as a result of this transaction. The Board of Directors of IWC considers this point to be very important. As a result, IWC expects to operate and maintain a first-class water utility after the Merger in much the same way as it has in the past, giving the citizens of Indianapolis the continued assurance of a high quality water supply at all times.

  The Merger Agreement contemplates that IWC shareholders may elect to receive cash or Industries Common Shares, or a combination of cash and Industries Common Shares, for their IWC Common Shares. In recommending the Merger, the Board of Directors of IWC took into consideration the superior growth record for Industries Common Shares in recent years, compared with that of IWC. It concluded that this record increases the attractiveness of the Merger to the shareholders of IWC. Consequently, management believes that the proposed transaction maximizes shareholder value and enhances the capital resources available to IWC.

OPINION OF GOLDMAN SACHS

  On December 19, 1996, Goldman Sachs delivered its oral opinion to the Board of Directors of IWC (which was subsequently confirmed in writing as of that date) to the effect that, as of such date, and based upon and subject to the factors and assumptions set forth therein, the Stock Consideration and the Cash Consideration (each as defined in Goldman Sachs' opinion attached hereto as Annex B) to be received by the holders of IWC Common Shares pursuant to the Merger Agreement were each fair to the holders of IWC Common Shares receiving either such Consideration. Goldman Sachs subsequently confirmed its December 19, 1996 opinion by delivery of its written opinion, dated February 19, 1997.

  THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED FEBRUARY 19, 1997, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF IWC ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

  In connection with its opinion attached hereto as Annex B, Goldman Sachs reviewed, among other things, (i) the Merger Agreement; (ii) this Proxy Statement/Prospectus; (iii) the Annual Reports to Shareholders and Annual Reports on Form 10-K of IWC and Industries for the five years ended December 31, 1995; (iv) certain interim reports to shareholders and Quarterly Reports on Form 10-Q of IWC and Industries; (v) certain other communications from IWC and Industries to their respective shareholders; and (vi) certain internal financial analyses and forecasts for IWC prepared by its management. Goldman Sachs also held discussions with members of the senior managements of IWC and Industries regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the IWC Common Shares and the Industries Common Shares, compared certain financial and stock market information for IWC and Industries with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the utility industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

  Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of IWC or Industries or any of their subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. Goldman Sachs was not provided any internal financial analyses or forecasts for Industries. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties in a potential transaction involving IWC.

  The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its oral and written opinions to the IWC Board of Directors on December 19, 1996. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing its written opinion attached hereto as Annex B.

    (i) Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the IWC Common Shares and the Industries Common Shares. In addition, Goldman Sachs analyzed the consideration to be received by holders of the IWC Common Shares pursuant to the Merger in relation to the historical average exchange ratios between IWC Common Shares and Industries Common Shares. Such analysis indicated that the average exchange ratio for the one month, three month, six month and one year periods ending on December 13, 1996 was 0.55x, 0.55x, 0.57x and 0.55x, respectively. Based on a price of $38.63 per share (the per share price of Industries Common Shares on December 13, 1996) of Industries Common Shares, the Merger represents an exchange ratio of 0.83x.

    (ii) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information of IWC to corresponding financial information, ratios and public market multiples for eight publicly traded water utilities, American Water Works Company, Inc., California Water Service Company, Connecticut Water Service, Inc., Consumers Water Company, E'town Corporation, Southern California Water Company, Southwest Water Company and United Water Resources, Inc. (the "Selected Water Companies"). Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of IWC were calculated using a price of $22.50 per share, the closing price on December 13, 1996. The multiples and ratios for IWC were based on information provided by its management and the multiples and ratios for each of the Selected Water Companies were based on the most recent publicly available information. Goldman Sachs considered leveraged market capitalization (market value of common equity plus debt less cash) as a multiple of latest twelve months ("LTM") sales, as a multiple of LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and as a multiple of LTM earnings before interest and taxes ("EBIT"). Goldman Sachs' analysis of the Selected Water Companies indicated leveraged multiples of (i) LTM sales which ranged from 1.0x to 5.2x, (ii) LTM EBITDA which ranged from 6.8x to 11.0x, and (iii) LTM EBIT which ranged from 8.7x to 14.0x compared to leveraged multiples of LTM sales, EBITDA and EBIT of 1.8x, 7.2x and 10.6x, respectively, for IWC. Goldman Sachs also considered estimated calendar year 1996 and 1997 price/earnings ratios for the Selected Water Companies which ranged from 12.8x to 15.3x for fiscal year 1996 and 12.2x to 15.0x for fiscal year 1997 compared to estimated calendar year 1996 and 1997 price/earnings ratios of 14.4x and 12.8x, respectively, for IWC.

    Goldman Sachs also reviewed and compared certain financial information of Industries to corresponding financial information, ratios and public market multiples for thirteen publicly traded electric utilities, American Electric Power Co., Inc., CILCORP Inc., CINergy Corp., CIPSCO Incorporated, Idaho Power Company, Illinova Corporation, IPALCO Enterprises, Inc., KU Energy Corporation, Ohio Edison

  Company, Pacific Gas and Electric Company, Pacificorp, SIGCORP, Inc. and UtiliCorp United Inc. (the "Selected Electric Companies"). Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Industries were calculated using a price of $38.63 per share, the closing price on December 13, 1996. The multiples and ratios for Industries and for each of the Selected Companies were based on the most recent publicly available information. Goldman Sachs considered the projected five-year growth rates of earnings per share ("EPS"), the dividend yields and the market to book multiples (market value of common equity to book value). Goldman Sachs' analysis of the Selected Electric Companies indicated (i) EPS growth rates which ranged from 1.5% to 5.5%,
  (ii) dividend yields which ranged from 4.7% to 6.9%, and (iii) market to book multiples which ranged from 1.1x to 2.0x compared to EPS growth rates, dividend yields and market to book multiples of 4.0%, 4.3% and 2.1x, respectively, for Industries. Goldman Sachs also considered estimated calendar year 1996 and 1997 price/earnings ratios for the Selected Electric Companies which ranged from 9.5x to 14.6x for fiscal year 1996 and 9.8x to 13.4x for fiscal year 1997 compared to estimated calendar year 1996 and 1997 price/earnings ratios of 13.8x and 13.1x, respectively, for Industries.

    (iii) Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis for IWC's utility businesses taken as a whole and for IWC's non-regulated businesses taken as a whole, in each case using IWC's management projections for the fiscal years 1997 to 2000. These future cash flows were discounted to present value using discount rates ranging from 10% to 12% for IWC's utility businesses and discount rates ranging from 11% to 13% for IWC's non-regulated businesses. Goldman Sachs calculated terminal values of IWC's utility businesses and IWC's non-regulated businesses using 3% to 5% rates of growth of free cash flow in perpetuity. These terminal values were then discounted to present value using discount rates ranging from 10% to 12% for IWC's utility businesses and discount rates ranging from 11% to 13% for IWC's non-regulated businesses. The net present values were then combined to calculate the discounted cash flow value for IWC. The implied per share values ranged from $14.79, using a 12% discount rate for IWC's utility businesses, a 13% discount rate for IWC's non-regulated business and a 3% growth rate of free cash flow in perpetuity, to $37.09, using a 10% discount rate for IWC's utility businesses, an 11% discount rate for IWC's non-regulated businesses and a 5% growth rate of free cash flow in perpetuity.

    (iv) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to selected transactions in the water utilities industry since 1990 (the "Selected Transactions"). Such analysis indicated that for the Selected Transactions (i) leveraged aggregate consideration as a multiple of LTM sales ranged from 2.1x to 6.7x, as compared to 2.3x for the leveraged aggregate consideration as a multiple of LTM sales to be paid in the Merger, (ii) leveraged aggregate consideration as a multiple of LTM EBITDA ranged from 5.3x to 16.8x, as compared to 9.1x for the leveraged aggregate consideration as a multiple of LTM EBITDA to be paid in the Merger, and (iii) leveraged aggregate consideration as a multiple of LTM EBIT ranged from 6.4x to 22.2x, as compared to 13.4x for the leveraged aggregate consideration as a multiple of LTM EBIT to be paid in the Merger.

    (v) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger. Using earnings estimates for IWC prepared by its management for the fiscal years 1996 and 1997, and median earnings estimates from the Institutional Brokers Estimate System for Industries for fiscal year 1996 and 1997, Goldman Sachs compared the EPS of Industries Common Shares, on a stand-alone basis, to the EPS of the common stock of the combined companies on a pro forma basis before taking into account any of the possible benefits that may be realized after the Merger. Goldman Sachs performed this analysis based on a price of $38.63 per share (the per share price of Industries on December 13, 1996) of Industries Common Shares under the following two scenarios: (a) assuming IWC Common Shares representing the Cash Election Maximum are converted into the right to receive cash in the Merger and (b) assuming the holders of IWC Common Shares receive only Industries Common Shares in the Merger. Based on such analyses, the proposed transaction would be dilutive to Industries' shareholders on an EPS basis in each of the above scenarios in the years 1996 and 1997.

    (vi) Contribution and Give-Get Analysis. Goldman Sachs reviewed certain historical and estimated future operating and financial information (including, among other things, revenues, EBITDA, EBIT and net income) for IWC, Industries, and the pro forma combined entity resulting from the Merger based on, in the case of IWC, actual results for the twelve month period ended September 30, 1996 and management estimates for fiscal years 1996 and 1997 and, in the case of Industries, actual twelve month results for the period ended September 30, 1996 and information contained in the equity research report dated June 18, 1996 of Tucker Anthony Incorporated. This analysis indicated that, for the twelve months ended September 30, 1996, IWC would have contributed 9.4% to combined revenues, 7.2% to combined EBITDA, 7.5% to combined EBIT and 6.1% to combined net income; for fiscal year 1996, IWC would have contributed 9.2% to combined revenues, 6.0% to combined EBITDA, 6.2% to combined EBIT and 7.4% to combined net income; and for fiscal year 1997, IWC would have contributed 9.7% to combined revenues, 6.7% to combined EBITDA, 7.1% to combined EBIT and 8.3% to combined net income. This analysis also indicated a range of implied IWC/Industries exchange ratios of 0.43x to 0.79x and a range of implied per share prices of IWC Common Shares of $16.63 to $30.66.

    In addition, Goldman Sachs analyzed the amount of accretion (dilution) on a per share basis from IWC's perspective of revenues, EBITDA, EBIT, net income and dividends on a pro forma basis before taking into account any of the possible benefits that may be realized following the Merger. This analysis showed that IWC would experience, for LTM, fiscal year 1996 and fiscal year 1997, respectively, an 18.2%, 26.2% and 22.6% revenue accretion, a 55.0%, 93.9% and 77.2% EBITDA accretion, a 48.7%, 88.8% and 66.7% EBIT accretion and a 72.4%, 48.1% and 34.0% net income accretion. This analysis also showed a (3.3)% dilution in dividends.

    Based on the Exchange Ratio, the number of outstanding IWC Common Shares and Industries Common Shares as of December 13, 1996, and a price of $38.63 per share (the per share price of Industries Common Shares on December 13, 1996) of Industries Common Shares, if all holders of IWC Common Shares receive Stock Consideration, the shareholders of IWC would receive approximately 11.0% of the outstanding common equity of the combined companies after the Merger, and if IWC Common Shares representing the Cash Election Maximum are converted into the right to receive cash in the Merger, the stockholders of IWC would receive approximately 4.9% of the outstanding common stock of the combined companies after the Merger.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering Goldman Sachs' analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses and did not assign relative weights to any of the analyses. No company or transaction used in the above analyses as a comparison is identical to IWC or Industries or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs providing its opinion to the IWC Board of Directors as to the fairness of the Stock Consideration and the Cash Consideration to be received by the holders of IWC Common Shares and do not purport to be appraisals or to necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of IWC, Industries, Goldman Sachs or any other person assumes responsibility if future results are different from those projected. Goldman Sachs' opinion to the IWC Board of Directors necessarily was based on the economic, market and the other conditions as in effect on, and the information made available to it as of, the date of its opinion. As described above under the caption "THE MERGER--IWC's Reasons for the Merger; Recommendation of the IWC Board of Directors", Goldman Sachs' opinion to the IWC Board of Directors was one of many factors taken into consideration by the IWC Board of Directors in making its determination to approve the Merger Agreement. Although Goldman Sachs provided advice to IWC during the course of these negotiations, the decision to enter into the Merger Agreement and to accept the Stock Consideration and the Cash Consideration to be received by the holders of IWC Common Shares was solely that of the IWC Board of Directors. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSES PERFORMED BY GOLDMAN SACHS AND IS QUALIFIED BY REFERENCE TO THE WRITTEN OPINION OF GOLDMAN SACHS SET FORTH AS ANNEX B HERETO.

  Goldman Sachs, as part of its investment banking business, is continually engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. IWC selected Goldman Sachs to render its opinion because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger and of its prior investment banking relationship with IWC.

  Goldman Sachs has provided certain investment banking services to IWC and Industries from time to time, and may provide certain investment banking services to Industries in the future.

  Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of IWC and/or Industries for its own account and for the account of customers.

  Pursuant to a letter agreement dated December 12, 1996 (the "Engagement Letter"), IWC engaged Goldman Sachs to undertake a study to enable it to render its opinion with respect to the Stock Consideration and the Cash Consideration to be received by the holders of IWC Common Shares receiving either such Consideration. Pursuant to the terms of the Engagement Letter, IWC agreed to pay Goldman Sachs upon delivery of its opinion a fee of $500,000. IWC also agreed to reimburse Goldman Sachs periodically, upon request, and upon consummation of the Merger for its reasonable out-of-pocket expenses, including attorney's fees (not to exceed $15,000), plus any sales, use or similar taxes arising in connection with the Merger, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

INDUSTRIES' REASONS FOR THE MERGER

  As the electric and gas industries have continued to consolidate, Industries' management has sought opportunities in other distribution businesses where Industries could utilize the systems it has developed and the expertise of its employees in running its distribution businesses. As part of these efforts, Industries' management has considered various energy-related businesses into which it might expand. Among these businesses were companies that locate underground utility facilities so that excavation and other construction-related activities may proceed safely. During the course of investigating such companies, Industries discovered that the largest company in this business, SM&P, is owned by IWC.

  While analyzing information relating to SM&P, Industries decided to expand the scope of its analysis to see whether an acquisition of all of IWC might make strategic sense for Industries. While conducting its expanded analyses, Industries learned that IWC also owns MPC, a company in an energy-related business which had been suggested to Industries several years ago as a possible acquisition candidate.

  In analyzing IWC, Industries discovered a number of parallels between the state of the water utility business today and the electric utility industry of several decades ago. A substantial amount of the water utility business today is conducted by municipal and small private systems at a time when clean water legislation is likely to require the investment of substantial additional capital into water distribution systems in order to comply with more stringent quality standards. Similarly, in the 1940's and 1950's, the electric and gas utility businesses began building larger and more efficient generating stations and converting from manufactured gas to natural gas, activities which brought customer benefits in the way of lower unit costs but imposed additional capital expenditure burdens on the utilities themselves and resulted in consolidation in the industry. Industries believes that a similar increase in capital demands will result in similar consolidation in the water utility business.

  As a result of this analysis, Industries concluded that acquiring IWC would provide Industries with an opportunity to initiate and to grow, much as it did with its electric and gas businesses, a new distribution segment.

OPINION OF BARR DEVLIN

  On December 16, 1996, Industries entered into an engagement letter with Barr Devlin & Co. Incorporated ("Barr Devlin") pursuant to which Barr Devlin was retained to act as Industries' financial advisor in connection with a strategic business combination with IWC. Barr Devlin has delivered its written opinion, dated December 19, 1996, to Industries' Board of Directors to the effect that, on and as of the date of such opinion, and based upon assumptions made, matters considered, and limits of the review, as set forth in the opinion, the consideration to be offered in connection with the Merger was fair, from a financial point of view, to the holders of Industries Common Shares. A copy of the opinion of Barr Devlin is attached to this Proxy Statement/Prospectus as Annex C and is incorporated herein by reference.

  In connection with rendering its opinion, Barr Devlin (i) reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1995, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, for IWC, (ii) reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1995, and the Forms 10-Q and the related financial information for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, for Industries and Northern Indiana; (iii) reviewed certain other filings with the SEC and other regulatory authorities made by IWC, Industries and Northern Indiana during the last three years; (iv) reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of IWC and Industries furnished to Barr Devlin by IWC and Industries; (v) conducted discussions with members of senior management of Industries and IWC concerning their respective businesses, regulatory environments, prospects, strategic objectives and possible operating and administrative synergies which might be realized for the benefit of Industries following the Merger; (vi) reviewed the historical market prices and trading activity for shares of IWC with those of certain publicly traded companies deemed by Barr Devlin to be relevant; (vii) compared the results of operations of IWC with those of certain companies deemed by Barr Devlin to be relevant;
(viii) compared the proposed financial terms of the Merger with the financial terms of certain business combinations deemed by Barr Devlin to be relevant;
(ix) analyzed the valuation of IWC Common Shares using various valuation methodologies deemed by Barr Devlin to be appropriate; (x) considered the pro forma effect of the Merger on Industries' capitalization, earnings and cash flow; (xi) compared the pro forma effect of the Merger on Industries' earnings per share with corresponding current and projected values on a stand-alone basis; (xii) reviewed the Merger Agreement and (xiii) reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and took into account such other matters as Barr Devlin deemed necessary or appropriate for purposes of its opinion.

  In rendering its opinion, Barr Devlin relied, without independent verification, on the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to it by Industries and IWC, and further relied upon the assurances of management of Industries and IWC that they were not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of Industries and IWC (including, without limitation, possible operating and administrative synergies), Barr Devlin relied upon the assurances of management of Industries and IWC that such projections were reasonably prepared and reflected the best currently available estimates and judgments of the management of Industries and IWC as to the future financial performance of Industries and IWC, as the case may be, and as to the projected outcomes of legal, regulatory and other contingencies. Barr Devlin was not provided with and did not undertake an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Industries or IWC, nor did Barr Devlin make any physical inspection of the properties or assets of Industries or IWC.

  In arriving at its opinion, Barr Devlin assumed that the Merger will be a reorganization as described in Section 368(a) of the Code and the regulations thereunder, and that no gain or loss will be recognized by Industries or IWC as a consequence of the Merger. In addition, Barr Devlin has assumed that the Merger will be accounted for by the purchase method of accounting. Barr Devlin's opinion is based upon general financial, stock market and other conditions and circumstances as they existed and could be evaluated, and the information made available to it, as of the date of the opinion. Barr Devlin's opinion is directed only to Industries' Board of Directors and the fairness from a financial point of view to the holders of Industries Common Shares of the consideration to be offered in connection with the Merger and does not address any other aspect of the Merger. Although Barr Devlin evaluated the fairness from a financial point of view to the holders of Industries Common Shares of the consideration to be offered in connection with the Merger, the specific consideration to be offered in connection with the Merger was determined by Industries and IWC through arm's-length negotiations. Industries did not place any limitations upon Barr Devlin with respect to the procedures followed or factors considered by Barr Devlin in rendering its opinion.

  Barr Devlin has advised Industries that, in its view, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Barr Devlin did not attribute any particular weight to any analysis or factor considered by it, nor did Barr Devlin ascribe a specific range of fair values to Industries; rather, Barr Devlin made its determination as to the fairness of the consideration to be offered in connection with the Merger on the basis of qualitative judgments as to the significance and relevance of each of the financial and comparative analyses and factors described below. Accordingly, notwithstanding the separate factors summarized below, Barr Devlin believes that its analyses must be considered as a whole and that considering any portions of these analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. In its analyses, Barr Devlin made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Industries' and IWC's control. Any estimates in these analyses do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

  In connection with rendering its opinion dated December 19, 1996, and preparing its presentations to Industries' Board of Directors, Barr Devlin performed a variety of financial and comparative analyses and considered a variety of factors of which the material analyses and factors are summarized below. While this summary describes the material analyses performed and factors considered, it does not purport to be a complete description of the analyses performed or factors considered by Barr Devlin. Barr Devlin's opinion is based upon its consideration of the collective results of all such analyses, together with the other factors referred to in its opinion. In concluding that the consideration to be offered in connection with the Merger is fair, from a financial point of view, to the holders of Industries Common Shares and in its discussions with Industries' Board of Directors, Barr Devlin noted that $32.00 was within the range of implied values set forth under "-- Discounted Cash Flow Analysis" and "--Comparable Transaction Analysis" below, which were derived from the analyses performed by it.

  Stock Trading History. Barr Devlin reviewed the performance of the per share market prices and trading volumes of Industries Common Shares and IWC Common Shares and compared such per share market price movements to movements in (i) the Standard and Poor's Utilities Index and (ii) the Standard and Poor's 500 Composite Index to provide perspective on the current and historical stock price performance of Industries and IWC relative to one another and selected market indices. This analysis was utilized to provide historical background for the manner in which the public trading market had valued Industries and IWC in absolute terms and relative to each other.

  Discounted Cash Flow Analysis. To determine the present value of IWC, Barr Devlin prepared and reviewed the results of unleveraged discounted cash flow ("DCF") analyses for IWC, assuming that IWC performed in accordance with the operating and financial projections provided by its management for the period 1996 through 2000 (the "Projection Period"), as revised by Barr Devlin to reflect certain adjustments it deemed appropriate. To calculate the present value, the projected unleveraged free cash flows for each year during the Projection Period, together with the estimated value of the business in the final year of the Projection Period, were discounted to the present. Barr Devlin estimated terminal values for IWC by applying multiples to the projected earnings before interest, taxes and depreciation ("EBITDA") in 2000, projected earnings before interest and taxes ("EBIT") in 2000, projected net income available for common shares ("Net Income") in 2000, and projected book value of common equity ("Book Value") as of year-end 2000. The multiples applied were based on analyses of the corresponding multiples of certain public companies comparable to IWC. For the purposes of these analyses, the terminal multiple ranges used were 8.5x-11.0x for IWC with respect to EBITDA, 11.5x-13.0x with respect to EBIT, 13.0x-14.0x with respect to Net Income, and 1.10x-1.40x with respect to Book Value. The cash flow streams and terminal values were then discounted to present value using discount rates that ranged from 7.0% to 8.0%. This analysis produced reference values of $21.31 to $49.63 per share.

  Comparable Transaction Analysis. Barr Devlin reviewed certain proposed or completed transactions involving the acquisition of regulated water utilities and regulated gas distribution utilities or holding companies for regulated water utilities and regulated gas distribution utilities (the "Comparable Transactions"). The Comparable Transactions involved companies possessing general business, operating and financial characteristics representative of companies in the industry in which IWC operates.

  Barr Devlin calculated the implied equity consideration for each of the Comparable Transactions as a multiple of each company's respective latest 12-month Net Income, latest 12-month cash flow, and Book Value for the most recently available fiscal quarter preceding the transaction. In addition, Barr Devlin calculated the "implied total consideration" (defined as the sum of the implied equity consideration plus the liquidation value of preferred stock, the principal amount of debt, capitalized lease obligations, advances for construction and minority interests, minus cash and option proceeds, if any) for each of the Comparable Transactions as a multiple of each company's respective latest 12-month EBIT, EBITDA and customers. The Comparable Transactions included in this analysis consisted of Jamaica Water Supply Co./City of New York & Water Authority of Western Nassau County, Pennsylvania Gas & Water Company/American Water Works Co., Sangre de Cristo Water Company/City of Santa Fe, Pennsylvania Enterprises, Inc./United Water Resources Inc., Western Resources, Inc. (gas operations)/ONEOK Inc., Lykes Energy Inc./TECO Energy, Inc., United Cities Gas Company/Atmos Energy Corporation, Allegheny and Western Energy Corp./Energy Corp. Of America, Greeley Gas Company/Atmos Energy Corporation, Western Resources, Inc. (Missouri gas operations)/Southern Union Gas Co., and Wisconsin Southern Gas Co./Wisconsin Energy Corporation. This analysis produced reference values of $23.70 to $34.76 per share.

  Because the reasons for and circumstances surrounding each of the Comparable Transactions analyzed were diverse and because of the inherent differences between the operations of IWC and the companies in the selected transactions, Barr Devlin believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the Merger. Barr Devlin believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Merger which would affect the value of IWC.

  Publicly Traded Comparable Company Analysis. Using publicly available information, Barr Devlin compared selected financial information and ratios (described below) for IWC with the corresponding financial information and ratios for a group of regulated water utilities (or their holding companies) deemed by Barr Devlin to be comparable to IWC (the "Comparable Companies"). The Comparable Companies were selected on the basis of being companies which possessed general business, operating and financial characteristics representative of companies in the industry in which IWC operates. The Comparable Companies included United Water Resources, Inc., Philadelphia Suburban Corporation, California Water Service Company, E'Town Corporation, Southern California Water Company, Aquarion Company, Consumers Water Company, and SJW Corporation.

  In evaluating the current market value of IWC Common Shares, Barr Devlin determined ranges of multiples for selected financial ratios for the Comparable Companies, including: (i) the market value of outstanding common stock as a multiple of (a) Net Income for the latest 12-month period ended September 30, 1996 (the "LTM Period"), (b) projected Net Income for the 12-month period ended December 31, 1996 and 1997, (c)

Book Value for the most recently available fiscal quarter ended September 30, 1996 and (d) after-tax cash flow from operations for the LTM Period, and (ii) the "aggregate market value" (defined as the sum of the market value of common stock, plus the liquidation value of preferred stock, the principal amount of debt, capitalized lease obligations, advances for construction and minority interests, minus cash and cash equivalents) as a multiple of (a) EBIT for the LTM Period and (b) EBITDA for the LTM Period. This analysis produced reference values of $20.18 to $25.22 per share.

  Because of the inherent differences between the operations of IWC and the Comparable Companies, Barr Devlin believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Merger. Barr Devlin believed that an appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the characteristics of the Comparable Companies and IWC. Moreover, Barr Devlin observed that comparable company analysis does not reflect the potential incremental value to Industries of a controlling interest in IWC or expected synergies, among other factors incidental to the Merger.

  Pro Forma Merger Analysis. Barr Devlin analyzed certain pro forma effects to the holders of Industries Common Shares resulting from the Merger, based on the consideration to be offered in connection with the Merger, for the period 1997 through 2000. This analysis was based on the respective forecasts of the managements of Industries and IWC, as revised by Barr Devlin to reflect certain adjustments it deemed appropriate, including adjustments for retention of certain synergies. The analysis showed essentially no dilution to holders of Industries Common Shares in earnings per share.

  Barr Devlin was selected as Industries financial advisor because Barr Devlin and principals of Barr Devlin have a long history of association in the investment banking and utility industries. Barr Devlin is a privately held investment banking firm specializing in strategic and merger advisory services to the utility industries, the energy industry and selected other industries. In this capacity, Barr Devlin and principals of Barr Devlin have been involved as advisors in numerous transactions and advisory assignments in the utility industries and are constantly engaged in the valuation of businesses and securities in those industries.

  Pursuant to the terms of Barr Devlin's engagement, Industries has paid Barr Devlin for its services in connection with the Merger a financial advisory fee of $750,000. Certain fees previously paid to Barr Devlin by Industries pursuant to an ongoing separate financial services agreement have been credited against such fee. In addition, Industries has agreed to reimburse Barr Devlin for its out-of-pocket expenses, including fees and expenses of legal counsel and other advisors engaged with the consent of Industries, and to indemnify Barr Devlin against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

CASH ELECTIONS; ALLOCATION AND PRORATION

  Each record holder of IWC Common Shares may make a Cash Election with respect to all or any portion of such holder's IWC Common Shares; however, the aggregate number of IWC Common Shares that will be converted into the right to receive cash in the Merger, the "Cash Election Maximum," may not exceed 4,940,700 IWC Common Shares. If the aggregate number of Cash Election Shares exceeds the Cash Election Maximum, each Cash Election Share will be converted into (i) the right to receive cash, without interest, in an amount equal to the product of (a) $32.00 multiplied by (b) a fraction, the numerator of which will be the Cash Election Maximum and the denominator of which will be the total number of Cash Election Shares, the "Cash Fraction," and (ii) a fraction of an Industries Common Share equal to the product of (a) the Exchange Ratio multiplied by (b) a fraction equal to one minus the Cash Fraction. Furthermore, if after having made the foregoing calculations, counsel to Industries or counsel to IWC reasonably determines that it cannot deliver its opinion to the effect that the Merger will qualify as a reorganization under
Section 368(a) of the Code, then Industries will reduce, to the minimum extent necessary to enable both counsel to deliver their respective opinions, the amount of cash to be delivered in respect of Cash Election Shares and will deliver in lieu thereof such number of Industries Common Shares as has an aggregate value, based on the Industries Share Price, equal to the amount of such reduction, and the Cash Election Maximum will be appropriately adjusted to give effect to such reduction.

  Promptly after the Effective Time, the Exchange Agent will calculate the aggregate number of Cash Election Shares. If the aggregate number of Cash Election Shares does not exceed the Cash Election Maximum, all Cash Election Shares will be converted into the right to receive cash. However, if the aggregate number of Cash Election Shares exceeds the Cash Election Maximum, then the Cash Election Shares will be converted on a pro rata basis into a combination of cash and Industries Common Shares as described above. AS A RESULT OF ANY SUCH PRORATION, A HOLDER OF IWC COMMON SHARES MAKING A CASH ELECTION MAY NOT RECEIVE CASH IN THE AMOUNT THAT SUCH HOLDER ELECTED. A HOLDER OF IWC COMMON SHARES MAKING A CASH ELECTION WILL NOT BE ABLE TO ALTER ANY SUCH PRORATION.

CASH ELECTION PROCEDURE

  All Cash Elections must be made on the Form of Election included with this Proxy Statement/Prospectus or a complete facsimile thereof. Holders of record of IWC Common Shares who hold such shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election, provided that any such representative certifies that each Form of Election covers all the IWC Common Shares held by such representative for a particular beneficial owner.

  To be effective, a Form of Election must be properly completed, signed and submitted to Harris Trust Company of New York, the Exchange Agent, and accompanied by the certificate(s) representing the IWC Common Shares as to which the election is being made (or by an appropriate guarantee of delivery of such certificate(s) signed by a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program).

  Industries will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Industries (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Industries nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent will also make all computations and all such computations shall be conclusive and binding on the holders of IWC Common Shares. A holder of IWC Common Shares who does not submit a Form of Election that is received by the Exchange Agent by the Election Deadline will be deemed not to have properly made a Cash Election. If Industries or the Exchange Agent determines that any purported Cash Election was not properly made, such purported Cash Election will be deemed to be of no force and effect, and the IWC Common Shares covered by such ineffective Cash Election will be converted into Industries Common Shares.

  Industries and IWC will each use its best efforts to mail the Form of Election, with a copy of this Proxy Statement/Prospectus, to all persons who become record holders of IWC Common Shares during the period between the Record Date for the Special Meeting and 10:00 a.m., New York City time, on the date that is seven calendar days prior to the anticipated Effective Time and to make the Form of Election available to all persons who become record holders of IWC Common Shares subsequent to such day and no later than the close of business on the business day prior to the Election Deadline. A Form of Election must be received by the Exchange Agent by 5:00 p.m., New York City time, on March 24, 1997, the "Election Deadline," in order to be effective. All elections may be revoked in writing by the record holders submitting Forms of Election until the Election Deadline.

NO DISSENTERS' RIGHTS

  Under the Indiana Business Corporation Law, holders of IWC Common Shares do not have dissenters' rights with respect to the Merger.

EXCHANGE OF STOCK CERTIFICATES

  From time to time after the Effective Time and the completion of the allocation and proration procedures, if any, Industries will transmit cash and deliver certificates representing Industries Common Shares to the Exchange Agent, for the benefit of the holders of IWC Common Shares, when and as required for exchanges of certificates representing IWC Common Shares. Promptly after the Effective Time, Industries will require the Exchange Agent to mail a form of transmittal letter to the holders of certificates representing IWC Common Shares that are not subject to previously-given and unrevoked Cash Elections. The form of transmittal letter will contain instructions with respect to the surrender of such certificates in exchange for certificates representing Industries Common Shares (and cash in lieu of any fractional Industries Common Shares and any unpaid dividends and distributions).

  IWC COMMON SHARE CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD. IF YOU WISH TO MAKE A CASH ELECTION, YOU MUST RETURN THE ENCLOSED FORM OF ELECTION, TOGETHER WITH THE CERTIFICATE(S) REPRESENTING YOUR IWC COMMON SHARES OR A VALID GUARANTEE OF DELIVERY THEREOF, TO THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE. A LETTER OF TRANSMITTAL FOR HOLDERS OF IWC COMMON SHARES WHO DO NOT MAKE CASH ELECTIONS WILL BE PROVIDED FOLLOWING THE EFFECTIVE TIME.

  If a certificate representing IWC Common Shares has been lost, stolen or destroyed, the Exchange Agent will issue the certificate representing the Industries Common Shares and/or the cash into which such IWC Common Shares are converted pursuant to the Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate and appropriate and customary indemnification.

  No dividends or other distributions declared with respect to Industries Common Shares with a record date after the Effective Time will be paid to the holder of any certificate representing IWC Common Shares until such certificate has been surrendered for exchange. Such dividends or other distributions will be paid, without interest, to holders of certificates representing IWC Common Shares after surrender of such certificates.

NO FRACTIONAL SHARES

  No fractional Industries Common Shares will be issued pursuant to the Merger. In lieu of issuing fractional shares, holders of IWC Common Shares who otherwise would be entitled to receive a fraction of a share will receive cash equal to such fractional amount multiplied by the Industries Share Price.

IWC DIVIDENDS PRIOR TO THE EFFECTIVE TIME OF THE MERGER

  IWC will be entitled to declare and pay quarterly dividends at the rate of $0.36 per IWC Common Share in accordance with its past practice until the Effective Time. On January 16, 1997, the Board of Directors of IWC declared a cash dividend of $0.36 per share on the IWC Common Shares. The dividend will be paid on March 1, 1997, to shareholders of record on February 10, 1997.

IMPACT OF STOCK SPLITS, ETC.

  In the event of any change in Industries Common Shares between the date of the Merger Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange or the like, the Exchange Ratio and the calculation of all share prices provided for in the Merger Agreement will be proportionately adjusted.

OPERATION OF IWC AFTER THE MERGER

  After the Effective Time, the Surviving Corporation will change its name to IWC Resources Corporation and will remain a wholly-owned subsidiary of Industries. IWC's subsidiaries will continue to be legally separate corporations, and the Water Companies will continue to be fully subject to regulation to the extent now regulated by applicable regulatory agencies and will have the same rates, customers, property and operations as prior to the Merger. It is expected that the Surviving Corporation, Industries and one or more of their subsidiaries, including the Water Companies, may enter into one or more management service agreements, pursuant to which certain management, accounting, treasury, payroll and other financial functions, human resources administration, information and data processing services, and certain customer service functions may be provided through one or more of Industries' other subsidiaries. The terms of any management services agreement will be finalized after the Effective Time. It is intended that the costs incurred by the Surviving Corporation and its subsidiaries under such agreements will not exceed those that would be incurred by continuing the current operating procedures and staffing of IWC and its subsidiaries. The Water Companies will file all such agreements with applicable regulatory agencies to the extent required.

REGULATORY MATTERS

  Antitrust. Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Industries and IWC filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on February 18, 1997, and the applicable 30-day waiting period is scheduled to expire on March 20, 1997, subject to extension if the FTC or the Antitrust Division requests additional information.

  Indiana Utility Regulatory Commission. Under Indiana law, no approval is needed from the Indiana Utility Regulatory Commission for the Merger.

STOCK EXCHANGE LISTINGS

  It is a condition to the Merger that the Industries Common Shares to be issued in the Merger be authorized for listing on the NYSE, subject to official notice of issuance. Industries has also agreed to use its best efforts to have such shares approved for listing on the Chicago Stock Exchange and the Pacific Stock Exchange prior to the Effective Time, subject to official notice of issuance.

CONDITIONS TO THE MERGER

  Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of IWC and Industries and Acquisition to consummate the Merger are subject to the satisfaction or waiver of the following conditions: (i) the shareholders of IWC shall have approved the Merger Agreement and the transactions contemplated thereby, (ii) IWC and Industries shall have made all such filings, and obtained all permits, authorizations, consents or approvals, required by any government entity to consummate the transactions contemplated by the Merger Agreement, (iii) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired, (iv) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, (v) the Industries Common Shares issuable to shareholders of IWC pursuant to the Merger Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance, (vi) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, (vii) the Surviving Corporation shall have entered into three-year employment agreements with each of James T. Morris, Joseph R. Broyles and J.A. Rosenfeld, as described under "THE MERGER-- Interests of Certain Persons--Change in Control Obligations and New Employment Agreements," (viii) the preferred share purchase rights issued pursuant to the Rights Agreement dated as of February 9, 1988, between IWC and Fifth Third Bank, as rights agent, shall have been redeemed, and (ix) the executive employment agreements between IWC and each of James T. Morris, Joseph R. Broyles, J.A. Rosenfeld, Kenneth N. Giffin and John M. Davis, all IWC Common Shares subject to restrictions under IWC's Restricted Stock Plan and all obligations to provide benefits under IWC's nonqualified executive supplemental benefit plan shall have been canceled in consideration of certain cash payments. See "THE MERGER--Interests of Certain Persons--Change in Control Obligations and New Employment Agreements."

  Additional Conditions to IWC's Obligation to Effect the Merger. The obligation of IWC to effect the Merger is further subject to the satisfaction or waiver of the following additional conditions: (i) the representations and warranties of Industries and Acquisition contained in the Merger Agreement shall be true and correct in all material respects, (ii) each of Industries and Acquisition shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Merger, (iii) IWC shall have received a tax opinion of Baker & Daniels, its counsel, to the effect that, for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that shareholders of IWC will not be subject to federal income tax on the receipt of Industries Common Shares in exchange for IWC Common Shares pursuant to the Merger, and (iv) IWC shall have received an opinion of Schiff Hardin & Waite, Industries' counsel, as to certain corporate matters.

  Additional Conditions to Industries' and Acquisition's Obligations to Effect the Merger. The obligations of Industries and Acquisition to effect the Merger are further subject to the satisfaction or waiver of the following additional conditions: (i) the representations and warranties of IWC contained in the Merger Agreement shall be true and correct in all material respects, (ii) IWC shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Merger, (iii) Industries shall have received a tax opinion of Schiff Hardin & Waite to the effect that, for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized by Industries or IWC as a consequence of the Merger, (iv) Industries shall have received an opinion of Baker & Daniels as to certain corporate matters, (v) the opinion of Barr Devlin discussed under "THE MERGER--Opinion of Barr Devlin" shall not have been modified or withdrawn, and (vi) IWC and its subsidiaries shall have received consents to the Merger under certain loan agreements, which consents have been obtained.

OTHER ACQUISITION PROPOSALS

  In the Merger Agreement, IWC has agreed not to solicit, initiate or encourage the submission of any Acquisition Proposal, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any Acquisition Proposal. However, the Merger Agreement does not prohibit IWC from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, to the extent that (i) the Board of Directors of IWC makes a good faith determination based upon the advice of outside counsel that such action is necessary for the Board of Directors of IWC to comply with its fiduciary duties to shareholders under applicable law,
(ii) IWC provides reasonable notice to Industries that it is taking such action and (iii) such person or entity enters into a confidentiality agreement with IWC as provided in the Merger Agreement.

TERMINATION; TERMINATION FEES

  Termination. The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after its approval by the shareholders of IWC, (i) by mutual written consent of Industries and IWC; (ii) by either Industries or IWC (a) if the Merger is not approved by the shareholders of IWC at the Special Meeting, (b) if the Merger is not consummated on or before May 31, 1997 (unless the failure to consummate the Merger is the result of a willful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement), (c) if any government entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or
(d) because IWC receives an Acquisition Proposal and the Board of Directors of IWC concludes that, in order to comply with its fiduciary duties to shareholders under applicable law, it is necessary to modify or withdraw its approval or recommendation of the Merger Agreement, approve or recommend such Acquisition Proposal or enter into an agreement with respect to such Acquisition Proposal; (iii) by IWC in the event of a material breach of any representation or warranty of Industries or Industries' failure to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of Industries is or becomes untrue in any material respect, such that certain conditions to the Merger would be incapable of being satisfied by May 31, 1997, provided that a willful breach shall be deemed to cause such conditions to be incapable of being satisfied by such date; (iv) by Industries in the event of a material breach of any representation or warranty of IWC or IWC's failure to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of IWC is or becomes untrue in any material respect, such that certain conditions to the Merger would be incapable of being satisfied by May 31, 1997, provided that a willful breach shall be deemed to cause such conditions to be incapable of being satisfied by such date.

  In the event of termination of the Merger Agreement by either IWC or Industries, except as provided below, the Merger Agreement will become null and void and have no effect, without any liability or obligation on the part of Industries or IWC, other than provisions relating to confidentiality, expenses (as described under "THE MERGER--Expenses"), and the termination payments described below.

  Termination Fees. The Merger Agreement provides that, if the Merger Agreement is terminated by Industries or IWC because IWC receives an Acquisition Proposal and the Board of Directors of IWC concludes that, in order to comply with its fiduciary duties to shareholders under applicable law, it is necessary to modify or withdraw its approval or recommendation of the Merger Agreement, approve or recommend such Acquisition Proposal or enter into an agreement with respect to such Acquisition Proposal, IWC will pay Industries $1,000,000 as liquidated damages within 30 days of the date of such termination and will pay Industries an additional $9,000,000 as liquidated damages upon the earlier of consummation of the transactions contemplated by an Acquisition Proposal or five months from the date of such termination; provided, that IWC will not be obligated to pay the additional $9,000,000 if, within such five-month period, the transactions contemplated by the Acquisition Proposal are abandoned or otherwise terminated and either (i) the Merger Agreement is reinstated by mutual agreement of Industries and IWC or
(ii) Industries rejects a firm written offer from IWC to reinstate the Merger Agreement and consummate the transactions contemplated thereby. The Merger Agreement further provides that, if the Merger Agreement is terminated by either Industries or IWC as a result of a material breach by the other of any representation, warranty or obligation thereunder, the breaching party will pay $10,000,000 to the non-breaching party as liquidated damages.

EXPENSES

  Industries, Acquisition and IWC will each pay its own costs and expenses incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the transactions contemplated thereby, except that the filing fee in respect of the notification and report under the HSR Act and the expenses incurred in connection with the printing, mailing and distribution of this Proxy Statement/Prospectus and the preparation and filing of the Registration Statement will be borne equally by Industries and IWC.

AMENDMENT, EXTENSION AND WAIVER

  The Merger Agreement may be amended by the parties thereto by written agreement prior to the Effective Time, provided that after the approval of the Merger by the shareholders of IWC, no amendment may be made that would reduce the consideration to be issued upon conversion of IWC Common Shares pursuant to the Merger or otherwise adversely affect the rights of the shareholders of IWC without the approval of such shareholders.

  At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) subject to certain limitations, waive compliance with any of the agreements or conditions contained in the Merger Agreement.

INTERESTS OF CERTAIN PERSONS

  Change in Control Obligations and New Employment Agreements. In December 1993, IWC entered into executive employment agreements (the "Executive Agreements") with senior executives James T. Morris, J. A. Rosenfeld, Joseph
R. Broyles and Kenneth N. Giffin (together with John M. Davis, the "Executives"). In January 1996, IWC amended the Executive Agreements with Messrs. Morris, Rosenfeld, Broyles and Giffin and entered into a similar agreement with John M. Davis. The Executive Agreements were entered into for the purpose of better assuring the continued service and loyalty of the Executives. The Executive Agreements provide, among other things, for various benefits to be paid to the Executives in the event of a change in control of IWC. Although the Executive Agreements were not entered into in conjunction with the Merger, the Merger will constitute a "change in control" within the meaning of the Executive Agreements, entitling the Executives to certain rights and potential payments under the Executive Agreements. IWC and Industries have agreed that, as a condition to the Merger, immediately prior to the Effective Time, the Executives will agree to the cancellation of their Executive Agreements and their restricted shares granted pursuant to IWC's Restricted Stock Plan. In consideration for that action and for future services to be rendered, the Surviving Corporation will enter into new employment agreements with the Executives. Industries will guarantee the payment of all compensation under the new employment agreements.

  The new employment agreements will provide to the Executives: (i) base compensation; (ii) a completion bonus; (iii) an annual incentive bonus based on Industries' performance (the "Industries Performance Bonus") ; (iv) in the case of Messrs. Morris, Rosenfeld and Broyles, an incentive bonus based on IWC's performance (the "IWC Performance Bonus") and an acquisition bonus; and
(v) payments relating to a covenant not to compete with Industries or its subsidiaries, including the Surviving Corporation, after the termination of the Executive's employment.

  The base compensation for each Executive will be equal to his base compensation from IWC as in effect on January 1, 1997. Those amounts are as follows: Mr. Morris--$360,535; Mr. Broyles--$231,186; Mr. Rosenfeld--$231,186;
Mr. Giffin--$137,754; and Mr. Davis--$162,803. The base compensation for the period from the Effective Time through December 31, 1997 will be paid as part of the completion bonus described below. Base compensation for years subsequent to 1997 will be payable during those years in accordance with the Surviving Corporation's normal payroll practices.

  The completion bonus for each Executive will be payable in full immediately after the Effective Time (unless deferred by the Executive). Those amounts are as follows: Mr. Morris--$1,158,573; Mr. Broyles--$799,410; Mr. Rosenfeld-- $604,362; Mr. Giffin--$466,382 and Mr. Davis--$534,767. Each Executive has indicated his intention to defer receipt of his completion bonus. Such deferred amounts will include interest from the Effective Time at fixed rates intended to approximate market rates.

  The Industries Performance Bonus to be paid to each Executive will be a contingent amount based on the annual consolidated earnings before interest, taxes, depreciation and amortization of Industries (the "Performance Base"), subject to specified maximum amounts. The Industries Performance Bonus will apply to 1997, in the case of Messrs. Giffin and Davis, and to 1997, 1998 and 1999, in the case of Messrs. Morris, Broyles and Rosenfeld, and will be payable at the end of such one-year or three-year period (unless deferred by the Executive). The percentages for each Executive (to be applied against the Performance Base) and the maximum amounts payable are as follows: Mr. Morris-- 1.0% and $1,299,680; Mr. Broyles--.75% and $1,023,600; Mr. Rosenfeld--.75% and
$1,023,595; Mr. Giffin--.5% and $172,193; and Mr. Davis--.5% and $203,503.
Each Executive has indicated his intention to defer receipt of the Industries Performance Bonus. Such deferred amounts will include interest from the end of the year in which the bonus is accrued at a fixed rate of 10% per annum, declining to 8.6% per annum.

  The IWC Performance Bonus will be a contingent amount to be shared among Messrs. Morris (38%), Broyles (28%) and Rosenfeld (34%) equal to 20% of the amount by which the consolidated net income of the Surviving Corporation exceeds the sum of its budgeted net income plus $2,000,000. The IWC Performance Bonus will be payable with respect to each of 1997, 1998 and 1999 to such Executives, if they are employed for the entire year.

  The acquisition bonus will be a contingent amount to be shared among Messrs. Morris (38%), Broyles (28%) and Rosenfeld (34%) and will be based upon the acquisition price of certain acquisitions made by the Surviving Corporation during the period that those Executives are employees of the Surviving Corporation. For acquisitions occurring at a price between $10,000,000 and $100,000,000, the acquisition bonus will be 1% of the acquisition price. For acquisitions occurring at a higher price, the acquisition bonus will be based on a percentage that declines by .125% for each additional $100,000,000 (or any part thereof) of acquisition price up to $400,000,000 and then .5% of the acquisition price above $400,000,000.

  Each Executive will agree not to compete with Industries or any of its subsidiaries, including the Surviving Corporation, for five years after the termination of his employment with the Surviving Corporation. The amounts payable in consideration for such agreements, which will be paid upon termination of employment (unless deferred by the Executive), are as follows:
Mr. Morris--$3,318,756; Mr. Broyles--$1,675,058; Mr. Rosenfeld--$889,053; Mr.
Giffin--$952,968 and Mr. Davis--$386,101. Each Executive has indicated his intention to defer receipt of these payments. Such deferred amounts will include interest from the Effective Time at the same rates as the Industries Performance Bonus.

  Under the new employment agreements, if any of the Executives is subject to an excise tax under Section 4999 of the Code as a result of payments made in connection with his employment, the Surviving Corporation will make an additional payment or payments to reimburse the Executive, on a grossed-up after-tax basis, for the excise tax. Industries, IWC and the Executives have agreed that such gross-up payments will in no event exceed an aggregate of $6,000,000.

  In addition, in lieu of contributing to any pension plan, the Executives will receive an annual deferred compensation payment in the amount Industries would have contributed to its defined benefit pension plan had the Executive participated in the plan. The Executives and their dependents will be entitled to participate in any health plan, disability plan and life insurance plan made available by the Surviving Corporation to its senior executives.

  Special Bonus Payments. In December 1996, the Compensation Committee of the IWC Board of Directors awarded special bonuses to four senior executives of IWC, three of whom are also directors of IWC. The bonuses were paid to the executives to reward them for their efforts in negotiating the Merger Agreement. Such bonuses are not forfeited if the Merger is not completed. The amounts of the special bonuses are as follows: Mr. Morris--$343,367; Mr. Rosenfeld--$201,344; Mr. Broyles--$55,574 and Mr. Davis--$39,135.

  Election to Industries' Board. The Merger Agreement provides that Industries will use its best efforts to cause its Articles of Incorporation to be amended at its 1997 annual meeting of shareholders to increase the authorized number of directors of Industries so as to permit the appointment of one director of IWC to be mutually determined by Industries and IWC to serve as a director of Industries. Industries and IWC have selected Mr. Morris to serve as this director.

  IWC Directors. After the Merger, it is expected that the current members of IWC's Board of Directors will serve as directors of the Surviving Corporation, other than any current directors of IWC who are also directors of another electric or gas utility company. It is further expected that the compensation of those continuing directors will remain substantially unchanged. Directors of IWC (other than directors who are employees of IWC) receive a quarterly retainer of $2,500 and an additional $1,000 for each Board of Directors meeting attended. Directors also receive additional amounts for serving as members of the Executive Committee, the Audit Committee and the Compensation Committee. IWC maintains a retirement program for its non-employee directors, under which the quarterly director's retainer of $2,500 is paid to a director who retires after reaching age 65 and who has at least ten years of service as a director. The retirement benefit is reduced proportionately in the case of retiring directors who have fewer than ten years of service as a director.

  Indemnification. Industries has agreed to indemnify and hold harmless each Eligible Person (as defined in IWC's Articles of Incorporation), including the directors of IWC, determined as of the Effective Time, against any costs, expenses and other liabilities to the fullest extent that IWC or any of its subsidiaries would have been permitted under applicable law and the Articles of Incorporation of IWC or such subsidiary in effect on the date of the Merger Agreement to indemnify such person.

EFFECTIVE TIME OF THE MERGER

  If the Merger Agreement is approved by the requisite vote of the holders of IWC Common Shares at the Special Meeting and the other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing of Articles of Merger with the Secretary of State of Indiana. The filing of the Articles of Merger will be made as soon as practicable after all conditions to the Merger Agreement have been satisfied or waived.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following summary discusses the principal federal income tax consequences of the Merger. The summary is based upon the Code, applicable treasury regulations thereunder and administrative rulings and judicial authority of the date hereof. All of the foregoing are subject to change, and any such change could affect the continuing validity of the discussion. The discussion assumes that holders of IWC Common Shares hold such shares as a capital asset and does not address the tax consequences that may be relevant to a particular shareholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, corporate shareholders which are collapsible corporations, non-United States persons and shareholders who acquired IWC Common Shares as compensation or through a tax-qualified retirement plan, nor any consequences arising under the laws of any state, locality or foreign jurisdiction.

  Tax Opinion. The consummation of the Merger is conditioned upon the receipt by IWC and Industries of opinions of Baker & Daniels and Schiff Hardin & Waite, respectively, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and as to certain other federal income tax consequences incident to the Merger. Baker & Daniels and Schiff Hardin & Waite are of the opinion, subject to the assumptions set forth below being true and correct as of the Effective Time, that the Merger will constitute a reorganization pursuant to Section 368(a) of the Code and that accordingly neither Industries nor IWC will recognize gain or loss as a result of the Merger. In addition, Baker & Daniels is of the opinion that holders of IWC Common Shares that exchange their shares solely for Industries Common Shares will not recognize gain or loss in the Merger, and holders of IWC Common Shares that exchange their shares for Industries Common Shares and cash, or solely for cash, will recognize gain, if any, in the Merger but not in excess of the amount of cash received.

  The foregoing opinions are based upon (i) certain representations of IWC and Industries, (ii) the assumption that the Merger will be consummated in accordance with its terms, and (iii) the assumption that the "continuity of interest" requirement for tax-free reorganization treatment will be satisfied. If Baker & Daniels or Schiff Hardin & Waite is unable to issue its opinion as a result of a failure to satisfy the continuity of interest requirement, the number of Industries Common Shares to be issued in the Merger will be increased to the minimum extent necessary to permit such opinions to be given, and the amount of cash to be paid will be reduced as described under "THE MERGER--Cash Elections; Allocation and Proration."

  The discussion below summarizes certain federal income tax consequences of the Merger to a holder of IWC Common Shares, assuming that the Merger will qualify as a reorganization.

  Holders of IWC Common Shares--General. As discussed below, the federal income tax consequences of the Merger to a holder of IWC Common Shares depend on whether such holder receives cash or Industries Common Shares or some combination thereof in exchange for such holder's IWC Common Shares, as well as with respect to any IWC Common Shares that such holder constructively owns within the meaning of Section

318 of the Code (which generally deems a person to own stock that is owned by certain family members or related entities or that is the subject of options owned or deemed owned by such person), and may further depend on whether such holder actually or constructively owns any Industries Common Shares. Because the constructive ownership rules contained in Section 318 of the Code are highly complex, holders of IWC Common Shares who believe that they may constructively own other IWC Common Shares or Industries Common Shares are strongly advised to consult their own tax advisors.

  Only Industries Common Shares Received. Except as discussed below with respect to cash received in lieu of a fractional Industries Common Share, a holder of IWC Common Shares that receives only Industries Common Shares in the exchange of such holder's IWC Common Shares will not recognize gain or loss. The adjusted tax basis of the Industries Common Shares received in the Merger will be the same as the adjusted tax basis of the shares of IWC Common Shares exchanged therefor in the Merger. The holding period of the Industries Common Shares received will include the holding period of IWC Common Shares exchanged therefor.

  Only Cash Received. A holder of IWC Common Shares that receives solely cash in the Merger in exchange for such holder's IWC Common Shares will recognize capital gain or loss measured by the difference between the amount of cash received and the adjusted tax basis of the IWC Common Shares exchanged therefor.

  Industries Common Shares and Cash Received. Except as discussed below with respect to cash received in lieu of a fractional Industries Common Share, a holder of IWC Common Shares that, as a result of prorations or allocations resulting from limitations on cash (see "THE MERGER--Cash Elections; Allocation and Proration") or as a result of not making a Cash Election with respect to all of such holder's IWC Common Shares, receives both Industries Common Shares and cash in the exchange for IWC Common Shares will not recognize loss in such exchange. However, under Section 356(a)(1) of the Code, such holder will recognize gain (measured by the sum of the fair market value of the Industries Common Shares received plus the amount of any cash received minus the adjusted tax basis of the IWC Common Shares exchanged), if any, but only to the extent of the amount of any cash received. Under existing rulings of the Internal Revenue Service, any gain recognized by a holder of IWC Common Shares will be capital gain. It is particularly important that holders of IWC Common Shares in this position confirm with their own tax advisors that they do not constructively own either IWC Common Shares or Industries Common Shares.

  The adjusted tax basis of the Industries Common Shares received will be the same as the adjusted tax basis of the IWC Common Shares exchanged therefor, decreased by the basis of any fractional share interest for which cash is received in the Merger, and further decreased by the amount of cash received (other than cash received for a fractional share interest), and increased by the amount of gain recognized on the exchange (including any portion that is treated as a dividend). The holding period of the Industries Common Shares received will include the holding period of the IWC Common Shares exchanged therefor.

  Fractional Shares. If a holder of shares of IWC Common Shares receives cash in lieu of a fractional Industries Common Share in the Merger, such cash amount will be treated as received in exchange for the fractional Industries Common Share. Gain or loss recognized as a result of that exchange will be equal to the cash amount received for the fractional Industries Common Share reduced by the proportion of the holder's adjusted tax basis in the IWC Common Shares exchanged and allocable to the fractional Industries Common Share.

  THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. HOLDERS OF IWC COMMON SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

  Forms of the tax opinions of Baker & Daniels and Schiff Hardin & Waite described herein have been filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

ACCOUNTING TREATMENT

  The Merger will be accounted for by Industries using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to the fair value of net assets acquired. The excess purchase price over the fair value of the net assets acquired will be allocated to utility plant in service of Indianapolis Water Company, consistent with regulatory accounting practices, and to goodwill for all other IWC subsidiaries.

RESALES OF INDUSTRIES COMMON SHARES ISSUED IN THE MERGER; AFFILIATES

  All Industries Common Shares issued in the Merger will be freely transferable, except that Industries Common Shares received by persons who are deemed to be "affiliates" (as that term is defined under the Securities Act) of IWC or Industries prior to the Merger may be sold by them only in transactions permitted under the resale provisions of Rule 145 under the Securities Act (with respect to affiliates of IWC) or Rule 144 under the Securities Act (with respect to persons who are or become affiliates of Industries), or as generally permitted under the Securities Act. Persons who may be deemed to be affiliates of IWC or Industries generally include individuals or entities that control, are controlled by, or are under common control with IWC or Industries, respectively, and may include certain officers, directors and principal shareholders of such corporations.

  Affiliates may not sell the Industries Common Shares received by them in the Merger except pursuant to an effective registration under the Securities Act covering such shares or in compliance with Rule 145 (or Rule 144, in the case of persons who become affiliates of Industries) under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Time, an affiliate would be able to sell Industries Common Shares received in the Merger only through unsolicited "broker's transactions" or in transactions directly with a "market maker," as such terms are defined in Rule
144. Moreover, the number of Industries Common Shares sold by an affiliate during any three-month period may not exceed the greater of 1% of the outstanding Industries Common Shares or the average weekly trading volume in Industries Common Shares on all exchanges during the four calendar weeks proceeding the sale. Sales under Rule 144 are also subject to the availability of current public information about Industries. The restrictions on sales will cease to apply under most circumstances once the former IWC affiliate has held the Industries Common Shares for at least two years. Industries Common Shares held by persons who are or become affiliates of Industries will be subject to additional restrictions on sale.

                              SHAREHOLDERS OF IWC

  The following table sets forth information as of February 13, 1997, the Record Date, regarding the beneficial ownership of IWC Common Shares by each 5% beneficial owner and by each director of IWC, the chief executive officer and the four other most highly compensated executive officers of IWC whose salary and bonus exceeded $100,000 for fiscal 1996, and the directors and executive officers of IWC as a group. The persons named in the table have sole voting and investment power with respect to all IWC Common Shares owned by them unless otherwise noted.

                                                     AMOUNT AND NATURE
                                                       OF BENEFICIAL   PERCENT
      NAME OF BENEFICIAL OWNER                           OWNERSHIP     OF CLASS
      ------------------------                       ----------------- --------
      Don W. Miller (1).............................      625,494        6.9%
      Joseph R. Broyles.............................       54,582(2)       *
      Robert B. McConnell...........................       14,167          *
      J. George Mikelsons...........................          250          *
      Jerry D. Semler...............................       10,000          *
      Joseph D. Barnette, Jr........................        2,200          *
      Milton O. Thompson............................        1,164          *
      Robert A. Borns...............................       10,676          *
      Susan O. Conner...............................          484          *
      Otto N. Frenzel, III..........................       20,927(3)       *
      J.B. King.....................................        2,207          *
      James T. Morris...............................       23,661(4)       *
      Fred E. Schlegel..............................        1,186          *
      John M. Davis.................................       10,062(5)       *
      Kenneth N. Giffin.............................       19,427(6)       *
      J.A. Rosenfeld................................       10,847(7)       *
      Directors and Executive Officers as a group
       (15 persons).................................      181,840(8)     2.0%

--------
   *Less than 1%
(1) Mr. Miller's address is 1220 Waterway Boulevard, Indianapolis, Indiana
    46206.
(2) Shares shown include 7,610 shares owned by Mr. Broyles as custodian for his minor daughters and 1,426 shares owned by Mr. Broyles' wife, as to which Mr. Broyles disclaims beneficial ownership. Shares shown include 9,209 shares credited to Mr. Broyles' account under IWC's Employee Stock Ownership Plan, 4,663 restricted shares granted pursuant to IWC's Restricted Stock Plan and 4,404 shares allocated within IWC's Thrift Plan.
(3) Shares shown include 100 shares held in a family partnership, as to which Mr. Frenzel has voting and investment power, and 18,000 shares of stock held in charitable remainder trusts of which Mr. Frenzel is co-trustee.
(4) Shares shown include 884 shares credited to Mr. Morris' account under IWC's Employee Stock Ownership Plan, 7,203 restricted shares granted pursuant to IWC's Restricted Stock Plan and 5,860 shares allocated within IWC's Thrift Plan.
(5) Shares shown include 242 shares credited to Mr. Davis' account under IWC's Employee Stock Ownership Plan, 3,346 restricted shares granted pursuant to IWC's Restricted Stock Plan, 660 shares allocated within IWC's Thrift Plan and 2,860 shares owned by Mr. Davis' spouse, as to which Mr. Davis disclaims beneficial ownership.
(6) Shares shown include 4,439 shares credited to Mr. Giffin's account under IWC's Employee Stock Ownership Plan, 2,766 restricted shares granted pursuant to IWC's Restricted Stock Plan and 8,770 shares allocated within IWC's Thrift Plan.
(7) Shares shown include 408 shares credited to Mr. Rosenfeld's account under IWC's Employee Stock Ownership Plan and 4,147 restricted shares granted to Mr. Rosenfeld pursuant to IWC's Restricted Stock Plan.
(8) Includes 18,800 shares credited to officers under IWC's Employee Stock Ownership Plan (with respect to which the officers have voting but not investment power), 13,304 shares with respect to which voting and investment power is shared with spouses or relatives of the directors and officers, 6,486 shares as to which beneficial ownership is disclaimed, 26,143 restricted shares granted pursuant to IWC's Restricted Stock Plan and 33,298 shares allocated within IWC's Thrift Plan with respect to officers.

                        COMPARATIVE SHAREHOLDER RIGHTS

  The rights of holders of IWC Common Shares and Industries Common Shares are currently governed by the Indiana Business Corporation Law (the "Indiana BCL") and the respective articles of incorporation and by-laws of each corporation. Upon consummation of the Merger, holders of IWC Common Shares will become holders of Industries Common Shares, and their rights will be governed by the Indiana BCL and the articles of incorporation and by-laws of Industries ("Industries' Articles" and "Industries' By-Laws," respectively). A summary of certain material differences between the rights of holders of IWC Common Shares and the holders of Industries Common Shares is set forth below.

COMMON AND PREFERRED SHARES

  Industries' Articles authorize the issuance of 200,000,000 Industries Common Shares, of which 59,805,661 shares were issued and outstanding as of December 31, 1996, and the issuance of 20,000,000 Preferred Shares, of which no shares were issued and outstanding as of December 31, 1996. Industries' Articles also authorize the issuance of 2,000,000 shares of Series A Junior Participating Preferred Stock in connection with Industries' Share Purchase Rights Plan. See "--Share Purchase Rights Plans" below. Industries Preferred Shares may be issued in series having such rights and preferences as may be designated by the Board of Directors of Industries. There are no restrictions on the issuance of additional Industries Preferred Shares.

  The articles of incorporation of IWC ("IWC's Articles") authorize the issuance of 20,000,000 IWC Common Shares, of which 9,080,793 shares were issued and outstanding as of December 31, 1996, and 2,000,000 Special Shares, no par value ("IWC Special Shares"), of which no shares are issued and outstanding. IWC's Articles also authorize the issuance of 100,000 shares of Series A Junior Participating Preferred Stock ("Series A Preferred Stock") in connection with IWC's Preferred Stock Purchase Rights Plan. See "--Share Purchase Rights Plans" below. There are no issued and outstanding shares of Series A Preferred Stock. The IWC Special Shares may be issued in series having such rights and preferences as may be designated by the Board of Directors of IWC. There are no restrictions on the issuance of additional IWC Special Shares.

GENERAL VOTING RIGHTS

  Common Shares. Holders of Industries Common Shares and holders of IWC Common Shares are entitled to one vote for each share held of record upon any matter submitted to a vote of Industries shareholders and IWC shareholders, respectively.

  Preferred Shares. Industries' Articles and IWC's Articles both provide that the holders of preferred shares have no voting rights except as provided in the resolutions of the board of directors establishing the particular series of preferred shares or as provided by the Indiana BCL. The resolutions establishing Industries' Series A Junior Participating Preferred Stock and IWC's Series A Preferred Stock both provide that the holders of such shares shall be entitled to 100 votes per share on all matters submitted to a vote of the shareholders, subject to adjustments for share splits, share dividends and other events.

VOTING ON TRANSACTIONS WITH INTERESTED SHAREHOLDERS

  Industries' Articles and IWC's Articles both have provisions designed to assure fair treatment for all shareholders of Industries or IWC in certain business combinations (as described in Industries' Articles or IWC's Articles) proposed by a beneficial owner of 10% or more of the voting shares of Industries (an "Interested Shareholder") or IWC (a "Related Person"). Under Industries' Articles, any business combination that is proposed by an Interested Shareholder must be approved by 80% of the outstanding voting shares that are not beneficially owned by the Interested Shareholder, unless certain fair price and procedural requirements are met, the business combination is approved by the Board of Directors of Industries before the Interested Shareholder becomes an Interested Shareholder, or the business combination is approved by the affirmative vote of the holders of the majority of the outstanding voting shares that are not beneficially owned by the Interested Shareholder no earlier than five years after such person becomes an Interested Shareholder.

  Under IWC's Articles any business combination that is proposed by a Related Person must be approved by two-thirds of the outstanding voting shares of IWC and by a majority of the outstanding voting shares that are not beneficially owned by the Related Person, unless certain fair price and procedural requirements are met, or the business combination is approved by not less than a two-thirds vote of the Board of Directors of IWC before the Related Person becomes a Related Person or the Board of Directors of IWC has otherwise approved the business combination or the business combination is solely between IWC and another corporation of which IWC owns, indirectly or directly, all of the voting shares.

  These provisions in Industries' Articles and IWC's Articles, in effect, encourage a party seeking to control Industries or IWC, in advance of the party becoming an Interested Shareholder or Related Person, respectively, to negotiate and reach an agreement with the Boards of Directors of Industries or IWC as to the terms of its proposed business combination. Without such a prior agreement with the Board of Directors of Industries or IWC, it could take over five years for a party who is an Interested Shareholder or Related Person to obtain approval of its proposed business combination unless such proposed business combination is approved by the requisite 80% or two-thirds vote or satisfies the fair price and procedural requirements. As a result of these restrictions on business combinations with Interested Shareholders or Related Persons, takeovers that might be favored by a majority of Industries' or IWC's shareholders may be impeded or prevented. On the other hand, the negotiation of terms of a takeover transaction in advance is likely to result in more favorable terms for all of the shareholders of Industries or IWC than are likely to be offered in takeovers initiated without advance negotiations.

BOARD OF DIRECTORS

  The Board of Directors of Industries currently consists of nine persons and is divided into three classes serving staggered three-year terms. As a result, one-third of the Board of Directors is elected each year. In addition, Industries' Articles provide that a director of Industries may only be removed for cause by the directors or shareholders. Industries intends to expand the size of its Board of Directors to ten, as described under "THE MERGER-- Interests of Certain Persons--Election to Industries' Board."

  The by-laws of IWC (the "IWC By-Laws") provide that IWC's Board of Directors consists of thirteen directors, who are divided into three classes serving staggered three-year terms. As a result, approximately one-third of IWC's Board of Directors is elected each year. In addition, the IWC By-Laws provide that IWC's shareholders have the right to remove a director for cause by a vote of IWC shareholders representing not less than two-thirds of the votes cast.

  The existence of Industries' and IWC's staggered Boards of Directors requires a substantial shareholder to negotiate with the existing Board before attempting a takeover of Industries or IWC because, without the cooperation of the existing Board, it could take such a shareholder up to two years to acquire control of the Board. This provision enables Industries' or IWC's Board of Directors, and ultimately the shareholders of Industries or IWC, to negotiate with potential acquirors from a strong position and protects Industries' or IWC's shareholders against unfair or unequal treatment that could arise from an unsolicited attempt to acquire the respective companies. On the other hand, the additional time required to obtain control of Industries' or IWC's Board may discourage takeover bids which a majority of Industries' or IWC's shareholders might deem desirable.

SPECIAL MEETINGS OF SHAREHOLDERS

  Industries' By-Laws provide that Industries' Chairman, President or Board of Directors may call a special meeting of shareholders and that Industries' President must call a special meeting of shareholders upon the written request of a majority of Industries' Board of Directors or the holders of at least 25% of the outstanding voting stock.

  The IWC By-Laws provide that IWC's President, Chief Executive Officer or Board of Directors may call a special meeting of shareholders at any time and must call a special meeting of shareholders upon the written request of the holders of at least 25% of the outstanding voting stock.

AMENDMENT OF ARTICLES

  Industries' Articles provide that the provisions relating to directors, business combinations, indemnification and amendment of such Articles may not be amended, altered, changed or repealed unless such amendment, alteration, change or repeal is approved by the affirmative vote of the holders of not less than 75% of the outstanding shares entitled to vote thereon. This requirement of a 75% vote is greater than the general voting requirement under the Indiana BCL and, in effect, could give certain minority shareholders of Industries, including the members of Industries Board of Directors in their capacity as shareholders, a veto power over subsequent changes to provisions relating to directors, business combinations, indemnification and amendment of the Industries' Articles, ultimately making it more difficult to amend such provisions, even if a majority of the holders of Industries Common Shares favors such changes.

  IWC's Articles provide that the provisions of IWC's Articles relating to directors, business combinations and special shareholders meetings may not be amended or repealed unless such amendment or repeal is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and by a majority of shareholders who are not Related Persons. These provisions may be amended or repealed by a shareholder vote pursuant to the Indiana BCL rather than by a two-thirds shareholder vote if not less than two-thirds of the Board of Directors who are not associated with any Related Person and who became directors before the Related Person became a Related Person recommend any amendments to or repeal of any of these provisions. IWC's Articles provide that the provisions of IWC's Articles relating to the Series A Preferred Stock may not be amended in any manner which would materially change the rights of the Series A Preferred Stock without the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

AMENDMENT OF BY-LAWS

  Industries' By-Laws and the IWC By-Laws provide that they may be altered, amended or repealed by an affirmative vote of a majority of a quorum of the Board of Directors at any meeting of the Board of Directors. In addition, the IWC By-Laws provide that IWC shareholders can alter or repeal any by-laws adopted by IWC's directors.

SHARE PURCHASE RIGHTS PLANS

  In February 1990, Industries adopted a Share Purchase Rights Plan ("Industries' Rights Plan") and issued, as a dividend, one Preferred Share Purchase Right (an "Industries Right") for each outstanding Industries Common Share. Each Industries Common Share issued since the date of that dividend also includes one Industries Right (including shares to be issued in connection with the Merger Agreement, except in the unlikely event that the Industries Rights are redeemed or separately certificated prior to the Effective Time).

  Industries' Rights Plan may impede or prevent takeovers that in some circumstances might be beneficial to Industries shareholders. Industries' Rights Plan would not impede or prevent most takeovers approved by the existing directors and is designed to enhance or have the effect of enhancing the ability of the Board of Directors, and ultimately the shareholders, to negotiate with potential acquirors from a strong position and to protect shareholders against unfair or unequal treatment in the event of an unsolicited attempt to acquire Industries. It may have, however, the overall effect of making it more difficult to acquire and exercise control over Industries and to remove incumbent officers and directors, without the approval of the directors, thus providing such officers and directors with enhanced ability to retain their positions. Such provisions might also limit opportunities for shareholder participation in certain types of transactions even though such transactions might be favored by the holders of a majority of the outstanding Industries Common Shares.

  Each Industries Right entitles the holder to buy one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $60 per one-hundredth of a share, subject to adjustment. The Industries Rights will be exercisable only if a person or group acquires 20% or more of the voting power of Industries or announces a tender or exchange offer following which it would hold 25% or more of Industries' voting power. If, following an acquisition by a person or group of 25% or more of Industries' voting power, Industries were acquired in a merger or other business combination, each Industries Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Industries Right. Industries may redeem the Industries Rights at the price of $.01 per Industries Right prior to the occurrence of an event that causes the Industries Rights to be exercisable for Industries Common Shares. The Industries Rights will expire on March 12, 2000.

  In January 1988, IWC adopted a Preferred Stock Purchase Rights Plan and issued, as a dividend, one Preferred Stock Purchase Right (an "IWC Right") for each outstanding IWC Common Share. Each IWC Common Share issued since the date of that dividend also includes one IWC Right. Each IWC Right entitles the holder to buy one-hundredth of a share of IWC's Series A Junior Preferred Stock at a price of $45 per one-hundredth of a share, subject to adjustment. The IWC Rights will be exercisable only if a person or group (an "Acquiring Person") acquires 20% or more of the outstanding IWC Common Shares ("Share Acquisition Date") or commences a tender or exchange offer for 30% or more of the IWC Common Shares. Each holder of an IWC Right is entitled to exercise the IWC Right and receive IWC Common Shares having a value equal to two times the exercise price of the IWC Right if (i) IWC is the surviving corporation in a merger, (ii) a person becomes an Acquiring Person, (iii) IWC is merged or consolidated and IWC is not the surviving corporation, or (iv) 50% or more of IWC's assets is sold or transferred. IWC may redeem the IWC Rights at the price of $.01 per IWC Right at any time until ten days following the Share Acquisition Date. The IWC Rights will expire on February 9, 1998 unless earlier exercised or redeemed by IWC.

  Pursuant to the Merger Agreement, as long as the Merger Agreement is in effect, IWC shall take all action necessary to ensure that (i) no IWC Rights certificates are issued or required to be issued to holders of IWC Rights prior to, or as of, the Effective Time and (ii) the IWC Rights shall be redeemed and IWC's Preferred Stock Purchase Rights Plan shall be terminated no later than immediately prior to the Effective Time.

                                     * * *

  The foregoing does not purport to be a complete description of the differences between the rights of holders of IWC Common Shares and holders of Industries Common Shares. Such differences can be determined in full by reference to IWC's Articles and By-Laws and Industries' Articles and By-Laws.

                                 LEGAL OPINION

  The legality of the Industries Common Shares to be issued pursuant to the Merger has been passed upon for Industries by Schiff Hardin & Waite, 7200 Sears Tower, Chicago, Illinois 60606. Schiff Hardin & Waite has advised Industries that attorneys representing Industries in this transaction own 1,000 Industries Common Shares.

                                    EXPERTS

  The consolidated financial statements and schedules of Industries and its subsidiaries incorporated by reference in this Proxy Statement/Prospectus from Industries' 1995 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and Current Report on Form 8-K dated February 14, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this Proxy Statement/Prospectus in reliance upon the authority of said firm as experts in giving said reports. Reference is made to Industries' 1995 Annual Report on Form 10-K, which includes an explanatory paragraph with respect to changes in the methods of accounting for income taxes and post-retirement benefits other than pensions, as discussed in the notes to the consolidated financial statements.

  The consolidated financial statements of IWC and its subsidiaries incorporated by reference in this Proxy Statement/Prospectus from IWC's 1995 Annual Report on Form 10-K and Current Report on Form 8-K dated February 18, 1997, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this Proxy Statement/Prospectus in reliance upon such reports and upon the authority of said firm as experts in accounting and auditing.

                                                                         ANNEX A



                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF DECEMBER 19, 1996

                                  BY AND AMONG

                            NIPSCO INDUSTRIES, INC.,

                           SPEEDWAY ACQUISITION CORP.

                                      AND

                           IWC RESOURCES CORPORATION

                               TABLE OF CONTENTS

 ARTICLE 1   The Merger..................................................   A-1
       1.1   The Merger..................................................   A-1
       1.2   Closing.....................................................   A-1
       1.3   Effective Time..............................................   A-1
       1.4   Articles of Incorporation...................................   A-2
       1.5   By-Laws.....................................................   A-2
       1.6   Directors...................................................   A-2
       1.7   Officers....................................................   A-2
       1.8   Conversion of Acquisition Shares............................   A-2
       1.9   Conversion of Company Common Shares.........................   A-2
             1.9.1  Outstanding Common Shares............................   A-2
             1.9.2  Cash Election........................................   A-2
             1.9.3  Cash Election Shares.................................   A-3
             1.9.4  Form of Election.....................................   A-3
             1.9.5  Deemed Non-Election..................................   A-3
             1.9.6  Election Deadline....................................   A-3
             1.9.7  Treasury Shares......................................   A-3
             1.9.8  Adjustment Per Tax Opinion...........................   A-3
             1.9.9  Impact of Stock Splits, etc..........................   A-4
       1.10  Exchange of Certificates and Related Matters................   A-4
             1.10.1 Paying Agent.........................................   A-4
             1.10.2 Letter of Transmittal................................   A-4
             1.10.3 Exchange Procedures..................................   A-4
             1.10.4 Distributions with Respect to Unexchanged Shares.....   A-4
             1.10.5 No Further Ownership Rights in Company Common
              Shares.....................................................   A-5
             1.10.6 No Fractional Shares.................................   A-5
             1.10.7 Termination of Paying Agency.........................   A-5
             1.10.8 No Liability.........................................   A-5
 ARTICLE 2   Representations and Warranties of the Company...............   A-5
       2.1   Organization, Standing and Corporate Power..................   A-5
       2.2   Capital Structure...........................................   A-6
       2.3   Subsidiaries................................................   A-6
       2.4   Authority; Noncontravention.................................   A-7
       2.5   SEC Documents and Financial Statements......................   A-8
       2.6   Absence of Certain Changes or Events........................   A-8
       2.7   Real and Personal Property..................................   A-9
       2.8   Employee Matters; ERISA.....................................   A-9
       2.9   Taxes.......................................................  A-11
       2.10  Compliance with Applicable Laws.............................  A-12
       2.11  Environmental Protection....................................  A-12
       2.12  Litigation..................................................  A-14
       2.13  Labor Relations.............................................  A-14
       2.14  Intellectual Property.......................................  A-15

       2.15 No Default...................................................  A-15
       2.16 Regulation as a Utility......................................  A-16
       2.17 Insurance....................................................  A-16
       2.18 Change in Business Relationships.............................  A-16
       2.19 Voting Requirements..........................................  A-16
       2.20 Brokers......................................................  A-16
 ARTICLE 3  Representations and Warranties of NIPSCO and Acquisition.....  A-16
       3.1  Organization, Standing and Corporate Power...................  A-16
       3.2  NIPSCO and Acquisition Capital Structure.....................  A-17
       3.3  Authority; Noncontravention..................................  A-17
       3.4  NIPSCO SEC Documents and Financial Statements................  A-18
       3.5  Absence of Certain Changes or Events.........................  A-18
       3.6  Employee Matters; ERISA......................................  A-19
       3.7  Compliance with Applicable Laws..............................  A-19
       3.8  Litigation...................................................  A-20
       3.9  Brokers......................................................  A-20
 ARTICLE 4  Additional Agreements........................................  A-20
              Preparation of Form S-4 and the Proxy Statement/Prospectus;
       4.1  Information Supplied.........................................  A-20
            4.1.1Form S-4; Proxy Statement/Prospectus....................  A-20
            4.1.2Company Information.....................................  A-20
            4.1.3NIPSCO Information......................................  A-21
       4.2  Meeting of the Company's Shareholders........................  A-21
       4.3  Best Efforts.................................................  A-21
       4.4  Letter of the Company's Accountants..........................  A-21
       4.5  Letter of NIPSCO's Accountants...............................  A-21
       4.6  Access to Information; Confidentiality.......................  A-21
       4.7  Public Announcements.........................................  A-22
       4.8  Acquisition Proposals........................................  A-22
       4.9  Fiduciary Duties.............................................  A-23
       4.10 Filings; Other Action........................................  A-23
       4.11 Stock Exchange Listings......................................  A-23
       4.12 Affiliates and Certain Shareholders..........................  A-23
       4.13 Indemnification..............................................  A-24
       4.14 Shareholder Rights Plan......................................  A-24
       4.15 Change in Control Provisions.................................  A-24
       4.16 Representation on NIPSCO Board...............................  A-25
       4.17 Termination of Company Dividend Reinvestment Plan............  A-25
       4.18 Federal Income Tax Treatment.................................  A-25
 ARTICLE 5  Covenants Relating to Conduct of Business Prior to Merger....  A-25
       5.1  Conduct of Business by the Company...........................  A-25
       5.2  Management of the Company and its Subsidiaries...............  A-26
       5.3  Conduct of Business by NIPSCO................................  A-26
       5.4  Other Actions................................................  A-27

 ARTICLE 6  Conditions Precedent..........................................  A-27
       6.1  Conditions to Each Party's Obligation to Effect the Merger....  A-27
            6.1.1  Company Shareholder Approval...........................  A-27
            6.1.2  Governmental and Regulatory Consents...................  A-27
            6.1.3  HSR Act................................................  A-27
            6.1.4  No Injunctions or Restraints...........................  A-27
            6.1.5  NYSE Listing...........................................  A-27
            6.1.6  Form S-4...............................................  A-27
            6.1.7  Employment Agreements..................................  A-27
            6.1.8  Share Purchase Rights..................................  A-27
            6.1.9  Change in Control Obligations..........................  A-27
       6.2  Conditions to Obligations of NIPSCO and Acquisition...........  A-28
            6.2.1  Representations and Warranties.........................  A-28
            6.2.2  Performance of Obligations of the Company..............  A-28
            6.2.3  Tax Opinion............................................  A-28
            6.2.4  Opinion of Counsel.....................................  A-29
            6.2.5  Consents and Approvals.................................  A-28
       6.3  Conditions to Obligation of the Company.......................  A-28
            6.3.1  Representations and Warranties.........................  A-28
            6.3.2  Performance of Obligations of NIPSCO and Acquisition...  A-28
            6.3.3  Tax Opinion............................................  A-28
            6.3.4  Opinion of Counsel.....................................  A-28
 ARTICLE 7  Termination, Amendment and Waiver.............................  A-29
       7.1  Termination...................................................  A-29
       7.2  Effect of Termination.........................................  A-29
       7.3  Amendment.....................................................  A-30
       7.4  Extension; Waiver.............................................  A-30
       7.5  Procedure for Termination, Amendment, Extension or Waiver.....  A-30
 ARTICLE 8  Survival of Provisions........................................  A-30
       8.1  Survival......................................................  A-30
 ARTICLE 9  Notices.......................................................  A-31
       9.1  Notices.......................................................  A-31
 ARTICLE 10 Miscellaneous.................................................  A-32
      10.1  Entire Agreement..............................................  A-32
      10.2  Expenses......................................................  A-32
      10.3  Counterparts..................................................  A-32
      10.4  No Third Party Beneficiary....................................  A-32
      10.5  Governing Law.................................................  A-32
      10.6  Assignment; Binding Effect....................................  A-32
      10.7  Headings, Gender, etc.........................................  A-32
      10.8  Invalid Provisions............................................  A-32

EXHIBIT A -- Restated Articles of Incorporation of the Surviving Corporation

EXHIBIT B -- Form of Affiliate's Letter

EXHIBIT C -- Form of Opinion of Baker & Daniels

EXHIBIT D -- Form of Opinion of Schiff Hardin & Waite

EXHIBIT E -- Form of Employment Agreement

                         AGREEMENT AND PLAN OF MERGER

  This Agreement and Plan of Merger (the "Agreement") is made and entered into as of December 19, 1996 by and among NIPSCO Industries, Inc., an Indiana corporation ("NIPSCO"), Speedway Acquisition Corp., an Indiana corporation ("Acquisition"), and IWC Resources Corporation, an Indiana corporation (the "Company").

                                   PREAMBLE

  Whereas, the respective Boards of Directors of NIPSCO and the Company have determined that the Merger (as defined in Section 1.1) is in the best interests of their respective shareholders and have approved the Merger, upon the terms and subject to the conditions set forth herein; and

  Whereas, NIPSCO and the Company intend that, for federal income tax purposes, the Merger will constitute a reorganization within the meaning of
Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and that shareholders of the Company will not be subject to federal income tax on the receipt of NIPSCO Common Shares (as defined in Section 1.9.1) in exchange for Company Common Shares (as defined in Section 1.9.1) pursuant to the Merger; and

  Whereas, NIPSCO and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

  Now, Therefore, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  THE MERGER

  1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as is defined in Section 1.3 hereof), the Company shall be merged with and into Acquisition (the "Merger"), in accordance with the Indiana Business Corporation Law (the "Indiana Code") and the separate corporate existence of the Company shall cease and Acquisition shall continue as the surviving corporation under the laws of the State of Indiana (the "Surviving Corporation") with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the Indiana Code. The Merger shall have the effects set forth in the Indiana Code.

  1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article 6, the closing of the Merger (the "Closing") will take place at 9:00 a.m. on the first business day following the date on which the last of the conditions set forth in Article 6 shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Schiff Hardin & Waite, 7200 Sears Tower, Chicago, Illinois 60606, unless another date, time or place is agreed to by the parties hereto.

  1.3 Effective Time. The parties hereto will file with the Secretary of State of the State of Indiana (the "Indiana Secretary of State") on the date of the Closing (or on such other date as NIPSCO and the Company may agree) articles of merger or other appropriate documents, mutually satisfactory in form and substance to NIPSCO and the Company and executed in accordance with the relevant provisions of the Indiana Code, and make all other filings or recordings required under the Indiana Code in connection with the Merger. The Merger shall become effective upon the filing of the articles of merger with the Indiana Secretary of State, or at such later time as is specified in the articles of merger (the "Effective Time").

  1.4 Articles of Incorporation. The Articles of Incorporation of Acquisition shall be amended and restated in their entirety to read as set forth in Exhibit A hereto (including an amendment changing the name of Acquisition to the name of the Company) and, as so amended and restated, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

  1.5 By-Laws. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the By-Laws or the Articles of Incorporation of the Surviving Corporation.

  1.6 Directors. The Board of Directors of the Surviving Corporation from and after the Effective Time shall be comprised of (i) the directors of the Company as of immediately prior to the Effective Time (other than any such directors who also serves as a director of IPALCO Enterprises, Inc.) and (ii) three directors appointed by NIPSCO, such directors to hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.

  1.7 Officers. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.

  1.8 Conversion of Acquisition Shares. Each share of common stock of Acquisition issued and outstanding immediately prior to the Effective Time shall remain outstanding unchanged by reason of the Merger as one common share, without par value, of the Surviving Corporation.

  1.9 Conversion of Company Common Shares.

  1.9.1 Outstanding Common Shares. Subject to the other provisions of this
Section 1.9, each common share, no par value, of the Company (the "Company Common Shares") issued and outstanding immediately prior to the Effective Time (other than shares held as treasury shares by the Company) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into (i) the right to receive $32.00 in cash, without interest (the "Cash Price"), or (ii) the fraction (rounded to the nearest ten-thousandth of a share) of a validly issued, fully paid and non-assessable common share, without par value, of NIPSCO ("NIPSCO Common Shares") determined by dividing the Cash Price by the NIPSCO Share Price (as defined below) (the "Exchange Ratio") or (iii) the right to receive a combination of cash and NIPSCO Common Shares determined in accordance with Section 1.9.3 or Section 1.9.4 below. The "NIPSCO Share Price" shall be equal to the average of the closing prices of the NIPSCO Common Shares on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 20 trading days immediately preceding the second trading day prior to the Effective Time.

  1.9.2 Cash Election. Subject to the immediately following sentence, each record holder of Company Common Shares immediately prior to the Effective Time will be entitled to elect to receive solely cash for all or any part of such holder's Company Common Shares (a "Cash Election"). Notwithstanding the foregoing and subject to Section 1.9.8, the number of Company Common Shares that may be converted into the right to receive cash in the Merger (the "Cash Election Number") shall not exceed the number of Company Common Shares determined by dividing (i) (x) $159,000,000 less (y) the amount of the cash payments made pursuant to Section 4.15 that are attributable to the cancellation of Company Common Shares, by (ii) the Cash Price. Cash Elections shall be made on a form designed for that purpose (a "Form of Election"). A holder of record of Company Common Shares who holds such Company Common Shares as nominee, trustee or in another representative capacity (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the Company Common Shares held by such Representative for a particular beneficial owner. To the extent not covered by a properly given Cash Election, all Company Common Shares issued and outstanding immediately prior to the Effective Time shall, except as provided in Section 1.9.1, be converted into solely NIPSCO Common Shares.

  1.9.3 Cash Election Shares. If the aggregate number of Company Common Shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of
(x) the Cash Price and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of NIPSCO Common Shares equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

  1.9.4 Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to NIPSCO's transfer agent and registrar, as paying agent (the "Paying Agent"), and accompanied by the certificates representing the Company Common Shares as to which the election is being made (or by an appropriate guarantee of delivery of such certificate signed by a firm that is a member of any registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program). NIPSCO will have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of NIPSCO (or the Paying Agent) in such matters shall be conclusive and binding. Neither NIPSCO nor the Paying Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Paying Agent. The Paying Agent shall also make all computations contemplated by this Section 1.9, and all such computations shall be conclusive and binding on the holders of Company Common Shares.

  1.9.5 Deemed Non-Election. For the purposes hereof, a holder of Company Common Shares who does not submit a Form of Election that is received by the Paying Agent prior to the Election Deadline (as defined in Section 1.9.6) shall be deemed not to have properly made a Cash Election. If NIPSCO or the Paying Agent shall determine that any purported Cash Election was not properly made, such purported Cash Election shall be deemed to be of no force and effect.

  1.9.6 Election Deadline. NIPSCO and the Company shall each use its best efforts to cause copies of the Form of Election and the Proxy Statement/Prospectus (as defined in Section 4.1.1) to be mailed to the record holders of the Company Common Shares as of the record date for the Special Meeting (as defined in Section 4.2), and to all persons who become record holders of Company Common Shares during the period between the record date for the Special Meeting and 10:00 a.m. New York time, on the date seven calendar days prior to the anticipated Effective Time, and to make the Form of Election available to all persons who become record holders of Company Common Shares subsequent to such day and no later than the close of business on the business day prior to the Effective Time. A Form of Election must be received by the Paying Agent by 5:00 p.m., New York City time, on the last NYSE trading day prior to the date of the Special Meeting (the "Election Deadline") in order to be effective. All elections may be revoked in writing by the record holders submitting Forms of Election until the Election Deadline.

  1.9.7 Treasury Shares. Each Company Common Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company shall, by virtue of the Merger and without any action on the part of the Company, be canceled and retired and cease to exist, without any conversion thereof.

  1.9.8 Adjustment Per Tax Opinion. If, after having made the calculation under Section 1.9.3 hereof, the Tax Opinions referred to in Sections 6.2.3 and
6.3.3 cannot be rendered (as reasonably determined by Schiff Hardin & Waite, counsel to NIPSCO, and Baker & Daniels, counsel to the Company), as a result of the Merger possibly failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code then NIPSCO shall reduce, to the minimum extent necessary to enable the Tax Opinions to be rendered, the amount of cash to be delivered with respect to the Cash Election Shares and in lieu thereof shall deliver such number of NIPSCO Common Shares that has an aggregate value, based on the NIPSCO Share Price, equal to the amount of such reduction, and the Cash Election Number shall be appropriately adjusted to give effect to such reduction.

  1.9.9 Impact of Stock Splits, etc. In the event of any change in NIPSCO Common Shares between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange or the like, the Exchange Ratio, the Cash Price and the calculation of all share prices provided for in this Agreement shall be proportionately adjusted.

  1.10 Exchange of Certificates and Related Matters.

  1.10.1 Paying Agent. Prior to the Closing Date, NIPSCO shall appoint the Paying Agent for the purpose of paying the Cash Price and issuing NIPSCO Common Shares in exchange for certificates representing Company Common Shares. From time to time after completion of the allocation and election procedures in Section 1.9, NIPSCO shall transmit, or shall cause the Surviving Corporation to transmit, cash, and shall deliver certificates representing NIPSCO Common Shares, to the Paying Agent, for the benefit of the holders of Company Common Shares, when and as required for exchanges of Company Common Shares pursuant to Section 1.9.

  1.10.2 Letter of Transmittal. Promptly after the Effective Time (but in no event more than five business days thereafter), NIPSCO shall require the Paying Agent to mail to each record holder of Certificates that immediately prior to the Effective Time represented Company Common Shares which have been converted pursuant to Section 1.9 a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of Certificates representing Company Common Shares to the Paying Agent and shall be in such form and have such provisions as NIPSCO reasonably may specify) and instructions for use in surrendering such Certificates and receiving the Merger Consideration to which such holder shall be entitled therefor pursuant to Section 1.9.

  1.10.3 Exchange Procedures. Upon surrender to the Paying Agent of a certificate representing Company Common Shares for cancellation, together with a letter of transmittal and such other customary documents as may be required by the instructions to the letter of transmittal (collectively, the "Certificate") and acceptance thereof by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (i) certificates evidencing that number of whole NIPSCO Common Shares into which the Company Common Shares previously represented by such Certificate are converted in accordance with Section 1.9.1, (ii) the cash to which such holder is entitled in accordance with Section 1.9.1, (iii) the cash in lieu of fractional NIPSCO Common Shares to which such holder is entitled pursuant to Section 1.10.6, and
(iv) any dividends or other distributions to which such holder is entitled pursuant to Section 1.10.4 (the NIPSCO Common Shares, dividends, distributions and cash described in clauses (i), (ii), (iii) and (iv) are referred to collectively as the "Merger Consideration"). The Paying Agent shall accept such Certificate upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate representing Company Common Shares surrendered in exchange therefor is registered on the record books of the Company, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of any Certificate representing Company Common Shares, and, if any such Certificate is presented to the Company for transfer, it shall be canceled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 1.10.3, each Certificate representing Company Common Shares (other than a Certificate representing Company Common Shares to be canceled in accordance with Section 1.9.7), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon.

  1.10.4 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to NIPSCO Common Shares with a record date after the Effective Time shall be paid to the holder of any Certificate that immediately prior to the Effective Time represented Company Common Shares which have been converted pursuant to Section 1.9, and no other part of the Merger Consideration shall be paid to any such holder, until the surrender for exchange of such Certificate in accordance with this Article 1. Following surrender for exchange of any such Certificate, there shall be paid to the holder of certificates evidencing whole NIPSCO Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of whole NIPSCO Common Shares into which the Company Common Shares represented by such Certificate immediately prior to the Effective Time were converted pursuant to
Section 1.9, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole NIPSCO Common Shares.

  1.10.5 No Further Ownership Rights in Company Common Shares. The Merger Consideration paid upon the surrender for exchange of Certificates representing Company Common Shares in accordance with the terms of this
Article 1 shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Company Common Shares theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on such Company Common Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

  1.10.6 No Fractional Shares. No certificates or scrip representing fractional NIPSCO Common Shares shall be issued upon the surrender for exchange of Certificates that immediately prior to the Effective Time represented Company Common Shares which have been converted pursuant to
Section 1.9, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of NIPSCO. Notwithstanding any other provisions of this Agreement, each holder of Company Common Shares who would otherwise have been entitled to receive a fraction of a NIPSCO Common Share (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a NIPSCO Common Share multiplied by the NIPSCO Share Price.

  1.10.7 Termination of Paying Agency. Any portion of the funds or NIPSCO Common Shares held by the Paying Agent which remains undistributed to the holders of the Certificates representing Company Common Shares by 120 days after the Effective Time shall be delivered to NIPSCO, and any holders of Company Common Shares who have not theretofore complied with this Article 1 shall thereafter look only to NIPSCO and only as general creditors thereof for payment, without interest, of their claim for any Merger Consideration and any dividends or distributions with respect to NIPSCO Common Shares.

  1.10.8 No Liability. Neither NIPSCO, the Surviving Corporation nor the Paying Agent shall be liable to any person in respect of any Merger Consideration payable with respect to Company Common Shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates representing Company Common Shares shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.4)), any such cash, Company Common Shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of NIPSCO free and clear of all claims or interest of any person previously entitled thereto.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company hereby represents and warrants to NIPSCO and Acquisition as follows:

  2.1 Organization, Standing and Corporate Power. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana and has the requisite corporate power and authority to carry on its business as now being conducted. The nature of the Company's business does not require its qualification as a foreign corporation in any jurisdiction, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means with respect to the Company a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and its subsidiaries taken as a whole (and with respect to NIPSCO a material adverse effect on the business, assets, liabilities, results of operations or financial condition of NIPSCO and its subsidiaries taken as a whole). With respect to the Company, to the extent an adverse effect can be attributed to either of the Company's business segments, it will be deemed to be material if it involves an amount in excess of (i) $2,000,000, insofar as it relates to the Company's water utilities business segment or (ii) $500,000, insofar as it relates to the Company's utility-related services segment. The Company has delivered to NIPSCO complete and correct copies of its Articles of Incorporation and By-Laws, as amended to the date of this Agreement.

  2.2 Capital Structure. The authorized capital stock of the Company consists of 20,000,000 Company Common Shares and 2,000,000 special shares, no par value, of which 60,000 shares have been designated as Series B Redeemable Preferred Stock ("Company Preferred Shares"). At the close of business on December 19, 1996, (i) 9,078,249 Company Common Shares were issued and outstanding (of which 31,430 shares were subject to restrictions under the Company's Restricted Stock Plan); (ii) no Company Common Shares were held as treasury stock; (iii) no Company Common Shares were held by subsidiaries of the Company; (iv) 119,104 Company Common Shares were reserved for issuance under the Restricted Stock Plan; (v) no special shares, including but not limited to Company Preferred Shares, were issued and outstanding; and (vi) 100,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance under the Rights Agreement dated as of February 9, 1988, between the Company and Bank One, Indianapolis, NA, as rights agent. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of the Company may vote are issued or outstanding. Section 2.2 of the Disclosure Schedule dated as of the date hereof and executed by the Company and NIPSCO (the "Disclosure Schedule") sets forth the name of each participant in the Restricted Stock Plan and the number of Company Common Shares awarded to such participant as of the date hereof. Except as set forth above or in Section 2.2 of the Disclosure Schedule, the Company does not have any outstanding option, warrant, subscription or other right, agreement or commitment which either obligates the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of capital stock of the Company, or which restricts the transfer of Company Common Shares.

  2.3 Subsidiaries.

  2.3.1 Section 2.3.1 of the Disclosure Schedule sets forth the name of each corporation, limited liability company, general or limited partnership or other entity that is controlled, directly or indirectly, by the Company (a "subsidiary") and the jurisdiction of its organization. Each such subsidiary is a corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and has the corporate or partnership power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a Material Adverse Effect. Each subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Material Adverse Effect.

  2.3.2 Section 2.3.2 of the Disclosure Schedule sets forth, as to each subsidiary of the Company, its authorized capital structure and the number of its issued and outstanding shares of capital stock or other ownership units. Except as set forth in Section 2.3.2 of the Disclosure Schedule, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock or other ownership units of each of its subsidiaries, and no capital stock or other ownership units of any subsidiary is or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock or other ownership units of any subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may be bound to issue, redeem, purchase or sell additional shares of capital stock or other ownership units of any subsidiary or securities convertible into or exchangeable or exercisable for any such shares or units. All of such shares and other ownership units are validly issued, fully paid and nonassessable and, except as set forth in Section 2.3.2 of the Disclosure Schedule, are owned by the Company or by another wholly-owned subsidiary of the Company free and clear of all liens, claims, encumbrances, restraints on alienation, or any other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

  2.4 Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the approval of its shareholders as set forth in Section 4.2. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement has been duly executed and delivered by NIPSCO and Acquisition, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as disclosed in Section 2.4 of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Articles of Incorporation or By-Laws of the Company or the comparable documents of any of the subsidiaries, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, subject, in the case of clauses (ii) and (iii), to those conflicts, breaches, defaults and similar matters, which, individually or in the aggregate, would not have a Material Adverse Effect nor materially and adversely affect the Company's ability to consummate the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory body, court, agency, commission, division, department, public body or other authority (a "Governmental Entity") which has not been received or made, is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (a) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger, (b) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval by the shareholders of the Company of the Merger and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (c) the filing of articles of merger with the Indiana Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (d) such other consents, approvals, authorizations, filings or notices as are set forth in Section 2.4 of the Disclosure Schedule.

  2.5 SEC Documents and Financial Statements.

  2.5.1 Except as set forth in Section 2.5.1 of the Disclosure Schedule, the Company, and each of its subsidiaries that is or was required to do so, has timely filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1992 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  2.5.2 The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP") (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations, changes in shareholders' equity and consolidated cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal recurring adjustments, none of which is material).

  2.5.3 Except as disclosed in the Company SEC Documents filed and publicly available prior to December 6, 1996 (the "Filed Company SEC Documents") or in the Disclosure Schedule, neither the Company nor any of its subsidiaries has any absolute, accrued, contingent or other liabilities or obligations due or to become due, and there are no claims or causes of action (including but not limited to those relating to any Company Benefit Plan (as defined in Section 2.8.1) formerly maintained by the Company or any of its subsidiaries or a Company ERISA Affiliate (as defined in Section 2.8.1) on or after January 1,
1991) that have been or, to the knowledge of the officers of the Company and its subsidiaries and divisions, the members of the Company's legal department and the director(s), manager(s) or supervisor(s) of the Company's environmental compliance and affairs, may be asserted against the Company or any of its subsidiaries, except (i) as and to the extent reflected or reserved against on the balance sheet included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Company Base Balance Sheet"), or included in the notes to the Company Base Balance Sheet, (ii) for normal and recurring liabilities incurred since December 31, 1995, in the ordinary course of business consistent with past practice, and (iii) for such other liabilities and obligations that are not in the aggregate reasonably likely to have a Material Adverse Effect.

  2.6 Absence of Certain Changes or Events. Except as disclosed in the Filed Company SEC Documents or in Section 2.6 of the Disclosure Schedule, since the date of the Company Base Balance Sheet, the Company and its subsidiaries have conducted their business only in the ordinary course, and, except as otherwise expressly permitted by this Agreement, there has not been (i) any change which has had or which could have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than regular quarterly cash dividends of $.36 per Company Common Share and $.36 per Company Preferred Share, in accordance with usual record and payment dates and in accordance with the Company's present dividend policy), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) any entry by the Company or any of its subsidiaries into any employment, severance, change of control, termination or similar agreement with any officer, director or other employee, or any increase in the compensation or severance or termination benefits payable to any director, officer or other employee of the Company or any of its subsidiaries (except in the case of employees in the ordinary course of business consistent with prior practice, or as was required under employment agreements in effect as of the date of the Company Base Balance Sheet) or (v) any change in the method of accounting or policy used by the Company or any of its subsidiaries and disclosed in the financial statements included in the Filed Company SEC Documents.

  2.7 Real and Personal Property.

  2.7.1 The Company and its subsidiaries own, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) used by them in the conduct of their respective businesses as such businesses are now being conducted. Except as disclosed in the Filed Company SEC Documents or Section 2.7.1 of the Disclosure Schedule, neither the Company's nor any of its subsidiaries' ownership of or leasehold interest in any such property is subject to any mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exception or restriction or claim or charge of any kind ("encumbrances"), except for such encumbrances as are not in the aggregate reasonably likely to have a Material Adverse Effect. All such property is in good condition and repair and is suitable in all material respects for the purposes for which it is now being used in the conduct of the businesses of the Company and its subsidiaries, except to the extent that the poor condition or unsuitability of any such property is not in the aggregate reasonably likely to have a Material Adverse Effect.

  2.7.2 Except as otherwise disclosed in Section 2.7.2 of the Disclosure Schedule, all personal property that is owned by the Company or any of its subsidiaries or used by any of them in the conduct of their respective businesses is owned free and clear of any encumbrances, except for such encumbrances as are not in the aggregate reasonably likely to have a Material Adverse Effect. All such property is in good working condition, subject to normal wear and tear, and is suitable in all material respects for the purposes for which it is now being used in the conduct of the businesses of the Company and its subsidiaries, except to the extent that the poor condition or unsuitability of any such property is not in the aggregate reasonably likely to have a Material Adverse Effect.

  2.8 Employee Matters; ERISA.

  2.8.1 Section 2.8.1 of the Disclosure Schedule contains a true and complete list of: (i) each employee benefit plan, program or arrangement covering employees, former employees or directors of the Company (or any of its subsidiaries) or any of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including but not limited to any "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether or not terminated, if the Company or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof); (ii) each management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with or covering any current officer, key employee or director or any consulting contract with any person who prior to entering into such contract was a director or officer of the Company or any of its subsidiaries (whether or not terminated, if the Company or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof); (iii) each "employee pension benefit plan" (within the meaning of ERISA Section 3(2)) subject to Title IV of ERISA or the minimum funding requirements of Code Section 412 maintained or contributed to by the Company or any entity required to be aggregated therewith pursuant to Code Section 414(b) or (c) (each, a "Company ERISA Affiliate") at any time during the seven-year period immediately preceding the date hereof (collectively, the "Company Benefit Plans") and (iv) with respect to each Company Benefit Plan, the source or sources of benefit payments under the plan (including, where applicable, the identity of any trust (whether or not a grantor trust), insurance contract, custodial account, agency agreement, or other arrangement that holds the assets of, or serves as a funding vehicle or source of benefits for, such Company Benefit Plan).

  2.8.2 Except as disclosed in Section 2.8.2 of the Disclosure Schedule, all material contributions and other payments required to have been made by the Company or any of its subsidiaries pursuant to any Company Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the Company's financial statements reflected in the Filed Company SEC Documents.

  2.8.3 Except as disclosed in Section 2.8.3 of the Disclosure Schedule, each Company Benefit Plan that is intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS to be so qualified, and, to the best knowledge of the Company, no event or condition exists or has occurred that could reasonably be expected to result in the revocation of any such determination. The Company and each of its subsidiaries are in compliance with, and each Company Benefit Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including without limitation ERISA and the Code, except for violations that could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no individual or entity has engaged in any transaction with respect to any Company Benefit Plan as a result of which the Company or any of its subsidiaries could reasonably expect to be subject to liability pursuant to ERISA Section 409 or 502 or subject to an excise tax pursuant to Code Section 4975. To the best knowledge of the Company, (i) no Company Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the Department of Labor, or any other federal, state or local governmental entity and (ii) no Company Benefit Plan is the subject of any pending application for administrative relief under any voluntary compliance program of any governmental entity (including without limitation the IRS's Voluntary Compliance Resolution Program or Walk-in Closing Agreement Program or the Department of Labor's Delinquent Filer Voluntary Compliance Program).

  2.8.4 With respect to the Company Benefit Plans, individually and in the aggregate, no termination or partial termination of any Company Benefit Plan or other event has occurred, and, to the best knowledge of the Company, there exists no condition or set of circumstances that could subject the Company or any of its subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including without limitation any liability to or under any such plan or to the Pension Benefit Guaranty Corporation (the "PBGC"), or under any indemnity agreement to which the Company, any of its subsidiaries or any Company ERISA Affiliate is a party, which liability, excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for PBGC insurance premiums payable in the ordinary course, is reasonably likely to have a Material Adverse Effect.

  2.8.5 Except as disclosed in Section 2.8.5 of the Disclosure Schedule, no Company Benefit Plan that is a "welfare plan" (within the meaning of ERISA
Section 3(1)) provides benefits for any retired or former employees (other than as required pursuant to ERISA Section 601).

  2.8.6 The Company has made available to NIPSCO a true and correct copy of each collective bargaining agreement to which the Company is a party or under which the Company has obligations and, with respect to each Company Benefit Plan, as applicable (i) the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description, (ii) the most recently prepared annual report (IRS Form 5500 Series) including financial statements,
(iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent IRS determination letter with respect to the qualified status under Code Section 401(a) of such plan and a copy of any application for an IRS determination letter filed since the most recent IRS determination letter was issued and (v) the most recent actuarial report or valuation.

  2.8.7 Except as disclosed in Section 2.8.7 of the Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company or any of its subsidiaries under any applicable Company Benefit Plans to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any Company Benefit Plan being established or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement.

  2.8.8 Except as disclosed in Section 2.8.8 of the Disclosure Schedule, each Company Benefit Plan that is subject to either or both of the minimum funding requirements of ERISA Section 302 or to Title IV of ERISA has assets that, as of the date hereof, have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, as of the date hereof based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared actuarial valuation report, except to the extent that applicable law would require the use of different actuarial assumptions if such plan was to be terminated as of the date hereof. No Company Benefit Plan subject to the minimum funding requirements of ERISA Section 302 has incurred any "accumulated funding deficiency" (within the meaning of ERISA Section
302).

  2.8.9 Except as disclosed in Section 2.8.9 of the Disclosure Schedule, no Company Benefit Plan is or was a "multiemployer plan" (within the meaning of ERISA Section 4001(a) (3)), a multiple employer plan described in Code Section 413(c), or a "multiple employer welfare arrangement" (within the meaning of ERISA Section 3(40)); and none of the Company, any subsidiary thereof or any Company ERISA Affiliate has been obligated to contribute to, or otherwise has or has had any liability with respect to, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement. With respect to any Company Benefit Plan that is listed in Section 2.8.9 of the Disclosure Schedule as a multiemployer plan, the Company and its subsidiaries have not made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are defined in ERISA Sections 4203 and 4205, therefrom at any time during the five-calendar-year period immediately preceding the date of this Agreement and the transactions contemplated by the Agreement will not, in and of themselves, give rise to such a "complete withdrawal" or "partial withdrawal."

  2.8.10 Except as disclosed in Section 2.8.10 of the Disclosure Schedule: (i) neither the Company nor any subsidiary of the Company is subject to any legal, contractual, equitable or other obligation to establish as of any date any employee benefit plan of any nature, including without limitation any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, nonqualified deferred compensation or executive compensation plan, policy or practice, and (ii) to the best knowledge of Company, after review of all Company Benefit Plan documents, the Company or one or more of its subsidiaries may, in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend any Company Benefit Plan or any other employee benefit plan, policy, program or practice (or its participation in any such Company Benefit Plan or other employee benefit plan, policy, program or practice) at any time sponsored, maintained or contributed to by the Company or any of its subsidiaries, effective as of any date before, on or after the Effective Time except to the extent that any retroactive amendment would be prohibited by ERISA Section 204(g) or would deprive a plan participant of a benefit in which such participant has a vested right.

  2.8.11 Except as disclosed in Section 2.8.11 of the Disclosure Schedule, (i) no event constituting a "reportable event" (within the meaning of ERISA
Section 4043(b)) for which the 30-day notice requirement has not been waived by the PBGC has occurred with respect to any Company Benefit Plan and (ii) no liability, claim, action or litigation has been made, commenced or, to the best knowledge of the Company, threatened, by or against the Company or any of its subsidiaries with respect to any Company Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course) that is reasonably likely to have a Material Adverse Effect.

  2.9 Taxes. Except as disclosed in Section 2.9 of the Disclosure Schedule and except for payments required to be made pursuant to Article 4 hereof:

  2.9.1 Each of the Company and each of its subsidiaries has duly filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect would not individually or in the aggregate have a Material Adverse Effect. All tax returns filed by the Company and each of its subsidiaries are complete and accurate in all material respects, the Company and each of its subsidiaries has paid (or the Company has paid on the subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed Company SEC Documents and all Company SEC Documents filed prior to the Closing Date reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

  2.9.2 No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, and no requests for waivers of the time to assess any such taxes have been granted or are pending. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service, or the statute of limitations on assessment or collection of any Federal income taxes due from the Company or the any of its subsidiaries has expired, through such taxable years as are set forth in Section 2.9.2 of the Disclosure Schedule.

  2.9.3 As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, premium, franchise, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever and any interest, penalties and additions to taxes relating thereto.

  2.9.4 Neither the Company nor any of its subsidiaries has made, nor is obligated to make, in connection with the transactions contemplated by this Agreement or otherwise, any payments that will not be deductible because of the application of Section 280G or Section 162(m) of the Code.

  2.9.5 Neither the Company nor any of its subsidiaries has made any election, filed any consent or entered into any agreement with respect to taxes that is not reflected on the federal income tax returns of the Company and its subsidiaries for the three years ended December 31, 1995 (copies of which returns have been made available to NIPSCO for review prior to the date of this Agreement).

  2.10 Compliance with Applicable Laws. Except as disclosed in Section 2.10 of the Disclosure Schedule:

  2.10.1 The business of the Company and each of its subsidiaries is being conducted in compliance in all material respects with all applicable laws, ordinances, rules and regulations, decrees and orders of any Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance in all material respects with such laws.

  2.10.2 Each of the Company and each of its subsidiaries has all material licenses (including, without limitation, utility licenses), permits, authorizations, franchises and rights ("Licenses") which are necessary for it to own or lease, as the case may be, and operate its properties and assets and to conduct its business as now conducted. The business of the Company and each of its subsidiaries has been and is being conducted in compliance in all material respects with all such Licenses. All restrictions and limitations on those Licenses requested or required by any utility regulator are disclosed in the Filed Company SEC Documents or in Section 2.10.2 of the Disclosure Schedule. All such Licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of the Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such License.

  2.10.3 Each subsidiary of the Company that has been or is required to do so has filed all forms, reports, statements and other documents required by law to be filed by it with the Indiana Utility Regulatory Commission, and such forms, reports, statements and other documents, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  2.11 Environmental Protection.

  2.11.1 Except as disclosed in Section 2.11.1 of the Disclosure Schedule or as disclosed in the Company SEC Documents, the Company and its subsidiaries are and have been in material compliance with all applicable Environmental Laws (as defined in Section 2.11.7), except where the failure to be or to have so been in material compliance, in the aggregate, is not reasonably likely to have a Material Adverse Effect. Except as disclosed in Section 2.11.1 of the Disclosure Schedule, neither the Company nor any of its subsidiaries has received any written notice from any person or Governmental Entity that alleges that the Company or any of its subsidiaries is not or has not been in material compliance with applicable Environmental Laws, except where the failure to be or to have so been in material compliance, in the aggregate, would not have a Material Adverse Effect.

  2.11.2 Except as disclosed in Section 2.11.2 of the Disclosure Schedule or as disclosed in the Company SEC Documents, the Company and each of its subsidiaries have obtained or have applied for all material environmental, health and safety permits and authorizations (collectively, "Environmental Permits") necessary for the construction of their facilities and the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and its subsidiaries are in material compliance with all terms and conditions of all such Environmental Permits and are not required to make any material expenditures in connection with any renewal application pending agency approval, except where the failure to obtain or be in such compliance and the requirement to make such expenditures, in the aggregate, would not have a Material Adverse Effect.

  2.11.3 Except as disclosed in Section 2.11.3 of the Disclosure Schedule or as disclosed in the Company SEC Documents, to the best knowledge of the Company, no Environmental Claim (as defined in Section 2.11.7) is pending or, to the best knowledge of the Company, threatened (i) against the Company or any of its subsidiaries, (ii) against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or (iii) against any real or personal property or operations that the Company or any of its subsidiaries owns, leases or manages, in whole or in part, that is reasonably likely in the aggregate to have a Material Adverse Effect.

  2.11.4 Except as disclosed in Section 2.11.4 of the Disclosure Schedule or as disclosed in the Company SEC Documents, to the best knowledge of the Company, there has been no Release (as defined in Section 2.11.7) of Hazardous Materials (as defined in Section 2.11.7) that would be reasonably likely to
(i) form the basis of any Environmental Claim against the Company or any of its subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, or (ii) cause damage to or diminution of real property or operations that the Company or any of its subsidiaries owns, leases, or manages, in whole or in part, except for Releases of Hazardous Materials the liability for which would not in the aggregate have a Material Adverse Effect.

  2.11.5 Except as disclosed in Section 2.11.5 of the Disclosure Schedule, or as disclosed in the Company SEC Documents, to the best knowledge of the Company, with respect to any predecessor of the Company or any of its subsidiaries, there is no Environmental Claim pending or threatened, or Release of Hazardous Materials, that would be reasonably likely to form the basis of any Environmental Claims that are reasonably likely to have, in the aggregate, a Material Adverse Effect.

  2.11.6 To the best knowledge of the Company, the Company has disclosed to NIPSCO all material facts that the Company reasonably believes are likely to form the basis of a material Environmental Claim or to require material expenditures by the Company or any of its subsidiaries in order to comply with current or future applicable Environmental Laws arising from (i) the cost of pollution control equipment currently required or known to be required in the future, (ii) current investigatory, removal, remediation or response costs or investigatory, removal, remediation or response costs known to be required in the future, in each case, both on-site and off-site and (iii) any other environmental matters affecting the Company or any of its subsidiaries.

  2.11.7 As used in this Agreement:

    (a) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices by any person or entity (including without limitation any Governmental Entity) alleging potential liability (including without limitation potential liability for enforcement costs, investigatory costs, cleanup costs, response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (i) the presence, or Release or threatened Release, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries or joint ventures (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws or (iii) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

    (b) "Environmental Laws" means all Federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including without limitation ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

    (c) "Hazardous Materials" means (i) any petroleum or petroleum products or petroleum wastes (including crude oil or any fraction thereof), nuclear fuel or waste or other radioactive materials, friable asbestos or friable asbestos-containing material, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (ii) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law and (iii) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its subsidiaries or joint ventures operates.

    (d) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property (indoors or outdoors).

  2.12 Litigation. Except as set forth in the Filed Company SEC Documents or
Section 2.12 of the Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the Company's ability to consummate the transactions contemplated hereby. Neither the Company nor any its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Filed Company SEC Documents or Section 2.12 of the Disclosure Schedule, none of the Company's subsidiaries whose rates or services are subject to regulation by a Governmental Entity (i) has rates which have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Entity or on appeal to the courts or (ii) is a party to any proceeding before the Governmental Entity or on appeal from orders of the Governmental Entity.

  2.13 Labor Relations. Except as set forth in Section 2.13 of the Disclosure
Schedule:

  2.13.1 Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

  2.13.2 There is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against the Company or any of its subsidiaries pending or, to the knowledge of the Company or any of its subsidiaries, threatened that could reasonably be expected to have a Material Adverse Effect.

  2.13.3 There is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against the Company or any of its subsidiaries pending or, to the knowledge of the Company or any of its subsidiaries, threatened that could reasonably be expected to have a Material Adverse Effect.

  2.13.4 There is no strike, dispute, slowdown, work stoppage or lockout pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or involving the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect.

  2.13.5 Each of the Company and each of its subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect.

  2.13.6 There is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of the Company or any of its subsidiaries, threatened in respect to which any current or former director, officer, employee or agent of the Company or any of its subsidiaries is or may be entitled to claim indemnification from the Company or any of its subsidiaries pursuant to their respective articles or certificates of incorporation or bylaws, as provided in any indemnification agreement to which the Company or any of its subsidiaries is a party or pursuant to applicable law that could reasonably be expected to have a Material Adverse Effect.

  2.14 Intellectual Property. The Company and its subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of their business (collectively, the "Company Intellectual Property"), except where the failure to possess or have adequate rights to use such properties would not have a Material Adverse Effect. Except as set forth in Section 2.14 of the Disclosure Schedule, all of the Company Intellectual Property is owned by the Company or one of its subsidiaries, free and clear of any and all liens, claims or encumbrances, except for those liens, claims and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has forfeited or otherwise relinquished any Company Intellectual Property which forfeiture would have a Material Adverse Effect. To the knowledge of the Company, the use of the Company Intellectual Property by the Company or its subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill (including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor) of any other person, and neither the Company nor any of its subsidiaries has received notice of any claim or otherwise knows that any of the Company Intellectual Property is invalid, conflicts with the asserted rights of any other person, has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Company Intellectual Property, except for such conflicts, infringements, violations, interferences, claims, invalidity, abandonments, cancellations or unenforceability that would not, individually or in the aggregate, have a Material Adverse Effect.

  2.15 No Default. Neither the Company nor any of its subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its articles or certificate of incorporation or bylaws, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which it is now a party or by which it or any of its properties or assets may be bound (except for the requirement under certain of such instruments to file supplemental indentures as a result of the transactions contemplated hereby) or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to it, except in the case of
(ii) and (iii) for defaults or
violations which in the aggregate would not have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled, and have taken all action reasonably necessary to date to enable them to fulfill when due, all of their material obligations under all contracts, commitments and arrangements and, to the knowledge of the Company, no breach or default by any other party under such contracts, commitments or arrangements has occurred or is threatened that will or could impair the ability of the Company or any of its subsidiaries to enforce any of its rights thereunder in any material respect.

  2.16 Regulation as a Utility. Certain subsidiaries of the Company are regulated as public utilities in the State of Indiana and in no other state. Except as disclosed in Section 2.16 of the Disclosure Schedule, neither the Company nor any "subsidiary company" or "affiliate" (as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act")) of the Company is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. The Company is not a holding company under the 1935 Act.

  2.17 Insurance. Except as disclosed in Section 2.17 of the Disclosure Schedule, each of the Company and each of its subsidiaries is, and has been continuously since January 1, 1991, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies engaged in the respective businesses conducted by the Company and its subsidiaries during such time period. Except as disclosed in Section
2.17 of the Disclosure Schedule, neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any insurance policy. All insurance policies of the Company and its subsidiaries are valid and enforceable policies.

  2.18 Change in Business Relationships. Neither the Company nor any of its subsidiaries has knowledge of any event or circumstance that indicates that, whether on account of the transactions contemplated by this Agreement or otherwise, any customer, agent, representative or supplier of the Company or any of its subsidiaries intends to discontinue, diminish or change its relationship with the Company or any of its subsidiaries in any way that would be reasonably likely to have a Material Adverse Effect.

  2.19 Voting Requirements. The affirmative vote of the holders of a majority of the outstanding Company Common Shares entitled to vote at the Special Meeting with respect to the approval of the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

  2.20 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with NIPSCO, without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by any person against NIPSCO, the Company or any of their respective subsidiaries for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF NIPSCO AND ACQUISITION

  NIPSCO and Acquisition hereby jointly and severally represent and warrant to the Company as follows:

  3.1 Organization, Standing and Corporate Power. Each of NIPSCO and Acquisition is a corporation duly organized and validly existing under the laws of the State of Indiana and has the requisite corporate power and authority to carry on its business as now being conducted. Each of NIPSCO and Acquisition is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the ability of NIPSCO or Acquisition to consummate the transactions contemplated hereby. NIPSCO and Acquisition have delivered to the Company complete and correct copies of their Articles of Incorporation and By-Laws, as amended to the date of this Agreement.

  3.2 NIPSCO and Acquisition Capital Structure.

  3.2.1 As of the date hereof, the authorized capital stock of NIPSCO consists of 200,000,000 NIPSCO Common Shares and 20,000,000 shares of preferred stock, without par value. At the close of business on November 30, 1996, there were
(i) 60,304,810 NIPSCO Common Shares issued and outstanding, (ii) 13,587,299 NIPSCO Common Shares held as treasury shares, (iii) 2,203,211 NIPSCO Common Shares reserved for issuance under NIPSCO's Long-Term Incentive Plans, and
(iv) 2,000,000 shares of Series A Junior Participating Preferred Stock reserved for issuance under NIPSCO's Share Purchase Rights Plan. Except as set forth above, at the close of business on October 31, 1996, no other shares of capital stock or other voting securities of NIPSCO were issued, reserved for issuance or outstanding. All such outstanding NIPSCO Common Shares are, and all NIPSCO Common Shares which may be issued in connection with the Merger will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All the outstanding shares of capital stock of each significant subsidiary (within the meaning of Rule 1-02 of Regulation S-X) of NIPSCO have been validly issued and are fully paid and nonassessable and are owned by NIPSCO or a wholly-owned subsidiary, free and clear of all liens, claims, encumbrances, restraints on alienation, or any other restrictions with respect to the transferability or assignability thereof (other than restrictions imposed by Federal or state securities laws). Except as set forth above, neither NIPSCO nor any of its significant subsidiaries has any outstanding option, warrant, subscription or other right, agreement or commitment which either obligates NIPSCO or any of its significant subsidiaries to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of NIPSCO or any of its significant subsidiaries, or which restricts the transfer of NIPSCO Common Shares.

  3.2.2 As of the date hereof, the authorized capital stock of Acquisition consists of 1,000 common shares, without par value, all of which are issued and outstanding and owned by NIPSCO. All such outstanding common shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

  3.3 Authority; Noncontravention. Each of NIPSCO and Acquisition has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by NIPSCO and Acquisition and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NIPSCO and Acquisition. This Agreement has been duly executed and delivered by NIPSCO and Acquisition and, assuming this Agreement has been duly executed and delivered by the Company, constitutes a valid and binding obligation of each of NIPSCO and Acquisition, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as set forth in Section 3.3 of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the Articles of Incorporation or By-Laws of NIPSCO or Acquisition, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which NIPSCO or any of its subsidiaries is a party or by which NIPSCO or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, subject, in the case of clauses (ii) and (iii), to those conflicts, breaches, defaults and similar matters, which, individually or in the aggregate, would not materially and adversely affect NIPSCO's ability to consummate the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to NIPSCO or Acquisition in connection with the execution and delivery of this Agreement by NIPSCO and Acquisition or the consummation by them of any of the transactions contemplated hereby, except for (a) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (b) the filing with the SEC of a registration statement on Form S-4 by NIPSCO in connection with the issuance of NIPSCO Common Shares in the Merger (the "Form S-4") and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (c) the filing of articles of merger with the Indiana Secretary of State and appropriate documents with the relevant authorities of the other states in which the Company is qualified to do business and (d) such other consents, approvals, authorizations, filings or notices as are set forth in Section 2.4 of the Disclosure Schedule.

  3.4 NIPSCO SEC Documents and Financial Statements.

  3.4.1 NIPSCO has timely filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1992 (the "NIPSCO SEC Documents"). As of their respective dates (or, with respect to any amendment to the NIPSCO SEC Documents, as of the date of the filing of such amendment), the NIPSCO SEC Documents complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such NIPSCO SEC Documents, and none of the NIPSCO SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  3.4.2 The consolidated financial statements of NIPSCO included in the NIPSCO SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of NIPSCO and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations, changes in shareholders' equity and consolidated cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal recurring adjustments, none of which is material).

  3.4.3 Except as disclosed in the NIPSCO SEC Documents filed and publicly available prior to December 6, 1996 (the "Filed NIPSCO SEC Documents") or in the Disclosure Schedule, neither NIPSCO nor any of its subsidiaries has any absolute, accrued, contingent or other liabilities or obligations due or to become due, and there are no claims or causes of action (including but not limited to those relating to any NIPSCO Benefit Plan (as defined in Section 3.6.1) formerly maintained by NIPSCO or any of its subsidiaries or a NIPSCO ERISA Affiliate (as defined in Section 3.6.1) on or after January 1, 1991) that have been or, to the knowledge of the officers of NIPSCO and its subsidiaries and divisions, the members of the NIPSCO's legal department and the director(s), manager(s) or supervisor(s) of NIPSCO's environmental compliance and affairs, may be asserted against NIPSCO or any of its subsidiaries, except (i) as and to the extent reflected or reserved against on the balance sheet included in NIPSCO's Annual Report on Form 10-K for the year ended December 31, 1995 (the "NIPSCO Base Balance Sheet"), or included in the notes to the NIPSCO Base Balance Sheet, (ii) for normal and recurring liabilities incurred since December 31, 1995, in the ordinary course of business consistent with past practice, and (iii) for such other liabilities and obligations that are not in the aggregate reasonably likely to have a Material Adverse Effect.

  3.5 Absence of Certain Changes or Events. Except as disclosed in the Filed NIPSCO SEC Documents or in Section 3.5 of the Disclosure Schedule, since the date of the NIPSCO Base Balance Sheet, NIPSCO and its subsidiaries have conducted their business only in the ordinary course, and there has not been
(i) any change which has had or which would have a Material Adverse Effect,
(ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of NIPSCO's outstanding capital stock (other than regular quarterly cash dividends in accordance with NIPSCO's present dividend policy) or (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance of the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of, its outstanding capital stock.

  3.6 Employee Matters; ERISA.

  3.6.1 Except as disclosed in Section 3.6.1 of the Disclosure Schedule, each employee benefit plan, program or arrangement covering employees, former employees or directors of NIPSCO (or any of its subsidiaries) or any of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA (whether or not terminated, if NIPSCO or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof), and each "employee pension benefit plan" (within the meaning of ERISA Section 3(2)) subject to Title IV of ERISA or the minimum funding requirements of Code
Section 412 maintained or contributed to by NIPSCO or any entity required to be aggregated therewith pursuant to Code Section 414(b) or (c) (each, a "NIPSCO ERISA Affiliate") at any time during the seven-year period immediately preceding the date hereof (collectively, the "NIPSCO Benefit Plans"), that is intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS to be so qualified, and, to the best knowledge of NIPSCO, no event or condition exists or has occurred that could reasonably be expected to result in the revocation of any such determination. NIPSCO and each of its subsidiaries are in compliance with, and each NIPSCO Benefit Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including without limitation ERISA and the Code, except for violations that could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of NIPSCO, no individual or entity has engaged in any transaction with respect to any NIPSCO Benefit Plan as a result of which NIPSCO or any of its subsidiaries could reasonably expect to be subject to liability pursuant to ERISA Section 409 or 502 or subject to an excise tax pursuant to Code Section 4975. To the best knowledge of NIPSCO,
(i) no NIPSCO Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the Department of Labor, or any other federal, state or local governmental entity and (ii) no NIPSCO Benefit Plan is the subject of any pending application for administrative relief under any voluntary compliance program of any governmental entity (including without limitation the IRS's Voluntary Compliance Resolution Program or Walk-in Closing Agreement Program or the Department of Labor's Delinquent Filer Voluntary Compliance Program).

  3.6.2 Except as disclosed in Section 3.6.2 of the Disclosure Schedule, each NIPSCO Benefit Plan that is subject to either or both of the minimum funding requirements of ERISA Section 302 or to Title IV of ERISA has assets that, as of the date hereof, have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, as of the date hereof based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared actuarial valuation report, except to the extent that applicable law would require the use of different actuarial assumptions if such plan was to be terminated as of the date hereof. No NIPSCO Benefit Plan subject to the minimum funding requirements of ERISA Section 302 has incurred any "accumulated funding deficiency" (within the meaning of ERISA Section
302).

  3.7 Compliance with Applicable Laws

  3.7.1 The business of NIPSCO and each of its significant subsidiaries is being conducted in compliance, in all material respects, with all applicable laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance in all material respects with such laws.

  3.7.2 NIPSCO and each of its significant subsidiaries has all material Licenses which are necessary for it to own or lease, as the case may be, and operate its properties and assets and to conduct its business as now conducted. The business of NIPSCO and each of its significant subsidiaries has been and is being conducted in compliance in all material respects with all such Licenses. All restrictions and limitations on those Licenses requested or required by any utility regulator are disclosed in the Filed NIPSCO SEC Documents or in Section 3.7.2 of the Disclosure Schedule. All such Licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of NIPSCO, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such License.

  3.7.3 Each subsidiary of NIPSCO that has been or is required to do so has filed all forms, reports, statements and other documents required by law to be filed by it with the Indiana Utility Regulatory Commission, and such forms, reports, statements and other documents, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  3.8 Litigation. Except as set forth in the Filed NIPSCO SEC Documents or
Section 3.8 of the Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of NIPSCO, threatened against NIPSCO or any of its subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to materially and adversely affect NIPSCO's ability to consummate the transactions contemplated hereby. Neither NIPSCO nor any its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

  3.9 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by NIPSCO directly with the Company, without the intervention of any person on behalf of NIPSCO in such manner as to give rise to any valid claim by any person against the Company or any of its subsidiaries for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE 4

                             ADDITIONAL AGREEMENTS

  4.1 Preparation of Form S-4 and the Proxy Statement/Prospectus; Information Supplied.

  4.1.1 Form S-4; Proxy Statement/Prospectus. As soon as practicable following the date of this Agreement, the Company and NIPSCO shall prepare and the Company shall file with the SEC a preliminary proxy statement relating to the Special Meeting, and NIPSCO shall prepare and file with the SEC the Form S-4, in which such preliminary proxy statement will be included as a preliminary prospectus (such proxy statement, together with the prospectus relating to the NIPSCO Common Shares, in each case as amended or supplemented from time to time, is referred to herein as the "Proxy Statement/Prospectus"). NIPSCO shall use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its best efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. NIPSCO shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the NIPSCO Common Shares in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Shares and Company Preferred Shares as may be reasonably requested in connection with any such action.

  4.1.2 Company Information. The Company agrees that none of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading and
(ii) the Proxy Statement/Prospectus will, at the date it is first mailed to the Company's shareholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respect with the requirements of the Exchange Act and the rules and regulations thereunder, except with respect to statements made or incorporated by reference therein based on information supplied by NIPSCO specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

  4.1.3 NIPSCO Information. NIPSCO agrees that none of the information supplied or to be supplied by NIPSCO specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus is first mailed to the Company's shareholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except with respect to statements made or incorporated by reference in either the Form S-4 or the Proxy Statement/Prospectus based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

  4.2 Meeting of the Company's Shareholders. The Company will take all action necessary in accordance with applicable law and its Articles of Incorporation and By-laws to convene a meeting of its shareholders (the "Special Meeting") to consider and vote upon the approval of the Merger. Subject to Section 4.9, the Company will, through its Board of Directors, recommend to its shareholders approval of the Merger. Without limiting the generality of the foregoing, the Company agrees that, subject to its right to terminate this Agreement pursuant to Section 4.9, its obligations pursuant to the first sentence of Section 4.2 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 4.8) or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger. Subject to Section 4.9 hereof, the Company will use its best efforts to obtain the favorable vote of its shareholders as soon as practicable after the date hereof.

  4.3 Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

  4.4 Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to NIPSCO a letter of KPMG Peat Marwick LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of KPMG Peat Marwick LLP dated a date within two business days before the date of the Special Meeting, addressed to NIPSCO, in form and substance reasonably satisfactory to NIPSCO and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

  4.5 Letter of NIPSCO's Accountants. NIPSCO shall use its best efforts to cause to be delivered to the Company a letter of Arthur Andersen LLP, NIPSCO's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective, and a letter of Arthur Andersen LLP, dated a date within two business days before the Special Meeting, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

  4.6 Access to Information; Confidentiality. Upon reasonable notice, the Company shall, and shall cause its subsidiaries to, afford to NIPSCO and to the officers, employees, accountants, counsel, financial advisors and other representatives of NIPSCO, reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records. Upon reasonable notice, NIPSCO shall make its executive officers available to the Company and its representatives during the period prior to the Effective Time for the purpose of permitting the Company to continue its review of NIPSCO. During such period, each of the Company and NIPSCO shall furnish promptly to the other party a copy of each Company SEC Document or NIPSCO SEC Document, as the case may be, filed by it (including any separate subsidiary) during such period, and (iii) all correspondence or written communication with any securities rating agency or any Governmental Entity or utility regulatory authorities which relates to the transactions contemplated hereby or which is otherwise material to the financial condition or operations of the Company and its subsidiaries taken as a whole, or to NIPSCO and its subsidiaries taken as a whole, as the case may be. During such period, each of the Company and NIPSCO shall furnish to the other party such other financial, operating and other data as may be reasonably required by the other party in order to perform its investigation regarding the representations and warranties made by the other party pursuant to this Agreement. Without limiting the foregoing, the Company shall furnish to NIPSCO
(a) after the end of each month, any management financial reports (together with all accompanying documents) prepared with respect to such month, (b) all notices with respect to any alleged deficiency or violation material to the financial condition or operations of any subsidiary from any Governmental Entity, (c) all material filings with utility regulators made by any subsidiaries, (d) all material correspondence with, and any prepared summaries of meetings with, representatives of the IRS or other taxing authorities, (e) all material correspondence or communications with state utility regulatory authorities concerning any subsidiaries and (f) all correspondence or communications with any rating agency. Except as required by law, each of the Company and NIPSCO will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from the other party in confidence to the extent required by, and in accordance with, the provisions of the letter dated September 27, 1996, as amended, 1996, between NIPSCO and the Company (the "Confidentiality Agreement").

  4.7 Public Announcements. NIPSCO and the Company will consult with each other before issuing, and shall provide each other a reasonable opportunity to review and comment upon, any press release or public statement with respect to this Agreement or the transactions contemplated hereby, except to the extent disclosure prior to such consultation, review and comment may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange.

  4.8 Acquisition Proposals. The Company shall not, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section 4.8 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal after the date hereof if, and only to the extent that, (a) the Board of Directors of the Company, after consultation with and based upon the advice of outside counsel, concludes in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to shareholders under applicable law and (b) the Company (x) provides reasonable notice to NIPSCO to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement not less favorable to the Company than the Confidentiality Agreement, except that such confidentiality agreement shall not prohibit such person or entity from making an unsolicited Acquisition Proposal to the Board of Directors of the Company. Notwithstanding anything in this Agreement to the contrary, the Company shall promptly advise NIPSCO orally and in writing of the receipt by it (or by any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person or entity making any such Acquisition Proposal or inquiry, provided that the Company shall have no obligation to disclose the identity of such person or entity if such disclosure would violate the terms of any agreement outstanding on the date hereof with such person or entity, or the Board of Directors, after consultation with and based upon the advice of outside counsel, concludes in good faith that such disclosure would violate its fiduciary duties or would be otherwise inconsistent with applicable law. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any of its subsidiaries, or any purchase of all or any significant portion of the assets or shares of the Company or any of its subsidiaries, or any other business combination (including without limitation the acquisition of an equity interest therein) involving the Company or any of its subsidiaries, other than the transactions contemplated hereby.

  4.9 Fiduciary Duties. The Board of Directors of the Company shall not (i) withdraw or modify the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend an Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal, unless the Company receives an Acquisition Proposal and the Board of Directors of the Company concludes in good faith, after consultation with and based upon the advice of outside counsel, that in order to comply with its fiduciary duties to shareholders under applicable law it is necessary for the Board of Directors to withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend such Acquisition Proposal or enter into an agreement with respect to such Acquisition Proposal. Nothing contained in this Section 4.9 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders which, in the good faith judgment of the Board of Directors of the Company based on advice of outside counsel, is required under applicable law; provided that the Company does not withdraw or modify its position with respect to the Merger or approve or recommend an Acquisition Proposal, except under the circumstances described in the immediately preceding sentence. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors permitted by this Section
4.9 shall not constitute a breach of this Agreement by the Company.

  4.10 Filings; Other Action. As promptly as practicable, (i) the Company and NIPSCO shall make all filings and submissions under the HSR Act and (ii) the Company and NIPSCO shall cooperate in all reasonable respects with each other in (a) determining if other filings are required to be made prior to the Effective Time with, or if other material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (b) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations. In connection with the foregoing, the Company will provide NIPSCO, and NIPSCO will provide the Company, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Each of NIPSCO and the Company acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the transactions contemplated hereby, and each of NIPSCO and the Company agrees to take such action as is reasonably necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions.

  4.11 Stock Exchange Listings. NIPSCO shall use its best efforts to cause the NIPSCO Common Shares to be issued in the Merger to be approved for listing on the NYSE, the Chicago Stock Exchange and the Pacific Stock Exchange, in each case subject to official notice of issuance, prior to the Closing Date.

  4.12 Affiliates and Certain Shareholders. Prior to the Closing Date, the Company shall deliver to NIPSCO a letter identifying all persons who it believes to be, at the time the Merger is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to NIPSCO on or prior to the Closing Date a written agreement in connection with restrictions on affiliates under Rule 145, in substantially the form attached as Exhibit B to this Agreement. NIPSCO shall not be required to maintain the effectiveness of the Form S-4 or any other registration statement under the Securities Act for the purposes of resale of NIPSCO Common

Shares by such affiliates, and the certificates representing NIPSCO Common Shares received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this
Section 4.12. The Company shall use its best efforts to obtain from each of the beneficial owners (within the meaning of Rule 13d-3 and Rule 13d-5 of the Exchange Act) of 5% or more of the Company Common Shares such representation letters addressed to NIPSCO, Schiff Hardin & Waite and Baker & Daniels as such law firms shall require in connection with the delivery of their Tax Opinions pursuant to Sections 6.2.3 and 6.3.3, respectively.

  4.13 Indemnification. From and after the Effective Time, NIPSCO and the Company agree that the Surviving Corporation will indemnify and hold harmless each Eligible Person (as defined in the Company's Articles of Incorporation), determined as of the Effective Time, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or any of its subsidiaries would have been permitted under applicable law and the Articles of Incorporation of the Company or such subsidiary in effect on the date hereof to indemnify such person (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). The provisions of this Section 4.13 are intended to be for the benefit of, and shall be enforceable by, each such indemnified party, his heirs and his personal representatives and shall be binding on all successors and assigns of the Surviving Corporation.

  4.14 Shareholder Rights Plan. The Company shall take all action necessary to ensure that, so long as this Agreement shall not have been terminated pursuant to Article 7 hereof, (i) no Right Certificates under the Rights Agreement dated as of February 9, 1988 between the Company and Bank One, Indianapolis, N.A., as Rights Agent (the "Rights Agreement"), are issued or required to be issued to the shareholders of the Company prior to, or as of, the Effective Time and (ii) the preferred share purchase rights shall be redeemed and the Rights Agreement shall be terminated no later than immediately prior to the Effective Time.

  4.15 Change in Control Provisions. Prior to the Effective Time, the Company shall use its best efforts (i) to cause the Executive Employment Agreements dated as of December 31, 1993 between the Company and each of James T. Morris, Joseph R. Broyles, J. A. Rosenfeld, Kenneth N. Giffin and John M. Davis (the "Change in Control Agreements") to be terminated by mutual consent of the parties, (ii) to cause all Company Common Shares subject to restrictions under the Company's Restricted Stock Plan to be canceled, and (iii) to cause all obligations to provide benefits under the Company's nonqualified executive supplemental benefit plan to be canceled, in consideration of an aggregate cash payment of not more than $12,638,194. Notwithstanding anything in the Change in Control Agreements to the contrary, the determination of whether and when a Gross-Up Payment (as such term is defined in Section 9 of the Change in Control Agreements) is required to be made to any of the above-named individuals (an "Executive") and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made jointly by KPMG Peat Marwick and Arthur Andersen LLP (the "Accounting Firms"). Except as provided below, any determination by the Accounting Firms with respect to matters described in the previous sentence shall be binding on IWC, NIPSCO and the Executive. In the event the Accounting Firms cannot agree as to the amount and timing of the Gross-Up Payment to a particular Executive listed above, the Accounting Firms shall jointly select one of the other "Big 6" accounting firms (the "Substitute Accounting Firm") to determine whether and when a Gross-Up Payment is required to be made and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination. The determination by the Substitute Accounting Firm with respect to matters described in the previous sentence shall be binding on IWC, NIPSCO and the Executive. Nothwithstanding anything in the Agreements or this Section to the contrary, in the event the Accounting Firm or Substitute Accounting Firm determines that the aggregate Gross-Up Payments payable to the Executives exceeds $6,000,000, the liability of IWC or NIPSCO to make Gross-Up Payments shall be limited to $6,000,000.

  4.16 Representation on NIPSCO Board. NIPSCO shall use its best efforts to cause its Articles of Incorporation to be amended at the 1997 annual meeting of its shareholders to increase the authorized number of directors so as to permit the appointment immediately thereafter of one director of the Company to be mutually determined by NIPSCO and the Company to serve as a director of NIPSCO until the 1998 annual meeting of NIPSCO's shareholders or until his earlier death, resignation or removal in accordance with NIPSCO's Articles of Incorporation.

  4.17 Termination of Company Dividend Reinvestment Plan. The Company shall terminate its Dividend Reinvestment Plan as soon as reasonably practicable, but in any event before March 1, 1997.

  4.18 Federal Income Tax Treatment. The Company and NIPSCO shall use their reasonable best efforts to ensure that the Merger constitutes a reorganization within the meaning of Section 368(a)(1) of the Code and that shareholders of the Company will not be subject to federal income tax on the receipt of NIPSCO Common Shares in exchange for Company Common Shares pursuant to the Merger.

                                   ARTICLE 5

           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

  5.1 Conduct of Business by the Company. Except as contemplated by this Agreement or as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use best efforts to preserve intact their current business organizations, keep in full force and effect their Licenses, keep available the services of their current key officers, employees, agents and field representatives, and preserve the goodwill of regulators or those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior consent of NIPSCO:

  5.1.1 adopt or propose any change to its Articles of Incorporation or By-
Laws;

  5.1.2. (i) declare, set aside or pay any dividends on, or make any other distributions with respect to, any of the Company's outstanding capital stock (other than the regular quarterly cash dividends for the first two quarters of 1997 not in excess of $.36 per Company Common Share and $.36 per Company Preferred Share, with usual record and payment dates and in accordance with the Company's present dividend policy), (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company other than the Company Preferred Shares to be redeemed as contemplated by Section 1.9.10 above and the preferred share purchase rights to be redeemed as contemplated by Section 4.14 above;

  5.1.3. issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than upon the conversion of Company Preferred Shares outstanding on the date of this Agreement or the issuance of shares under the Company's dividend reinvestment plan or Thrift Plan;

  5.1.4. acquire any business or any corporation, partnership, joint venture, association or other business organization or division;

  5.1.5. take any action that, if taken prior to the date of this Agreement, would have been required to be disclosed in Section 2.6 of the Disclosure Schedule or that would otherwise cause any of the representations and warranties contained in Article 2 not to be true and correct in all material respects;

  5.1.6 sell, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets that are material to the Company and its subsidiaries taken as a whole, except in the ordinary course of business;

  5.1.7 (i) except for borrowings in the ordinary course of business under existing credit facilities, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guaranties of indebtedness owing to the Company or any direct or indirect wholly-owned subsidiary of the Company or (ii) make any loans or advances to any other person, other than to the Company, or to any direct or indirect wholly-owned subsidiary of the Company and other than routine advances in the ordinary course of business to employees;

  5.1.8 make any tax election or settle or compromise any income tax liability;

  5.1.9 pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

  5.1.10 except in the ordinary course of business, modify, amend or terminate, or waive, release or assign any material rights or claims under any material agreement, License or similar instrument to which the Company or any of its subsidiaries is a party; or

  5.1.11 authorize any of, or commit or agree to take any of the foregoing actions.

  5.2 Management of the Company and its Subsidiaries. The Company shall, from the date of this Agreement through the Effective Time, cause its management and that of its subsidiaries to consult on a regular basis and in good faith with the employees and representatives of NIPSCO concerning the management of the Company's and its subsidiaries' businesses.

  5.3 Conduct of Business by NIPSCO. Except as contemplated by this Agreement or as set forth in Section 5.3 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, NIPSCO shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use best efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, NIPSCO shall not and shall not permit any of its significant subsidiaries to, without the prior consent of the Company:

  5.3.1 adopt or propose any change to its Articles of Incorporation or By-Laws, except as otherwise contemplated by this Agreement;

  5.3.2 issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, in each case if any such action could reasonably be expected to (i) delay materially the date of mailing of the Proxy Statement/Prospectus or, (ii) if it were to occur after such date of mailing, require an amendment of the Proxy Statement/Prospectus;

  5.3.3 acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof, in each case if any such action could reasonably be expected to (i) delay materially the date of mailing of the Proxy Statement/Prospectus or, (ii) if it were to occur after such date of mailing, require an amendment of the Proxy Statement/Prospectus; or

  5.3.4 authorize any of, or commit or agree to take any of, the foregoing actions.

  5.4 Other Actions. The Company and NIPSCO shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions of the Merger set forth in
Article 6 not being satisfied.

                                   ARTICLE 6

                             CONDITIONS PRECEDENT

  6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

  6.1.1 Company Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by an affirmative vote of the holders of the requisite number of shares present, in person or by proxy, and entitled to vote on the Merger at the Special Meeting.

  6.1.2 Governmental and Regulatory Consents. The Company and NIPSCO shall have made all such filings, and obtained such permits, authorizations, consents, or approvals required by any Governmental Entity to consummate the transactions contemplated hereby; provided, however, that such consents or approvals shall impose no conditions that, in the reasonable opinion of the Company and NIPSCO, would be expected to have a Material Adverse Effect after giving effect to the consummation of the Merger.

  6.1.3 HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

  6.1.4 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall use its best efforts to have any such order or injunction vacated.

  6.1.5 NYSE Listing. The NIPSCO Common Shares issuable to the Company's shareholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

  6.1.6 Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

  6.1.7 Employment Agreements. NIPSCO shall have entered into three-year employment agreements with each of James T. Morris, J. A. Rosenfeld and Joseph
R. Broyles providing for (i) base salary at an annual rate equal to such person's base salary from the Company as of January 1, 1997 (provided that no base salary shall accrue or be payable with respect to any period prior to January 1, 1998), (ii) deferred compensation in an amount per year equal to the annual contribution NIPSCO would have made to its defined benefit pension plan with respect to such person for that year if such person had been a participant in such plan, (iii) a performance incentive bonus, (iv) an acquisition incentive bonus, and (v) participation in employee welfare benefit plans made available generally to employees of NIPSCO and its subsidiaries, in such form as shall be determined in the sole discretion of the Chief Executive Officer of NIPSCO.

  6.1.8 Share Purchase Rights. The preferred share purchase rights issued pursuant to the Rights Agreement shall have been redeemed.

  6.1.9 Change in Control Obligations. The Change in Control Agreements, the Company Common Shares subject to restrictions under the Company's Restricted Stock Plan and the Company's obligations under the ESB shall have been canceled in accordance with Section 4.15.

  6.2 Conditions to Obligations of NIPSCO and Acquisition. The obligations of NIPSCO and Acquisition to effect the Merger are further subject to the following conditions:

  6.2.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and (except to the extent specifically given as of an earlier date) on and as of the Closing Date as though made on the Closing Date, and the Company shall have delivered to NIPSCO a certificate dated as of the Closing Date signed by an executive officer to the effect set forth in this Section 6.2.1.

  6.2.2 Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have delivered to NIPSCO a certificate dated as of the Closing Date signed by an executive officer to the effect set forth in this Section 6.2.2.

  6.2.3 Tax Opinion. NIPSCO shall have received the opinion dated the Closing Date of Schiff Hardin & Waite, counsel to NIPSCO, to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a)(1) of the Code and no gain or loss will be recognized by NIPSCO or the Company as a consequence of the Merger. In rendering such opinion, Schiff Hardin & Waite shall be entitled to receive and may rely on representations contained in certificates of NIPSCO and the Company and representation letters of certain shareholders of the Company.

  6.2.4 Opinion of Counsel. NIPSCO shall have received the opinion dated the Closing Date of Baker & Daniels, counsel to the Company, in substantially the form attached as Exhibit C to this Agreement.

  6.2.5 Fairness Opinions. The opinion of Barr Devlin & Co. Incorporated dated December 19, 1996, that as of that date the terms of the merger are fair to the current shareholders of NIPSCO from a financial point of view, shall not have been modified or withdrawn.

  6.2.6 Consents and Approvals. The Company and its subsidiaries shall have received the consents set forth in Section 2.4 of the Disclosure Schedule.

  6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

  6.3.1 Representations and Warranties. The representations and warranties of NIPSCO and Acquisition contained in this Agreement shall be true and correct in all material respects on the date hereof and (except to the extent specifically given as of an earlier date) on and as of the Closing Date as though made on the Closing Date, and NIPSCO and Acquisition shall have delivered to the Company a certificate dated as of the Closing Date, signed by an executive officer of each of them and to the effect set forth in this
Section 6.3.1.

  6.3.2 Performance of Obligations of NIPSCO and Acquisition. Each of NIPSCO and Acquisition shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and NIPSCO and Acquisition shall have delivered to the Company a certificate dated as of the Closing Date, signed by an executive officer of each of them and to the effect set forth in this Section 6.3.2.

  6.3.3 Tax Opinion. The Company shall have received the opinion dated the Closing Date of Baker & Daniels, counsel to the Company, to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a)(1) of the Code and that shareholders of the Company will not be subject to Federal income tax on the receipt of NIPSCO Common Shares in exchange for Company Common Shares pursuant to the Merger. In rendering such opinion, Baker & Daniels shall be entitled to receive and may rely on representations in certificates of NIPSCO and the Company and representation letters of certain shareholders of the Company.

  6.3.4 Opinion of Counsel. The Company shall have received the opinion dated the Closing Date of Schiff Hardin & Waite, counsel to NIPSCO, in substantially the form attached as Exhibit D to the Agreement.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

  7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of the Company:

  7.1.1 by mutual written consent of NIPSCO and the Company;

  7.1.2 by either NIPSCO or the Company:

    (i) if, upon a vote at a duly held Special Meeting, this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of the Company;

    (ii) if the Merger shall not have been consummated on or before May 31, 1997, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

    (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

    (iv) if the Board of Directors of the Company shall have exercised its rights set forth in Section 4.9 of this Agreement; or

  7.1.3 by the Company upon a material breach of any representation or warranty of NIPSCO or if NIPSCO fails to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of NIPSCO shall be or become untrue in any material respect, in either case such that the conditions set forth in Sections 6.3.1 and 6.3.2 would be incapable of being satisfied by May 31, 1997, provided that a willful breach shall be deemed to cause such conditions to be incapable of being satisfied by such date; or

  7.1.4 by NIPSCO upon a material breach of any representation or warranty of the Company or if the Company fails to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of the Company shall be or become untrue in any material respect, in either case such that the conditions set forth in Sections 6.2.1 and 6.2.2 would be incapable of being satisfied by May 31, 1997, provided that a willful breach shall be deemed to cause such conditions to be incapable of being satisfied by such date.

  7.2 Effect of Termination.

  7.2.1 In the event of termination of this Agreement by either the Company or NIPSCO as provided in Section 7.1, except as provided below in Section 7.2.4, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of NIPSCO or the Company, other than the last sentence of Section 4.6 and Sections 7.2 and 10.2. Nothing contained in this Section shall relieve any party from any liability resulting from any material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

  7.2.2 In the event of termination of this Agreement by NIPSCO pursuant to
Section 7.1.4, the Company shall pay NIPSCO $10,000,000 in cash, as liquidated damages and not as a penalty, within 60 days of such termination, provided that NIPSCO shall not be in material breach of its obligations under this Agreement (the "Termination Payment"). The Termination Payment, if payable, shall be paid only once.

  7.2.3 In the event of termination of this Agreement by the Company pursuant to Section 7.1.3, NIPSCO shall pay the Company $10,000,000 in cash, as liquidated damages and not as a penalty, within 60 days of such termination, provided that (i) the Company shall not be in material breach of its obligations under this Agreement and (ii) NIPSCO shall not then be entitled to receive the Termination Payment.

  7.2.4 In the event of termination of this Agreement by either NIPSCO or the Company pursuant to Section 7.1.2(iv), the Company shall pay NIPSCO $1,000,000 in cash, as liquidated damages and not as a penalty, within 30 days of such termination, provided that NIPSCO shall not be in material breach of its obligations under this Agreement, and shall pay NIPSCO an additional $9,000,000 in cash, as additional liquidated damages and not as a penalty, upon the earlier of consummation of the transactions contemplated by an Acquisition Proposal or five months from the date of such termination; provided, however, the Company shall not be obligated to pay NIPSCO such additional $9,000,000 in liquidated damages, if the transactions contemplated by such Acquisition Proposal shall be abandoned or otherwise terminated during such five-month period and, within such five-month period, (i) this Agreement shall be reinstated by mutual agreement of NIPSCO and the Company or (ii) NIPSCO shall reject a firm written offer from the Company to reinstate this Agreement and consummate the transactions contemplated hereby.

  7.2.5 The payments provided in Sections 7.2.2, 7.2.3 and 7.2.4 shall be the parties' sole and exclusive remedies hereunder for the termination of this Agreement under the circumstances in which such payments are paid (regardless of any breach of this Agreement), and upon such delivery of such payment to NIPSCO or the Company, as the case may be, no person shall have any further claim or rights against the Company, NIPSCO or Acquisition under this Agreement.

  7.3 Amendment. Subject to the applicable provisions of the Indiana Code, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of the Merger by the shareholders of the Company, no amendment shall be made which reduces the Merger Consideration payable in the Merger or adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

  7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

  7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section 7.4 shall, in order to be effective, require in the case of NIPSCO or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                   ARTICLE 8

                            SURVIVAL OF PROVISIONS

  8.1 Survival. The representations and warranties respectively required to be made by the Company and NIPSCO and Acquisition in this Agreement, or in any certificate, respectively, delivered by the Company or NIPSCO and Acquisition pursuant to Section 6.2 or Section 6.3 hereof, will terminate upon the Closing and be of no further force or effect.

                                   ARTICLE 9

                                    NOTICES

  9.1 Notices. Any notice or communication given pursuant to this Agreement must be in writing and will be deemed to have been duly given if mailed (by registered or certified mail, postage prepaid, return receipt requested), transmitted by facsimile or delivered by courier, as follows:

  If to the Company, to:

    IWC Resources Corporation
    1220 Waterway Boulevard
    P.O. Box 1220
    Indianapolis, Indiana 46206
    Attention: J.A. Rosenfeld
    Telephone: (317) 639-1501
    Telecopy: (317) 263-6448

  with a copy to:

    Baker & Daniels
    300 North Meridian Street
    Indianapolis, Indiana 46204
    Attention: Fred E. Schlegel
    Telephone: (317) 237-0300
    Telecopy: (317) 237-1000

  If to NIPSCO, to:

    NIPSCO Industries, Inc.
    5265 Hohman Avenue
    Hammond, Indiana 46320
    Attention: Stephen P. Adik
    Telephone: (219) 647-6012
    Telecopy: (219) 647-6060

  with copies to:

    Schiff Hardin & Waite
    7200 Sears Tower
    Chicago, Illinois 60606-6473
    Attention: Peter V. Fazio, Jr.
    Telephone: (312) 258-5634
    Telecopy: (312) 258-5600

All notices and other communications required or permitted under this agreement that are addressed as provided in this Section 9.1 will, whether sent by mail, facsimile or courier, be deemed given upon the first Business Day after actual delivery to the party to whom such notice or other communication is sent (as evidenced by the return receipt or shipping invoice signed by a representative of such party or by facsimile confirmation). Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof. For purposes of this
Section 9.1, "Business Day" shall mean a day other than Saturday, Sunday or any day on which the principal commercial banks located in Indianapolis, Indiana are authorized or obligated to close under the laws of Indiana.

                                  ARTICLE 10

                                 MISCELLANEOUS

  10.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes, except as set forth in Section 4.6 with respect to the Confidentiality Agreement, all prior communications, agreements, understandings, representations and warranties, whether oral or written, between the parties hereto. There are no oral or written agreements, understandings, representations or warranties between the parties hereto with respect to the subject hereof other than those set forth in this Agreement.

  10.2 Expenses. The Company, NIPSCO and Acquisition each will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, except that (i) the filing fee in respect of the notification and report under the HSR Act and (ii) the expenses incurred in connection with the printing, mailing and distribution of the Proxy Statement/Prospectus and the preparation and filing of the Form S-4 shall be borne equally by the Company and NIPSCO.

  10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

  10.4 No Third Party Beneficiary. Except as otherwise specifically provided in Section 4.13, this Agreement is not intended and may not be construed to create any rights in any parties other than the Company, NIPSCO and Acquisition and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

  10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana (without regard to the principles of conflicts of law) applicable to a contract executed and to be performed in such State.

  10.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, such consent not to be unreasonably withheld, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  10.7 Headings, Gender, etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (i) words of any gender are deemed to include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) all references to "dollars" or "$" refer to currency of the United States of America; (vi) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, trust or other entity, enterprise, authority or business organization; and (vii) the term "or" is disjunctive but not necessarily exclusive.

  10.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the Company or NIPSCO and Acquisition under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

  In Witness Whereof, this Agreement has been duly executed and delivered by the duly authorized officers of the Company, NIPSCO and Acquisition effective as of the date first written above.

                                          NIPSCO Industries, Inc.

                                            /s/ Gary L. Neale
                                          By: _________________________________
                                                Gary L. Neale,
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                                          Speedway Acquisition Corp.

                                            /s/ Gary L. Neale
                                          By: _________________________________
                                                Gary L. Neale,
                                                President

                                          IWC Resources Corporation

                                            /s/ James T. Morris
                                          By: _________________________________
                                                James T. Morris,
                                                Chairman of the Board,
                                                Chief Executive Officer
                                                and President

                                                                        ANNEX B

PERSONAL AND CONFIDENTIAL

                                                              February 19, 1997

Board of Directors
IWC Resources Corporation
1220 Waterway Boulevard
Indianapolis, IN 46202

Gentlemen and Madame:

  You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, no par value (the "Shares"), of IWC Resources Corporation (the "Company") of the Stock Consideration and the Cash Consideration (as defined below) to be received in exchange for Shares pursuant to the Agreement and Plan of Merger dated as of December 19, 1996 among NIPSCO Industries, Inc. ("NIPSCO"), Speedway Acquisition Corp., a wholly-owned subsidiary of NIPSCO, and the Company (the "Agreement").

  Pursuant to the Agreement, the Company will be merged with Speedway Acquisition Corp. and each outstanding Share will be converted into that number of shares (or fraction thereof) of Common Stock, no par value, of NIPSCO (the "NIPSCO Shares") based upon the average closing price of the NIPSCO Shares on the New York Stock Exchange Composite Transactions Reporting System as more fully set forth in the Agreement (the "Stock Consideration"). Holders of Shares may elect, with respect to all or a portion of their Shares, to convert such Shares into the right to receive $32.00 per Share in cash (the "Cash Consideration"), subject to certain procedures and limitations contained in the Agreement, as to which procedures and limitations we are expressing no opinion.

  Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time. We have also provided certain investment banking services to NIPSCO from time to time, and we may provide investment banking services to NIPSCO from time to time in the future. Goldman, Sachs & Co. is a full service securities firm and in the course of its trading activities it may from time to time effect transactions and hold positions in the securities of the Company and NIPSCO.

  In connection with this opinion, we have reviewed, among other things, the Agreement; the Proxy Statement/Prospectus relating to the Special Meeting of Shareholders of the Company to be held in connection with the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and NIPSCO for the five years ended December 31, 1995; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and NIPSCO; certain other communications from the Company and NIPSCO to their respective stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior managements of the Company and NIPSCO regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the NIPSCO Shares, compared certain financial and stock market information for the Company and NIPSCO with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the utility industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

  We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or NIPSCO or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We were not provided any internal financial analyses or forecasts for NIPSCO. We were not requested to solicit, and did not solicit, interest from other parties in a potential transaction involving the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement.

  Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Stock Consideration and the Cash Consideration to be received by the holders of Shares are each fair to the holders of Shares receiving either such Consideration.

                                          Very truly yours,

                                               /s/ Goldman, Sachs & Co.
                                          -------------------------------------
                                                 (Goldman, Sachs & Co.)

                                                                        ANNEX C

                                                              December 19, 1996

The Board of Directors
NIPSCO Industries, Inc.
5265 Hohman Avenue
Hammond, Indiana 46320-1775

Dear Members of the Board:

  We understand that NIPSCO Industries, Inc., an Indiana corporation ("NIPSCO") and IWC Resources Corporation, an Indiana corporation ("IWC"), have determined to enter into a strategic business combination. The terms and conditions of the business combination are set forth in the Agreement and Plan of Merger dated as of December 19, 1996 (the "Merger Agreement") among NIPSCO, IWC, and Speedway Acquisition Corp., a wholly owned subsidiary of NIPSCO and an Indiana corporation ("Acquisition"). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Merger Agreement. The Merger Agreement provides for, among other things, the merger of IWC with and into Acquisition (the "Merger") whereby the surviving corporation will be re-named IWC and will be a wholly owned subsidiary of NIPSCO. Pursuant to the Merger Agreement, each common share, no par value, of IWC (the "IWC Common Shares") issued and outstanding immediately prior to the Effective Time shall be converted into (i) the right to receive $32 in cash, without interest (the "Cash Price"), or (ii) the fraction of a validly issued, fully paid and non-assessable common share, without par value, of NIPSCO ("NIPSCO Common Shares") determined by dividing the Cash Price by the NIPSCO Share Price (as defined below) (the "Exchange Ratio") or (iii) the right to receive a combination of cash and NIPSCO Common Shares determined as set forth in the Merger Agreement. The "NIPSCO Share Price" shall be equal to the average of the closing prices of NIPSCO Common Shares on the New York Stock Exchange Composite Transactions Reporting System for the 20 trading days immediately preceding the second trading day prior to the Effective Time. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

  We have been requested by NIPSCO to render our opinion with respect to the fairness, from a financial point of view, to the holders of NIPSCO Common Shares of the Merger Consideration to be offered in connection with the Merger.

  In arriving at our opinion, we have, among other things:

    (1) Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1995 and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996 for IWC;

    (2) Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1995 and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996 for NIPSCO and Northern Indiana Public Service Company;

    (3) Reviewed certain other filings with the Securities and Exchange Commission and other regulatory authorities made by IWC, NIPSCO and Northern Indiana Public Service Company during the last three years;

    (4) Reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of IWC and NIPSCO furnished to us by IWC and NIPSCO;

    (5) Conducted discussions with members of senior management of NIPSCO and IWC concerning their respective businesses, regulatory environments, prospects, strategic objectives and possible operating and administrative synergies which might be realized for the benefit of NIPSCO following the Merger;

    (6) Reviewed the historical market prices and trading activity for shares of IWC with those of certain publicly traded companies which we deemed to be relevant;

    (7) Compared the results of operations of IWC with those of certain companies which we deemed to be relevant;

    (8) Compared the proposed financial terms of the Merger with the financial terms of certain business combinations which we deemed to be relevant;

    (9) Analyzed the valuation of shares of IWC Common Stock using various valuation methodologies which we deemed to be appropriate;

    (10) Considered the pro forma effect of the Merger on NIPSCO's capitalization, earnings and cash flow;

    (11) Compared the pro forma effect of the Merger on NIPSCO's earnings per share with corresponding current and projected values on a stand-alone basis;

    (12) Reviewed the Merger Agreement; and

    (13) Reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and taken into account such other matters as we deemed necessary or appropriate for purposes of this opinion.

  In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to us by NIPSCO and IWC and have further relied upon the assurances of management of NIPSCO and IWC that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of NIPSCO and IWC (including, without limitation, projected cost savings and operating synergies), we have relied upon the assurances of management of NIPSCO and IWC that such projections have been reasonably prepared and reflect the best currently available estimates and judgments of the management of NIPSCO and IWC as to the future financial performance of NIPSCO and IWC, as the case may be, and as to the outcomes projected of legal, regulatory and other contingencies. In arriving at our opinion, we have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of NIPSCO or IWC, nor have we made any physical inspection of the properties or assets of NIPSCO or IWC. We have assumed that the Merger will be a reorganization as described in Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and that no gain or loss will be recognized by NIPSCO or IWC as a consequence of the Merger. We have also assumed that for financial accounting purposes, NIPSCO will use purchase accounting to account for the Merger. Our opinion herein is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

  We have acted as financial advisor to NIPSCO in connection with the Merger and will receive certain fees for our services. In addition, we have in the past rendered certain investment banking and financial advisory services to NIPSCO for which we received customary compensation.

  Our advisory services and the opinion expressed herein are provided solely for the use of NIPSCO's Board of Directors in evaluating the Merger and are not provided on behalf of, or intended to confer rights or remedies upon, any stockholder of NIPSCO or any person other than NIPSCO's Board of Directors. Our opinion may not be published or otherwise used or referred to without our prior written consent.

  Based upon and subject to the foregoing, our experience as investment bankers and other factors we deem relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be offered in connection with the Merger is fair, from a financial point of view, to the holders of NIPSCO Common Shares.

                                          Very truly yours,

                                          Barr Devlin & Co. Incorporated

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The By-Laws of the registrant provide for indemnification by the registrant of each of its directors and officers to the fullest extent permitted by law for liability of such director or officer arising by reason of his or her status as a director or officer of the registrant or its subsidiaries. Under the registrant's By-Laws as well as the Indiana Business Corporation Law (the "Indiana BCL"), the registrant is required to indemnify its directors and officers against expenses, judgments, decrees, fines, penalties and settlements actually and reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of his or her connection with the registrant, provided that such person acted in good faith and in a manner he or she reasonably believed to be in the best interest of the registrant, or, with respect to a criminal proceeding, has no reasonable cause to believe that his or her conduct was unlawful.

  The By-Laws of the registrant provide that, except where a director or officer is substantially and finally successful on the merits, the registrant may not indemnify a director or officer (unless ordered by a court) until after a determination has been made that indemnification of the director or officer is permissible because he or she met the applicable standards of conduct. The registrant also may not advance expenses prior to the disposition of an action, suit or proceeding until: (a) the director or officer provides the registrant with a written affirmation of his or her good faith belief that he or she has met the applicable standards of conduct and an undertaking to repay the advance if it is ultimately determined that he or she did not meet the applicable standards of conduct, and (b) a determination has been made, that, based on the facts then known to those making the determination, the director or officer met the applicable standards of conduct. The determination that a director or officer has met the applicable standards of conduct may be made by a majority vote of a quorum consisting of disinterested directors, a majority vote of a committee designated by the board of directors consisting of two or more disinterested directors (only if a quorum of the board cannot be obtained), special legal counsel or a majority vote of disinterested shareholders.

  As authorized under the registrant's By-Laws and the Indiana BCL, the registrant and its subsidiaries have insurance which insures directors and officers for acts committed as such directors or officers which are determined not to be indemnifiable under the registrant's indemnity provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement at page II-4.

  (b) No Financial Statement Schedules are required to be filed herewith.

  (c) Not applicable.

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF MERRILLVILLE AND STATE OF INDIANA, ON FEBRUARY 18, 1997.

                                          Nipsco Industries, Inc.
                                           (Registrant)

                                                   /s/ Gary L. Neale
                                          By __________________________________
                                                       Gary L. Neale
                                                  Chairman and President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Gary L. Neale            Chairman, President,          February 18, 1997
____________________________________   Director
           Gary L. Neale               and Principal Executive
                                       Officer

       /s/ Stephen P. Adik           Executive Vice President and  February 18, 1997
____________________________________   Principal Financial
          Stephen P. Adik              Officer

      /s/ Jerry M. Springer          Controller and Principal      February 18, 1997
____________________________________   Accounting Officer
         Jerry M. Springer

         Steven C. Beering*          Director                      February 18, 1997
____________________________________
         Steven C. Beering

          Arthur J. Decio*           Director                      February 18, 1997
____________________________________
          Arthur J. Decio

        Ernestine M. Raclin*         Director                      February 18, 1997
____________________________________
        Ernestine M. Raclin

          Denis E. Ribordy*          Director                      February 18, 1997
____________________________________
          Denis E. Ribordy

           Ian M. Rolland*           Director                      February 18, 1997
____________________________________
           Ian M. Rolland

         Edmund M. Schroer*          Director                      February 18, 1997
____________________________________
         Edmund M. Schroer

          John W. Thompson*          Director                      February 18, 1997
____________________________________
          John W. Thompson

          Robert J. Welsh*           Director                      February 18, 1997
____________________________________
          Robert J. Welsh

    /s/ Arthur A. Paquin
*By____________________________
        Arthur A. Paquin
        Attorney in Fact

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER
 -------
  2      Agreement of Plan of Merger, dated as of December 19, 1996 by and among NIPSCO Industries, Inc., Speedway Acquisition Corp., and IWC
         Resources Corporation (incorporated by reference to Annex A to the
         Proxy Statement/Prospectus contained in this Registration Statement).
  3.1    Articles of Incorporation of NIPSCO Industries, Inc., as amended
         (incorporated by reference to Exhibit 1 to NIPSCO Industries, Inc.
         Current Report on Form 8-K dated March 25, 1992, File No. 1-9779).
  3.2    By-Laws of NIPSCO Industries, Inc., as amended as of May 25, 1993
         (incorporated by reference to Exhibit 3(ii) to NIPSCO Industries, Inc.
         Current Report on Form 8-K dated July 13, 1993).
  4      Rights Agreement between NIPSCO Industries, Inc. and Harris Trust and
         Savings Bank dated February 27, 1990 (incorporated by reference to
         Exhibit 4.1 to NIPSCO Industries, Inc. Current Report on Form 8-K
         dated March 7, 1990).
  5      Opinion of Schiff Hardin & Waite, counsel to NIPSCO Industries, Inc.
  8.1    Form of tax opinion of Baker & Daniels.
  8.2    Form of tax opinion of Schiff Hardin & Waite.
  23.1   Consent of Arthur Andersen LLP.
  23.2   Consent of KMPG Peat Marwick LLP.
  23.3   Consent of Schiff Hardin & Waite (contained in their Opinion filed as
         Exhibit 5).
  23.4   Consent of Baker & Daniels.
  23.5   Consent of Goldman, Sachs & Co.
  23.6   Consent of Barr Devlin & Co. Incorporated.
  24     Powers of Attorney.
  99.1   Form of Proxy to be used in connection with the special meeting of
         Shareholders of IWC Resources Corporation.
  99.2   Form of Election to be used by holders of Common Shares of IWC
         Resources Corporation.
  99.3   Consent of person about to become a director (James T. Morris).